UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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Time Warner Inc.
(Name of Registrant as Specified In Its Charter)
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April   , 2011

Dear Fellow Stockholder:

You’re cordially invited to attend Time Warner Inc.’s 2011 Annual Meeting of Stockholders. The meeting will be held on Friday, May 20, 2011, at 10:00 a.m. (local time) at the Omni Hotel at CNN Center in Atlanta, Georgia. A map with directions to the meeting is provided on the last page of this Proxy Statement. If you are unable to attend the meeting in person, please listen to the webcast live on the Internet at www.timewarner.com/annualmeetingmaterials.

Details about the business to be conducted at the Annual Meeting and other information can be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. As a stockholder, you will be asked to vote on a number of proposals.

Whether or not you plan to attend the Annual Meeting of Stockholders in person, your vote is important. After reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please submit your proxy or voting instructions promptly.

We look forward to seeing those of you who are able to attend the Annual Meeting in person.

Sincerely,

Jeffrey L. Bewkes
Chairman of the Board
and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
BY INTERNET, TELEPHONE OR MAIL.

Time Warner Inc.
One Time Warner Center
New York, NY 10019-8016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting (the “Annual Meeting”) of Stockholders of Time Warner Inc. (the “Company”) will be held on Friday, May 20, 2011, at 10:00 a.m. (local time). The meeting will take place at:

Omni Hotel at CNN Center
Grand Ballroom, M4 Level, North Tower
100 CNN Center
Atlanta, GA 30303

(see directions and parking instructions on back cover)

The purposes of the meeting are:

1.	To elect 13 directors for a term of one year and until their successors are duly elected and qualified;

2.	To ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

5.	To approve an amendment to the Company’s Restated Certificate of Incorporation to remove absolute majority vote provisions;

6.	To consider and vote on the stockholder proposal described in the attached Proxy Statement, if properly presented at the Annual Meeting; and

7.	To transact such other business as may properly come before the Annual Meeting.

The close of business on March 25, 2011, is the record date for determining stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of the Company’s common stock as of the record date are entitled to vote on the proposals described in this Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

You can vote your shares using one of the following methods:

•	If you received a Notice of Internet Availability of Proxy Materials, submit your proxy or voting instructions via the Internet using the instructions included in the Notice of Internet Availability of Proxy Materials;

•	If you received a paper copy of the proxy materials, follow the instructions on the proxy card or voting instruction form and submit your proxy or voting instructions (i) via the Internet, (ii) by telephone or (iii) by completing and signing the written proxy card or voting instruction form and returning it in the pre-addressed reply envelope included with the printed proxy materials; or

•	Attend and vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please promptly submit your proxy or voting instructions by Internet, telephone or mail by following the instructions found on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Any holder of record who is present at the Annual Meeting may vote in person instead of by proxy, thereby canceling any previous proxy. Please note that if your shares are held through a bank or brokerage account, you will need to contact your bank or broker to obtain a written legal proxy from the record holder of your shares to vote in person at the Annual Meeting.

If you are planning to attend the Annual Meeting in person, because of security procedures, you should register in advance to be admitted to the Annual Meeting. You can register in advance by calling (855) 896-3388 by Wednesday, May 18, 2011. In addition to registering in advance, you will be required to present government-issued photo identification (e.g., driver’s license or passport) to be admitted to the Annual Meeting. Inspection of packages and bags, among other measures, may be employed to enhance the security of those attending the Annual Meeting. These procedures may require additional time, so please plan accordingly. To avoid disruption, admission may be limited once the Annual Meeting begins.

Time Warner Inc.

Paul F. Washington
Corporate Secretary

April   , 2011

TIME WARNER INC.

One Time Warner Center
New York, NY 10019-8016

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Time Warner Inc., a Delaware corporation (“Time Warner” or the “Company”), for use at the Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held on Friday, May 20, 2011, at the Omni Hotel at CNN Center in Atlanta, Georgia, commencing at 10:00 a.m., local time, and at any adjournment or postponement, for the purpose of considering and acting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. Stockholders attending the Annual Meeting in person should follow the directions provided on the last page of this Proxy Statement.

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide the majority of its stockholders with access to its proxy materials over the Internet rather than providing them in paper form. Accordingly, the Company will send a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials via the Internet to most of its stockholders of record as of the close of business on March 25, 2011. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request it by following the instructions in the notice for requesting printed materials. On or about April   , 2011, the Company will begin mailing the Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at the Annual Meeting, as well as printed copies of the Proxy Statement and accompanying form of proxy to some stockholders.

A copy of the Company’s 2010 Annual Report to Stockholders has been sent simultaneously with this Proxy Statement or has been made available to all stockholders entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Friday, May 20, 2011:

This Proxy Statement and the Company’s 2010 Annual Report to Stockholders are available electronically at www.timewarner.com/annualmeetingmaterials.

Submitting Your Proxy

Time Warner stockholders should submit their proxy or voting instructions as soon as possible.

If you received a Notice of Internet Availability of Proxy Materials: Please submit your proxy or voting instructions via the Internet using the instructions included in the Notice of Internet Availability of Proxy Materials.

If you received a paper copy of the proxy materials: If you are submitting your proxy by mail, please complete, sign and return the proxy card. To assure that your proxy is received in time to be voted at the Annual Meeting, the proxy card must be completed in accordance with the instructions on it and received prior to the Annual Meeting. If you are submitting your proxy by telephone, follow the “Vote by telephone” instructions on the Electronic Voting Instructions section of the proxy card delivered with the proxy materials. If you are submitting your proxy by Internet, follow the “Vote by Internet” instructions on the Electronic Voting Instructions section of the proxy card delivered with the proxy materials. Whichever method you select, to assure that your proxy is counted, you must submit it prior to 1:00 a.m., Central Time, on May 20, 2011. If your Time Warner common stock, par value $0.01 per share (“Common Stock”), is held in “street name,” you should submit your voting instructions in accordance with the instructions on the voting instruction form provided by the bank, brokerage firm or other nominee that holds Common Stock on your behalf.

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL MEETING

What proposals are being presented at the Annual Meeting?

Time Warner intends to present the following proposals at the Annual Meeting:

•	To elect 13 directors for a term of one year and until their successors are duly elected and qualified.

•	To ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for 2011.

•	To hold an advisory vote on executive compensation.

•	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation.

•	To approve an amendment to the Company’s Restated Certificate of Incorporation to remove absolute majority vote provisions.

•	To consider a stockholder proposal on shareholder action by written consent, if the proposal is properly presented at the Annual Meeting.

•	To transact such other business as may properly come before the Annual Meeting.

Other than matters set forth in this Proxy Statement, Time Warner does not know of any business or proposals to be considered at the Annual Meeting.

How does the Board of Directors recommend stockholders vote?

The Board of Directors recommends stockholders vote FOR the election of the nominees for election as directors; FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 2011; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR the approval, on an advisory basis, of a vote on executive compensation every “3 YEARS”; FOR an amendment to the Company’s Restated Certificate of Incorporation to remove absolute majority vote provisions; and AGAINST the stockholder proposal described in this Proxy Statement. When voting via the Internet or by telephone, you may indicate that you wish to vote as recommended by the Board.

Who is entitled to vote?

Only holders of record of Common Stock at the close of business on March 25, 2011, the record date, are entitled to vote at the Annual Meeting.

How many votes do I have?

Every holder of Common Stock on the record date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. On March 25, 2011, there were          shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

For admission to the Annual Meeting, stockholders should register in advance by calling (855) 896-3388. In addition, stockholders will be required to present government-issued photo identification (e.g., driver’s license or passport) to be admitted to the Annual Meeting. The Annual Meeting will begin at 10:00 a.m. (local time) on Friday, May 20, 2011.

How do I vote?

If you are a holder of Common Stock on the record date, you can vote in the following ways:

•	If you received a Notice of Internet Availability of Proxy Materials:

By Internet: by submitting your proxy (if you are a registered holder) or voting instruction form (if you hold your shares through a bank, brokerage firm or other nominee) by following the instructions included in the Notice of Internet Availability of Proxy Materials.

•	If you are a registered holder and received a paper copy of the proxy materials:

By Internet: by submitting your proxy by following the “Vote by Internet” instructions on the Electronic Voting Instructions section of the proxy card at any time until 1:00 a.m., Central Time, on May 20, 2011.

By Telephone: by submitting your proxy by following the “Vote by telephone” instructions on the Electronic Voting Instructions section of the proxy card at any time until 1:00 a.m., Central Time, on May 20, 2011.

By Mail: by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•	If you hold your shares through a bank, brokerage firm or other nominee and received a paper copy of the proxy materials, you should submit your voting instructions in accordance with the instructions on the voting instruction form provided by the nominee who holds the shares on your behalf.

•	If you are planning to attend the Annual Meeting and wish to vote your shares in person, you will be given a ballot at the meeting. If your shares are held through a bank, brokerage firm or other nominee, you must obtain a legal proxy from the record holder of your shares to vote at the Annual Meeting.

Even if you plan to be present at the Annual Meeting, you are encouraged to vote your shares of Common Stock by submitting your proxy or voting instructions.

What does it mean to vote by proxy?

By submitting your proxy, you authorize the persons named in the proxy (Paul T. Cappuccio, John K. Martin, Jr. and Karen Magee) to vote your shares at the Annual Meeting in accordance with your instructions. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. The Board does not currently know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent you would be entitled to vote. They may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting. In accordance with the Company’s By-laws, the Annual Meeting may be adjourned, including by the Chairman, to permit the solicitation of additional proxies. You may not appoint more than three persons to act as your proxy at the Annual Meeting.

May I change or revoke my proxy after I submit my proxy or voting instructions?

Yes, you may change your proxy at any time before it is exercised by either:

•	Filing with the Corporate Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed new proxy, in either case dated later than the prior proxy relating to the same shares; or

•	Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy).

The written notice of revocation or subsequent proxy should be delivered to Time Warner Inc., One Time Warner Center, New York, NY 10019-8016, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker or other nominee, you must contact your broker or nominee to revoke any prior voting instructions.

What if I submit my proxy card or voting instruction form but do not indicate how I am voting?

•	If you sign and return your proxy card or voting instruction form without indicating your instructions for voting, your Common Stock will be voted FOR each of the Company proposals described as Proposals 1, 2, 3 and 5 in the Proxy Statement, for the approval of an advisory vote on executive compensation every “3 YEARS,” and AGAINST the stockholder proposal described as Proposal 6 in the Proxy Statement.

•	If you hold an interest in the Time Warner Inc. Stock Fund under the Time Warner Savings Plan and you sign and return your voting instruction card without indicating your instructions for voting, Fidelity Management Trust Company, as Trustee, will vote your proportionate interest in the Common Stock held in the Time Warner Inc. Stock Fund FOR each of the Company proposals described as Proposals 1, 2, 3 and 5 in the Proxy Statement, for the approval of an advisory vote on executive compensation every “3 YEARS,” and AGAINST the stockholder proposal described as Proposal 6 in the Proxy Statement. If you do not provide any voting instructions via the Internet or by telephone and do not return a signed voting instruction card, your interest will be voted in the same proportion as other participants’ interests in the Time Warner Savings Plan for which Fidelity has received voting instructions. If you hold interests attributable to accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan and the WCI Employee Stock Ownership Plan, your interests attributable to such accounts will not be voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting constitutes a quorum and is necessary for the conduct of business at the Annual Meeting.

What vote is required to approve the proposals?

Broker
Discretionary
Proposal	Vote Required	Voting Permissible

PROPOSAL 1: Election of Directors	The affirmative vote of a majority of the votes duly cast by the holders of Common Stock with respect to each nominee is required for the election of that nominee as a director.	No

PROPOSAL 2: Ratification of Appointment of Independent Auditors	The affirmative vote of a majority of the votes duly cast by the holders of Common Stock.	Yes

PROPOSAL 3: Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes duly cast by the holders of Common Stock.	No

PROPOSAL 4: Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation	The affirmative vote of a majority of the votes duly cast by the holders of Common Stock.	No

PROPOSAL 5: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Remove Absolute Majority Vote Provisions	The affirmative vote of a majority of the outstanding shares of Common Stock.	No

PROPOSAL 6: Shareholder Action by Written Consent	The affirmative vote of a majority of the votes duly cast by the holders of Common Stock.	No

With respect to Proposals 1, 2, 3, 5 and 6, you may vote FOR, AGAINST or ABSTAIN. With respect to Proposal 4, you may vote for every 3 YEARS, 2 YEARS, 1 YEAR or ABSTAIN.

How are abstentions and broker “non-votes” counted?

If you are a beneficial owner of shares held in street name and do not provide the bank or broker that holds your shares with specific voting instructions, then under New York Stock Exchange rules, the bank or broker will have discretion to vote your shares on Proposal 2, but not with respect to the other Proposals, in which case your shares will be counted as a “broker non-vote” on those proposals.

Abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors or other issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. Abstentions and broker “non-votes” will, however, have the effect of a vote “against” any proposals requiring the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote, such as Proposal 5. Broker “non-votes” and shares with respect to which a stockholder abstains are included in determining whether a quorum is present at the Annual Meeting.

How can I find the voting results?

The Company will disclose the final results of the voting in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?

It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please submit proxies or voting instructions for all of your Common Stock.

I share the same address with another Time Warner stockholder. Why has our household received only one Notice of Internet Availability of Proxy Materials or set of proxy materials?

The SEC’s rules permit the Company to deliver a single Notice of Internet Availability of Proxy Materials or a single set of proxy materials to one address shared by two or more of the Company’s stockholders. This practice is intended to reduce the Company’s printing and postage costs. The Company has delivered only one Notice of Internet Availability of Proxy Materials or one set of proxy materials to stockholders who hold their shares through a bank, broker or other holder of record and share a single address, unless the Company received contrary instructions from any stockholder at that address.

If you have received only one copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials and wish to receive a separate copy for each stockholder in your household or if you have received multiple notices or sets of proxy materials and wish to receive only one, please notify your bank, broker or other holder of record, or Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Who will bear the cost of solicitation?

Time Warner will bear all expenses of the solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the proxy materials. In addition to solicitation by the use of the mail, directors, officers and employees of Time Warner may solicit proxies and voting instructions by telephone or other means of communication. Such directors, officers and employees will not be paid additional compensation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Time Warner has retained D.F. King & Co., Inc. at an estimated cost of $24,500, plus reimbursement of expenses, to assist in its solicitation of proxies. Time Warner has also agreed to pay the reasonable expenses of banks, brokerage firms and other nominees for mailing the Notices of Internet Availability of Proxy Materials and proxy materials to beneficial owners of shares held of record by such banks, brokerage firms and other nominees.

COMPANY PROPOSALS

PROPOSAL 1: Election of Directors

Director Nominees for 2011 Annual Meeting

Upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”), the Board nominated for election at the Annual Meeting the slate of 13 nominees listed below. The section “Directors of the Company” on pages 29 to 41 of this Proxy Statement contains information regarding the backgrounds of the nominees, including the key skills and professional qualifications that the Board considered in concluding that the nominees are qualified to serve on the Company’s Board.

Directors are elected by a majority of the votes cast unless the election is contested, in which case directors are elected by a plurality of the votes cast. If an incumbent director nominee in an uncontested election receives more “against” votes than “for” votes, the director must submit an offer to resign from the Board. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer.

Each of the nominees currently serves as a director of the Company and, other than Mr. Wachter (who was elected by the Board of Directors in October 2010 in accordance with the Company’s By-laws), was elected by the stockholders at the Company’s 2010 Annual Meeting of Stockholders. The nominees for director at the 2011 Annual Meeting will be elected to serve for a one-year term until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or retirement. If any director nominee is unable or unwilling to serve as a director at the time of the annual meeting of stockholders, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a nominee or as a director if elected.

The persons named in the proxy intend to vote such proxy for the election of each of the 13 nominees named below, unless the stockholder indicates on the proxy that the vote should be “against” any or all of the nominees.

The Board of Directors recommends a vote FOR the election of the 13 director nominees listed below.

James L. Barksdale
William P. Barr
Jeffrey L. Bewkes
Stephen F. Bollenbach
Frank J. Caufield
Robert C. Clark
Mathias Döpfner
Jessica P. Einhorn
Fred Hassan
Michael A. Miles
Kenneth J. Novack
Paul D. Wachter
Deborah C. Wright

Vote Required for Approval

A majority of the votes duly cast by the holders of Common Stock with respect to each director is required for the election of that director.

PROPOSAL 2: Ratification of Appointment of Independent Auditors

The Audit and Finance Committee of the Board of Directors (the “Audit Committee”) has appointed Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for 2011, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to ratify the appointment of Ernst & Young LLP. However, stockholder approval is not required for the appointment of Ernst & Young LLP because the Audit Committee is responsible for selecting the Company’s independent auditors. No determination has been made as to what action the Audit Committee or the Board of Directors would take if stockholders do not ratify the appointment.

PROPOSAL 3: Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the related rules of the SEC, the Company is providing stockholders an advisory vote on executive compensation.

The Company’s executive compensation program is designed to advance the philosophy of the Compensation and Human Development Committee of the Board of Directors (the “Compensation Committee”) of motivating and retaining executives, holding the executives accountable for business and individual performance, and aligning the executives’ interests with those of the Company’s stockholders. To align executive pay with both the Company’s financial performance and the creation of long-term stockholder value, a significant portion of the compensation paid to the named executive officers is linked to performance-based short-term incentives (e.g., annual bonus) and long-term incentives (e.g., equity awards with multi-year vesting schedules or performance periods). The Compensation Committee continually reviews the compensation program to assess whether it achieves the desired goals.

The Compensation Committee and the Board of Directors believe that the Company’s 2010 executive compensation programs align well with the Compensation Committee’s philosophy and are linked to the Company’s performance. Stockholders are encouraged to read the “Compensation Discussion and Analysis” on pages 55 to 81 for information about the Company’s executive compensation programs and how they reflect the Compensation Committee’s philosophy and are linked to the Company’s performance.

The Company will ask its stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narratives.”

The Board of Directors recommends a vote FOR the approval of the resolution.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to adopt this proposal. However, the vote on executive compensation is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee may take into account the outcome of the vote when making future executive compensation decisions.

PROPOSAL 4: Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

In addition to the advisory vote on executive compensation in Proposal 3 above, in accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to vote, on an advisory basis, on whether future executive compensation advisory votes should be held every year, every two years, or every three years.

After careful consideration, the Board of Directors is recommending a vote in favor of holding an advisory vote on executive compensation every three years. In reaching this recommendation, the Board has considered the relevant legislative and regulatory requirements, the Company’s compensation programs and governance policies, the results of prior votes by the Company’s stockholders regarding proposals to hold advisory votes on executive compensation, the views expressed by the Company’s stockholders in discussions over recent months, and evolving industry practices.

The Board notes that the Company’s stockholders have expressed a range of views on the appropriate frequency of holding an advisory vote on executive compensation, and that in recent consultations the Company’s stockholders have expressed support for either a triennial or annual vote in approximately equal numbers. The Board has determined that, on balance, holding a vote every three years, with the flexibility to hold a vote more frequently if appropriate, is the best approach for Time Warner for the following reasons:

•	A periodic vote is consistent with the Company’s practice in making changes to its executive compensation program. Typically, the Company has not made significant changes to its executive compensation program on an annual basis, but has done so less frequently and expects to do the same in the future. For example, the most recent significant change to the Company’s executive compensation program was in 2007 with the introduction of performance stock units to the Company’s long-term incentive program.

•	It is also consistent with the long-term focus of the Company’s compensation objectives and programs, as discussed in this Proxy Statement, including the multi-year vesting and performance periods for long-term incentive compensation.

•	Further, an advisory vote is an additional, but not exclusive, opportunity for stockholders to communicate with the Board and the Compensation Committee regarding the Company’s executive compensation programs.

•	A longer cycle also reinforces a longer-term perspective with respect to executive compensation, providing the Compensation Committee with time to evaluate the results of the most recent advisory vote on executive compensation, as well as to develop and implement changes to the Company’s compensation programs and policies that may be appropriate, and then providing both the Compensation Committee and stockholders with the opportunity to assess the impact of those changes before the next advisory vote.

The Board of Directors looks forward to hearing from its stockholders on this Proposal and reviewing the results of this advisory vote.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years or three years or may abstain from voting. In considering this vote, stockholders may wish to review the information presented in connection with the advisory vote (Proposal 3) above and the “Compensation Discussion and Analysis” on pages 55 to 81.

The Board of Directors recommends a vote for the option of every THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation.

Vote Required for Approval

The vote on this proposal is not intended to approve or disapprove the recommendation of the Board of Directors. If one of the frequency options (one year, two years or three years) receives the vote of a majority of the votes duly cast by the holders of Common Stock, it will be the frequency preferred by the stockholders. Because this vote is advisory and not binding on the Company or the Board of Directors, the Board will consider the vote, but may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option determined to be the frequency preferred by the stockholders.

PROPOSAL 5: Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Remove Absolute Majority Vote Provisions

The Board has approved an amendment to the Company’s Restated Certificate of Incorporation and a related amendment to the Company’s By-laws, and recommends that the Company’s stockholders approve the amendment to the Company’s Restated Certificate of Incorporation described below. The purpose and effect of these amendments will be to remove all remaining provisions in the Company’s Restated Certificate of Incorporation and By-laws that provide for stockholder action by more than a simple majority vote (i.e., a majority of the votes cast) other than where Delaware corporation law requires a different vote standard.

Specifically, the Board recommends that the stockholders approve an amendment to the Company’s Restated Certificate of Incorporation to remove the provisions in Articles VII and VIII that provide for an absolute majority vote standard (i.e., a majority of the Company’s outstanding shares) for certain stockholder actions. The amendment to Article VII removes the absolute majority vote requirement for stockholders to adopt, amend or repeal any provision of the Company’s By-laws. The amendment to Article VIII also removes the express requirement of an absolute majority vote (i) to amend, alter or repeal Article VIII, Article IX (which limits the liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law), or Section 5 of Article IV (which authorizes the Company to redeem shares when a redemption is necessary to prevent the loss or secure the reinstatement of any license or franchise of the Company or its subsidiaries from a government agency) of the Restated Certificate of Incorporation or (ii) to adopt any provision inconsistent with Article VIII, Article IX, or Section 5 of Article IV of the Restated Certificate of Incorporation.

The Board has also approved an amendment to the Company’s By-laws to change the required vote of the stockholders to amend the By-laws from an absolute majority vote to a simple majority vote, subject to and effective upon the approval by the stockholders of the proposed amendment to the Company’s Restated Certificate of Incorporation.

In making this recommendation, the Nominating Committee and Board have considered the requirements of Delaware law, the potential governance implications of changing the stockholder vote standards, discussions with Company stockholders over the course of several months, and the vote in favor of a stockholder proposal calling for the Company to implement a simple majority vote standard that was presented at the Company’s annual meeting of stockholders in 2010. Based on these considerations, and the recommendation of the Nominating Committee, the Board has determined that the amendment to the Company’s Restated Certificate of Incorporation to remove the provisions in Articles VII and VIII requiring an absolute majority vote is in the best interests of the Company and its stockholders.

Summary of the Proposed Amendment and Required Vote Standard

The proposed amendment to the Restated Certificate of Incorporation is set forth in Annex A to this Proxy Statement, with deletions indicated by strikeouts. The form of the Certificate of Amendment to the Restated Certificate of Incorporation is set forth in Annex B to this Proxy Statement. The following description of the proposed amendments to Articles VII and VIII is qualified in its entirety by reference to the proposed amendment set forth in Annexes A and B.

Article VII of the Restated Certificate of Incorporation:  If the proposed amendment is approved, Article VII of the Restated Certificated of Incorporation will be amended to remove the requirement for an absolute majority vote for the stockholders to adopt, amend or repeal any provision of the Company’s By-laws. As a result, the Company’s By-laws would govern the vote required for any amendment to the By-laws by the stockholders. As noted above, the Board has approved an amendment to the By-laws that will become effective upon the approval by the stockholders of the proposed amendment to the Restated Certificate of Incorporation. The By-laws, as amended, will require that any amendment to the By-laws approved by the stockholders must be approved by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at a meeting of stockholders, i.e., a simple majority vote. Therefore, if the proposed amendment is approved, once the Certificate of Amendment is filed with the Secretary of State of Delaware and becomes effective, the vote required for stockholders to amend the Company’s By-laws will be a simple majority vote.

Article VIII of the Restated Certificate of Incorporation:  Article VIII requires an absolute majority vote to alter, amend or repeal Article VIII itself, Article IX or Section 5 of Article IV of the Restated Certificate of Incorporation or to adopt any provision inconsistent with any of those sections. If the proposed amendment is approved, Article VIII will be amended to remove the express requirement of an absolute majority vote and will simply provide that the Company reserves the right to amend, alter or repeal any provision contained in the Restated Certificate of Incorporation in accordance with law. Article IX limits the liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. Section 5 of Article IV permits the Company to redeem shares of its common stock or other series or class of stock from stockholders if the redemption is necessary to prevent the loss or secure the reinstatement of a license or franchise from any governmental agency that requires some or all of the holders of the Company’s common stock or any other class or series of stock to possess certain qualifications. This provision protects the Company’s ability to take the steps necessary to retain valuable licenses and franchises granted by a governmental agency that might otherwise be subject to forfeiture based on the identify or qualifications of the Company’s stockholders.

The amendment to Article VIII will not have any current impact in practice because Delaware corporation law requires approval by a majority of the outstanding shares entitled to vote thereon to amend a corporation’s certificate of incorporation, which is an absolute majority voting standard. If Delaware corporation law is amended to provide for a different voting standard, then that voting standard would automatically apply to amendments to the Company’s Restated Certificate of Incorporation.

Implementation of the Proposed Amendment

If the proposed amendment is approved by the stockholders, the Company will file a Certificate of Amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State promptly after the Annual Meeting, and the Certificate of Amendment will become effective upon filing. In addition, if this proposal is approved by the stockholders, the amendment to the By-laws (to require a simple majority vote for stockholders to amend the By-laws), which was previously approved by the Board of Directors, will become effective.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Restated Certificate of Incorporation.

Vote Required for Approval

The affirmative vote of a majority of the Company’s outstanding shares of Common Stock is required to approve the proposed amendment to the Restated Certificate of Incorporation.

STOCKHOLDER PROPOSAL

PROPOSAL 6: Shareholder Action by Written Consent

Mr. William Steiner, 12 Abbottsford Gate, Piermont, NY 10968, the beneficial owner of 4,200 shares of Common Stock, has advised the Company that he intends to propose a resolution at the Annual Meeting. Mr. Steiner has appointed John Chevedden of 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278 and/or his designee to act on his behalf in matters relating to the proposed resolution. The proposed resolution and statement in support there are set forth below:

6 — Shareholder Action by Written Consent

RESOLVED, Shareholders hereby request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting (to the fullest extent permitted by law).

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A study by Harvard professor Paul Gompers supports the concept that shareholder dis-empowering governance features, including restrictions on shareholder ability to act by written consent, are significantly related to reduced shareholder value.

The merit of this Shareholder Action by Written Consent proposal should also be considered in the context of the need for improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk” and “Very High Concern” for executive pay — $19 million for our CEO Jeffrey Bewkes.

Mr. Bewkes’ pay was too concentrated in market-priced stock options. Thus small increases in our company’s share price (unrelated to CEO performance) can result in a windfall.

Our board was the only significant directorship for 5 of our directors. This could indicate a significant lack of current transferable director experience for 40% of our board. Regarding the future trend in our director selection process, two of our newest directors bring experience from D-rated boards: Fred Hassan from Avon Products and William Barr from Dominion Resources.

Michael Miles was marked as a “Flagged (Problem) Director” by The Corporate Library because of his Citadel Broadcasting directorship as it went bankrupt in 2009. Mr. Miles was still allowed to be on our Executive Pay Committee and attracted our highest negative votes.

We had no independent Board Chairman, no Lead Director, no shareholder right to proxy access, no cumulative voting and no shareholder written consent. In spite of this we also had two inside-related directors who made up 40% of our Nomination committee (independence concern): James Barksdale and Kenneth Novack.

Please encourage our board to respond positively to this proposal and remedy the above type of practices: Shareholder Action by Written Consent — Yes on 6.

COMPANY RECOMMENDATION:

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

(i)	Without proper procedural protections, stockholder action by written consent (as proposed in the proposal) can deprive stockholders of a voice on an important matter and of information regarding the matter approved in the written consent;

(ii)	Stockholder meetings are a better method to raise important matters for consideration by stockholders, and holders of 15% of the outstanding Common Stock already have the right to request a special meeting of stockholders; and

(iii)	The adoption of the proposal as proposed will not enhance the Company’s existing corporate governance practices, which already provide stockholders with meaningful access to the Board and significant rights and protections.

First, without procedural protections, stockholder action by written consent can exclude minority stockholders from participating in an action or even receiving information regarding the matter approved in a written consent. The proposal provides no procedural protections, such as a requirement to provide a description of the proposed action and the reasons for the proposed action. This means that, for example, a group of stockholders representing a majority of the Common Stock could take a significant action, such as agreeing to sell the Company, without providing prior notice to all stockholders, an opportunity to discuss or raise objections to the proposed action or an opportunity to vote on the proposed action.

In addition, the proposal does not provide for reasonable procedural protections to prevent or limit the abuse of this mechanism for stockholder action. For example, if multiple groups of stockholders are able to solicit written consents at any time and as often as they wish, the solicitation of written consents could create a considerable amount of confusion and disruption among the Company’s stockholders.

Second, the Board believes that presenting matters to stockholders at a stockholder meeting is a superior method for stockholder action. The Company’s Common Stock is widely held by a large number of stockholders and, therefore, soliciting the Company’s stockholders for written consents would be expensive, time-consuming and impractical. By contrast, stockholders can present appropriate matters for a vote by the stockholders at an annual or special meeting by following advance notice and disclosure requirements, as set forth in the Company’s By-laws or as otherwise required by SEC rules, which allow all the Company’s stockholders to have an opportunity to be informed about matters that are being presented to stockholders for a vote. At a stockholder meeting, stockholders are able to ask questions, discuss any concerns or views that they have regarding a proposal, and vote on the matter. Under the Company’s By-laws, holders of 15% of the outstanding Common Stock may request that a special meeting of stockholders be held. Thus, the Company’s stockholders already have an effective mechanism for raising important matters for consideration by stockholders outside of the normal annual meeting cycle.

Third, the Company believes that its stockholders already have significant access to the Board, and rights and protections that reduce the need to be able to act by written consent. For example:

•	As stated above, holders of 15% of the outstanding Common Stock may request a special meeting of stockholders.

•	Stockholders may submit proposals for presentation at an annual meeting (including nominations of director candidates).

•	Stockholders may communicate directly with any director (including the Lead Independent Director), any Board committee or the full Board.

•	The Board has been responsive to stockholder concerns, whether expressed through proposals or discussions between stockholder representatives and the Company. For example, following discussions with stockholders, the Company implemented changes so that holders representing at least 15% of the Company’s outstanding common stock can request a special meeting.

•	Stockholders elect directors annually by majority vote in uncontested director elections, and any incumbent director who does not receive a majority of the votes cast for his or her election is required to offer to resign from the Board.

•	The Board consists of a significant majority of independent directors (i.e., all of the directors except the Company’s CEO).

The Board believes that the Company’s existing corporate governance policies and practices provide stockholders with meaningful access to and accountability of Board members and better methods to bring matters before all the stockholders in an orderly and non-discriminatory fashion. Accordingly, the Board believes that the proposal, in the form presented, is not in the best interests of the Company or its stockholders and, therefore, it recommends a vote AGAINST the proposal.

Vote Required for Approval

The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to adopt this proposal.

CORPORATE GOVERNANCE AND BOARD MATTERS

Time Warner is committed to maintaining strong corporate governance practices that allocate rights and responsibilities among the Company’s stockholders, Board of Directors (the “Board” or the “Board of Directors”) and management in a manner that benefits the long-term interests of the Company’s stockholders. The Board regularly reviews and updates its corporate governance practices in light of proposed and adopted laws and regulations, the practices and experience of other leading companies, the recommendations of various corporate governance authorities, and discussions with and the expectations of the Company’s stockholders.

During 2010 and early 2011, the Board took a number of steps to further enhance the Company’s corporate governance practices, including the following:

•	Special Stockholder Meetings. At the Company’s 2010 annual meeting of stockholders, the Company proposed an amendment to its By-laws to lower the percentage of the combined voting power of the Company’s outstanding capital stock that can request a special meeting of stockholders from 25% to 15%. The proposed amendment was approved by the stockholders, and the By-laws were amended, effective May 21, 2010.

•	New Independent Director. In October 2010, the Board elected an additional independent director, Paul D. Wachter. Mr. Wachter is the founder and Chief Executive Officer of Main Street Advisors, Inc., a company that provides investment advisory services. As described below under “Directors of the Company — Professional Qualifications of Director Nominees for 2011 Annual Meeting” and “Directors of the Company — Background of Director Nominees for 2011 Annual Meeting,” Mr. Wachter brings to the Board his background in finance, investments and banking and the entertainment industry. Mr. Wachter also brings personal qualities that are important for service on the Board, such as integrity and sound judgment. The Nominating Committee led the director search process. Mr. Wachter was initially suggested as a potential candidate by officers of the Company other than the Chief Executive Officer. Mr. Wachter met with all of the members of the Nominating Committee, and the Nominating Committee recommended Mr. Wachter’s election to the Board.

•	Committee Charters and Corporate Governance Policy. In February 2011, the Board amended the charters of its three standing committees and the Corporate Governance Policy as follows:

○	The Audit Committee’s charter was amended to (i) authorize the Audit Committee to periodically review the Company’s strategy for and use of derivatives (including swaps that are subject to the exception for “end users” from the mandatory clearing and exchange trading provisions of the Dodd-Frank Act) and (ii) eliminate the provisions relating to the Audit Committee’s role as a Qualified Legal Compliance Committee (the Company’s chief legal officer now performs those duties).

○	The Nominating Committee’s charter was amended to, among other things, specify that the Nominating Committee, along with the Compensation Committee, will make recommendations to the Board regarding the frequency of stockholder advisory votes on executive compensation.

○	The Compensation Committee’s charter was amended to, among other things, specify that (i) the Compensation Committee may, as appropriate, consider stockholder views and the results of the most recent advisory vote on executive compensation in determining executive compensation and (ii) the Compensation Committee will make recommendations to the Board regarding the frequency of stockholder advisory votes on executive compensation and any other Company proposals regarding executive compensation for inclusion in the Company’s annual proxy statement.

○	The Corporate Governance Policy was amended to provide that the Lead Independent Director will serve as the Chairman of the Board on an interim basis in the event of the death or disability of the Chairman.

The foregoing changes reflect in part the results of the Company’s long-standing practice of engaging with stockholders on corporate governance matters and responding to their views. In addition, following the adoption of Dodd-Frank Act in July 2010, the Company had additional discussions with stockholders regarding their views on various aspects of the legislation, including the stockholder advisory vote on executive compensation and the frequency of holding such vote.

The remainder of this section of the Proxy Statement summarizes the key features of Time Warner’s corporate governance practices.

Corporate Governance Documents

The Company has a corporate governance webpage at www.timewarner.com/governance. The Company’s By-laws, the Corporate Governance Policy (which includes the categorical standards for director independence), the charters of the Board’s three standing committees, the Policy Regarding Audit Partner Rotation, the Report on Executive Compensation Consultant, the Company’s codes of conduct, the Policy and Procedures Governing Related Person Transactions, the Policy on Determining the Leadership Structure of the Board of Directors, and the most recent Report on Determination of Current Board Leadership Structure are available on the Company’s corporate governance webpage. These documents are also available in print to any stockholder who requests them by writing to the Office of the Corporate Secretary, Time Warner Inc., One Time Warner Center, New York, New York 10019-8016.

Board Responsibilities and Oversight of Risk

The Board’s primary responsibility is to seek to maximize long-term stockholder value. The Board selects senior management of the Company, monitors management’s and the Company’s performance, and provides advice and counsel to management. Among other things, at least annually, the Board reviews the Company’s strategy and approves a business plan and budget for the Company. The Board also reviews and approves transactions in accordance with guidelines that the Board may adopt from time to time. In addition, the Board reviews and approves the leadership structure of the Board on at least an annual basis. In fulfilling the Board’s responsibilities, directors have full access to the Company’s management, internal and external auditors, and outside advisors.

As described in the Corporate Governance Policy, the Board is charged with general oversight of the management of the Company’s risks. The Board considers, as appropriate, risks among other factors in reviewing the Company’s strategy, business plan, budgets and major transactions. Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to the committee. In particular, the Audit Committee assists the Board by reviewing a report from management on at least an annual basis on the risks facing the Company, management’s actions to address those risks, and the Company’s risk management processes. The report is also provided to the Board. In addition, the Compensation Committee oversees risks related to the Company’s compensation programs and policies and reviews at least annually management’s report on such risks.

Independent Directors

The Board undertook its annual review of director independence in March 2011 and determined that 12 of the 13 current directors (or 92% of the Board) and 12 of the 13 nominees for director are independent under the listing standards of the NYSE and the Company’s By-laws and Corporate Governance Policy, which includes the categorical standards for director independence adopted by the Board. To assist the Board with its determination, the categorical standards follow the NYSE rules and establish guidelines as to employment and commercial relationships that may affect a director’s independence and categories of relationships that are not deemed material for purposes of director independence. The following directors were determined by the Board to be independent: James L. Barksdale, William P. Barr, Stephen F. Bollenbach, Frank J. Caufield, Robert C. Clark, Mathias Döpfner, Jessica P. Einhorn, Fred Hassan, Michael A. Miles, Kenneth J. Novack, Paul D. Wachter and Deborah C. Wright. Mr. Bewkes is an executive officer of the Company and thus cannot qualify as an independent director. Each of the current directors is a nominee for director and there are no nominees who do not currently serve as a director. Each member of the Audit Committee, Compensation Committee, and Nominating Committee satisfies the respective standards of independence applicable to such committees.

In evaluating the independence of each director, the Board considered the following types of transactions or relationships:

•	Business Transactions: The Board considered that the Company and its subsidiaries in the ordinary course of business have: (i) received advertising revenues during the last three years from Harvard University (Mr. Clark is a Distinguished Service Professor), Axel Springer AG (Mr. Döpfner serves as Chairman and Chief Executive Officer) and Staples, Inc. (an immediate family member of Mr. Miles serves as an executive officer) and the 2010 advertising revenues from such companies were, in each case, less than 0.02% of the Company’s total revenues in 2010, (ii) purchased products or services during the last three years from (x) Axel Springer AG (license rights, content, advertising and promotional fees) and that the 2010 purchases were less than 0.01% of Axel Springer’s total revenues in 2009 and (y) Staples, Inc. (office supplies) and that the 2010 purchases were less than 0.002% of Staples, Inc.’s total revenues in 2010, and (iii) received professional legal services from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC during the last three years (Mr. Novack is a Senior Counsel and a retired partner who no longer practices law and does not have a direct or indirect interest in the legal services provided to the Company) and that the fees for the 2010 services were less than 0.25% of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo’s total revenues in 2009 and less than 0.7% of the total fees paid by the Company in 2010 for professional legal services. In addition, the Board considered that the Time Warner Foundation, Inc., a non-profit organization, holds one certificate of deposit at Carver Federal Savings Bank (Ms. Wright serves as Chairman, President and Chief Executive Officer) that was less than 0.06% of Carver Federal Savings Bank’s total deposits in 2010.

•	Charitable Contributions: Discretionary charitable contributions to organizations for which a director or a director’s spouse serves as an executive officer. These contributions were consistent with the Company’s philanthropic practices and well below the thresholds set forth in the Company’s Corporate Governance Policy. None of the contributions exceeded $230,000 to any single organization.

•	Other Relationships: The Board also considered the following relationships that existed in 2010 or early 2011: (i) Mr. Caufield is a co-founder of Kleiner Perkins Caufield & Byers, where Mr. Barksdale served as a strategic limited partner; (ii) Mr. Hassan serves as a director of Avon Products, Inc., where Ann Moore, the recently retired Chairman and CEO of Time Inc., a subsidiary of the Company, serves as a director; and (iii) Ms. Wright serves as Chairman, President and Chief Executive Officer of Carver Bancorp, Inc. where an officer of the Company (who is not an executive officer) previously served as a director until February 2010.

The Nominating Committee and the Board of Directors reviewed the transactions or relationships described above and, based on the Company’s categorical standards and the NYSE rules governing director independence, the Board determined that the transactions or relationships did not impair the applicable director’s independence.

Board Leadership

Policy on Determining the Leadership Structure of the Board of Directors.  Under the Company’s Policy on Determining the Leadership Structure of the Board of Directors, the Nominating Committee is responsible for reviewing the leadership structure of the Board on at least an annual basis and at times of potential change in individuals holding Board leadership positions (e.g., retirement, resignation, or renewal of employment agreements). As part of this review, the Nominating Committee evaluates: (i) whether to have a Lead Independent Director, (ii) the responsibilities of the positions of Chairman of the Board and Lead Independent Director, and (iii) the qualifications for those positions, including whether the position of Chairman of the Board should be held by the CEO, an independent director, or a non-independent director other than the CEO. The Nominating Committee makes its recommendations to the full Board, which is responsible for approving the leadership structure of the Board. The policy sets forth the factors the Nominating Committee and Board consider in making the determinations.

In January 2011, upon the recommendation of the Nominating Committee, the Board determined that the current structure, with one individual serving as Lead Independent Director and another serving as the Company’s Chairman of the Board and Chief Executive Officer, is effective and appropriate. The report on the Board’s determination of its leadership structure is posted on the Company’s corporate governance webpage. As set forth in this report, the Board believes that having a single individual serve as both Chairman and CEO is effective and appropriate and provides clear governance, leadership and accountability as the Company executes its strategy as a content-focused company, including the digital transformation of its businesses. The Board also believes that the current structure has provided for an effective flow of information to, and discussion among, members of the Board regarding the Company’s strategy and performance.

As described in the report, the Nominating Committee considered numerous factors prior to providing its recommendation to the Board that the current Board leadership structure be maintained, including (among other factors): (i) the scope and nature of the respective responsibilities of the Chairman of the Board, CEO and Lead Independent Director and the qualifications for each position, (ii) the current policies and practices that the Company has in place to ensure independent oversight of management, (iii) the views expressed by the Company’s directors and stockholders regarding the Board’s leadership structure, (iv) the practices in the United States and other countries, (v) recent legislative and regulatory developments relating to board leadership, and (vi) the impact that changing the current effective leadership structure would have on the Company.

Lead Independent Director.  Mr. Caufield has served as Lead Independent Director since 2006. He was most recently re-elected to the position in May 2010 by the independent directors. As described in the Company’s Corporate Governance Policy, the Lead Independent Director presides at executive sessions of the Board (see “Board Meetings, Executive Sessions and Attendance” below) and serves as the liaison between the Chairman and the other directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). In addition, the Lead Independent Director’s responsibilities include (i) advising the Chairman of the Board with respect to the schedule, agenda and information for Board meetings (including possessing the ability to include specific items on those agendas), (ii) advising the Chairman of the Board with respect to consultants who may report directly to the Board, and (iii) being available, as appropriate, for communication with the Company’s stockholders. The Lead Independent Director will also serve as the Chairman of the Board on an interim basis in the event of the death or disability of the Chairman.

Board Meetings, Executive Sessions and Attendance

The Board of Directors generally holds at least six meetings each year, including a meeting devoted to addressing the Company’s strategy. The Board of Directors also communicates informally with management on a regular basis.

The Company’s independent directors meet by themselves, without management or any non-independent directors present, at every regularly scheduled Board meeting. Any independent director may request additional executive sessions. These executive sessions are led by the Lead Independent Director, except for those portions of the executive session when it is appropriate for a Chair of the committee that has primary responsibility for the matter being discussed to lead the discussion.

During 2010, the Board met 10 times. No incumbent director attended fewer than 75% of (i) the total number of meetings of the Board held during the period for which he or she served as a director or (ii) the total number of meetings of the committees held during the period for which he or she served as a committee member. The Company’s directors are encouraged and expected to attend the annual meetings of the Company’s stockholders. Eleven of the 12 directors nominated for election at the 2010 Annual Meeting of Stockholders attended that meeting. Mr. Döpfner was not able to attend the meeting, and Mr. Wachter was appointed to the Board after the 2010 Annual Meeting of Stockholders.

Board Self-Evaluation

The Board of Directors conducts a self-evaluation of its performance annually, which includes a review of the Board’s composition, responsibilities, leadership and committee structure, processes and effectiveness. Each standing committee of the Board also conducts an annual self-evaluation.

Director Orientation and Education

Upon joining the Board of Directors, each new director is provided with an orientation regarding the role and responsibilities of the Board and the Company’s operations. As part of this orientation, new directors meet with members of the Company’s senior management. From time to time, the Company’s executives and the heads of its business groups make presentations to the Board regarding their respective areas. The Company is also committed to the ongoing education of its directors and therefore reimburses directors for reasonable expenses relating to ongoing director education.

Committees of the Board

The Board has three standing committees: the Audit and Finance Committee (also referred to as the Audit Committee), the Nominating and Governance Committee (also referred to as the Nominating Committee) and the Compensation and Human Development Committee (also referred to as the Compensation Committee), each of which has a written charter that is posted on the Company’s corporate governance webpage. Each committee is composed entirely of independent directors. The Chair of each committee is elected by the Board and rotated periodically. Each committee holds regular executive sessions at which management is not present. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

The table below provides a brief summary of the committees’ current members and the number of meetings held by each committee during 2010:

Independent Director	Audit Committee	Nominating Committee	Compensation Committee
James L. Barksdale		•
William P. Barr			•
Stephen F. Bollenbach	•		CHAIR
Frank J. Caufield		•	•
Robert C. Clark	•	CHAIR
Mathias Döpfner			•
Jessica P. Einhorn	•	•
Fred Hassan	•
Michael A. Miles			•
Kenneth J. Novack		•
Paul D. Wachter	•
Deborah C. Wright	CHAIR
Number of Meetings in 2010	8	7	8

Audit Committee.  The Audit Committee assists the Board of Directors in fulfilling its responsibilities in connection with the Company’s (i) independent auditors, (ii) internal audit function, (iii) ethics and compliance program and risk management policies and processes, (iv) responses to any regulatory actions involving financial, accounting and internal control matters, (v) earnings releases and guidance, financial statements and systems of disclosure controls and procedures and internal control over financial reporting, (vi) capital structure and financial capacity and strategy and (vii) the performance and funding of the Company’s retirement programs.

The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the NYSE listing standards. In addition, the Board has determined that each of Messrs. Bollenbach, Clark, Hassan and Wachter and Ms. Wright is an “audit committee financial expert” as defined under rules promulgated by the SEC.

Nominating Committee.  The Nominating Committee is responsible for assisting the Board in relation to (i) corporate governance, (ii) director nominations, (iii) committee structure and appointments, (iv) Board leadership structure, Chairman and CEO performance evaluations and CEO succession planning, (v) annual Board performance evaluations, (vi) non-employee director compensation, (vii) regulatory matters relating to corporate governance, (viii) stockholder proposals and communications, (ix) related person transactions, and (x) the Company’s corporate social responsibility activities.

Compensation Committee.  The Compensation Committee is responsible for (i) approving the compensation of and employment agreements for, and reviewing benefits provided to, the Company’s senior executives, (ii) approving long-term incentive awards, (iii) overseeing the Company’s disclosure regarding executive compensation, (iv) reviewing the Company’s overall compensation structure and benefit plans, including risks related to the Company’s compensation programs and policies, (v) reviewing the Company’s response to regulatory developments affecting compensation and stockholder advisory votes regarding compensation, (vi) reviewing and recommending officer appointments, and (vii) overseeing the Company’s human development programs, including recruitment, retention, development, diversity and internal communication programs.

Compensation Committee Interlocks and Insider Participation

Consistent with the Company’s categorical standards for director independence and the charter of the Compensation Committee, none of the Compensation Committee members (i) has ever been an officer or employee of the Company or (ii) was a participant in a “related person” transaction in 2010. None of the Company’s executive officers serves, or in 2010 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

Criteria for Membership on the Board

In accordance with the Company’s Corporate Governance Policy and the Nominating Committee’s policy statement regarding director nominations, the Nominating Committee and the Board take into consideration many factors, including independence, in reviewing candidates to select as nominees for director. The Nominating Committee and the Board also apply the same criteria to all candidates, whether the candidate is proposed by a stockholder or is identified through another source.

Criteria Applicable to All Directors.  The Board of Directors believes it is important for the Board to reflect the appropriate combination of skills, professional experience, and diversity of backgrounds in light of the Company’s current and expected future business needs. Each director must possess certain personal qualities, including financial literacy and a demonstrated reputation for integrity, judgment, and business acumen, as well as high personal and professional ethics. In addition, each director must be at least 21 years of age at the commencement of service as a director and less than 72 years of age at the time of nomination.

Each director must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the director’s fiduciary duties and serving the interests of all the Company’s stockholders. Each director must satisfy the requirements of antitrust laws, which limit service as an officer or director of the Company’s significant competitors. In addition, to help ensure that directors have sufficient time to devote to their responsibilities as a member of Time Warner’s Board, the Board has determined that directors should generally serve on no more than five other public company boards. Directors are also required to offer their resignation upon a significant change in their primary professional responsibilities, and, in such case, the Nominating Committee will make a recommendation to the Board as to whether to accept the offer of resignation.

Additional Criteria for Incumbent Directors.  Incumbent directors on the Board are expected to attend the meetings of the Board and of any committees on which they serve and the annual meetings of stockholders, to stay informed about the Company and its businesses, to participate in the discussions of the Board and its committees, to comply with applicable Company policies, and to provide advice and counsel to the Company’s management.

Additional Criteria for New Directors.  The Nominating Committee has identified additional criteria for new members of the Board in light of the Company’s current and expected structure and business needs. The following criteria may further evolve over time depending on changes in the Board and the Company’s business needs and environment:

•	Professional Experience. New candidates for the Board should have significant high-level leadership experience at a public corporation or other firm, in government or at a non-profit institution.

•	Diversity. Although the Company does not have a specific policy on diversity of the Board, the Company’s Corporate Governance Policy requires the Nominating Committee and the Board to consider the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future business needs. In addition, as set forth in the Nominating Committee’s policy statement regarding director nominations, the Nominating Committee also believes that it would be desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

•	Committee Eligibility. In addition to satisfying the independence requirements that apply to directors generally, the Nominating Committee believes that it would be desirable for new candidates for the Board to satisfy the requirements for serving on the Board’s committees, as set forth in the charters for those committees and applicable regulations.

•	Director Experience. The Nominating Committee believes it would also be useful for candidates for the Board to have experience as a director of a major public corporation.

Independence.  Under NYSE rules, the Company must have a majority of independent directors who satisfy applicable independence standards. The Company’s By-laws also provide that a majority of the members of the Board must be independent. In addition, the Board has established the objective that a substantial majority of the Board should be independent. The Board and the Nominating Committee have established a policy that any newly nominated non-employee director must satisfy the requirements to be an independent member of the Board. For a director to be considered independent, the director must satisfy the applicable regulatory requirements, including the NYSE’s listing standards, and the categorical standards for director independence set forth in the Company’s Corporate Governance Policy. The Board must also determine that the director has no material relationship with the Company or its subsidiaries and that the director is free of any other relationship — whether with the Company or otherwise — that would interfere with his or her exercise of independent judgment. All of the Company’s directors and nominees for director are independent, except for Mr. Bewkes, the Company’s Chairman and CEO.

Director Nomination Process and Director Elections

There are a number of different ways in which an individual can be nominated for election to the Board of Directors.

Nominations Developed by the Nominating Committee.  The Nominating Committee may identify and propose an individual for election to the Board. This involves the following steps:

•	The Nominating Committee conducts periodic assessments of the overall composition of the Board in light of the Company’s current and expected future business needs and, as a result of such assessments, the Nominating Committee may establish specific qualifications that it will seek in Board candidates. The Nominating Committee reports on the results of these assessments to the full Board of Directors.

•	In light of such assessments, the Nominating Committee may seek to identify new candidates for the Board who possess the specific qualifications established by the Nominating Committee and satisfy the other requirements for Board service. In identifying new director candidates, the Nominating Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management, major stockholders, and other public and private sources. The Nominating Committee may also, but need not, retain a search firm to assist it in these efforts. The Nominating Committee retained an outside search firm that assisted the Nominating Committee in identifying Mr. Wachter as a director nominee.

•	The Nominating Committee reviews the potential new director candidates identified through this process, including the candidates’ qualifications as compared to the specific criteria established by the Nominating Committee and the more general criteria established by the By-laws and Corporate Governance Policy. The Nominating Committee may also select certain candidates to be interviewed by one or more Committee members.

•	The Nominating Committee also reviews the qualifications of incumbent candidates for re-nomination to the Board annually. This review involves an analysis of the criteria described above that apply to incumbent directors.

•	The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for approval to the stockholders at the annual stockholders meeting. This slate may include both incumbent and new director nominees. In addition, apart from this annual process, the Nominating Committee may, in accordance with the By-laws, recommend that the Board elect new members of the Board who will serve until the next annual stockholders meeting.

Stockholder Nominations Submitted to the Nominating Committee.  Stockholders may submit names of director candidates, including their own, to the Nominating Committee for its consideration. The process for stockholders to use in submitting names of director candidates to the Nominating Committee is described below under “Other Procedural Matters — Procedures for Submitting Director Recommendations and Nominations.”

Stockholder Nominations Submitted to Stockholders.  Stockholders may choose to submit nominations directly to the Company’s stockholders. The Company’s By-laws set forth the process that stockholders may use if they choose this approach, which is described below under “Other Procedural Matters — Procedures for Submitting Director Recommendations and Nominations.”

Corporate Governance Policy

The Corporate Governance Policy describes the principles and practices that guide the Board of Directors in carrying out its duties, including its size and composition, the categorical standards used in analyzing director independence, the criteria and process used in selecting directors, leadership structure, term, compensation and stock ownership, responsibilities, communications with stockholders, meetings, committees, and education and orientation programs.

Codes of Conduct

To help assure the highest levels of business ethics at the Company, the Board of Directors has adopted the following three codes of conduct.

•	The Company’s Standards of Business Conduct apply to the Company’s employees, including any employee directors, and establish policies pertaining to employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, antitrust laws and political activities and solicitations. Failure to observe the terms of the Standards of Business Conduct can result in disciplinary action (including termination of employment).

•	The Company’s Code of Ethics for Senior Executive and Senior Financial Officers applies to certain senior executives of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and Controller, and serves as a supplement to the Standards of Business Conduct. Among other things, the code mandates that the designated officers engage in honest and ethical conduct, avoid and disclose potential conflicts of interest, comply with all applicable governmental rules and regulations and promptly report any possible violation of the code. Additionally, the code requires that these individuals promote full, fair, understandable and accurate disclosure in the Company’s publicly filed reports and other public communications and sets forth standards for accounting practices and records. There were no waivers in 2010 under either the Code of Ethics for Senior Executive and Senior Financial Officers or the Standards of Business Conduct with respect to any of the senior executives covered by the Code of Ethics for Senior Executive and Senior Financial Officers.

•	The Guidelines for Non-Employee Directors assist the Company’s non-employee directors in fulfilling their fiduciary and other duties to the Company. In addition to affirming the directors’ duties of care and loyalty, the guidelines set forth specific policies addressing, among other things, securities trading and reporting obligations, gifts, the Foreign Corrupt Practices Act, political contributions and antitrust laws.

Policy and Procedures Governing Related Person Transactions

The Time Warner Inc. Policy and Procedures Governing Related Person Transactions sets forth procedures for the review and approval or ratification of transactions involving related persons, which consist of directors, director nominees, executive officers, holders of more than 5% of any outstanding class of the Company’s voting securities, and immediate family members or certain affiliated entities of any of the foregoing persons. The Nominating Committee (or its Chair, under certain circumstances) is responsible for applying the policy with the assistance of the General Counsel or his designee (if any). Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company (including any of its consolidated subsidiaries) is, will or may be expected to be a participant, and (iii) any related person has or will have a direct or indirect material interest.

The policy also includes a list of categories of transactions identified by the Board as having no significant potential for an actual or apparent conflict of interest or improper benefit to a related person, and thus are not subject to review by the Nominating Committee. These excluded transactions consist of the following:

•	Ordinary Course Transactions with Other Entities. Transactions between the Company and another entity with which a related person is affiliated, if the transactions occur in the ordinary course of business and are consistent with other transactions in which the Company has engaged with third parties, unless (a) the related person serves as an executive officer, employee, or beneficial owner of an equity interest of 10% or more in the other entity and (b) the transactions, in the aggregate, represent more than 5% of the Company’s consolidated gross revenues for the prior fiscal year or 2% of the other entity’s gross revenues for the prior fiscal year;

•	Charitable Contributions. Discretionary charitable contributions by the Company to an established non-profit entity with which a related person is affiliated, if the contributions are consistent with the Company’s philanthropic practices, unless (a) the related person is an executive officer or director of the non-profit entity and (b) the Company’s contributions represent (or are expected to represent), for the most recent fiscal year, more than: (i) the greater of $100,000 or 10% of the individual non-profit entity’s annual gross revenues (for entities with gross revenues up to $10.0 million per year), or (ii) the greater of $1.0 million or 2% of the individual non-profit entity’s annual gross revenues (for entities with gross revenues of more than $10 million per year), or (iii) the greater of $1.0 million or 2% of the annual gross revenues in the aggregate of all of the related person’s affiliated non-profit entities that have received charitable contributions by the Company during the current calendar year;

•	Transactions with Significant Stockholders. Transactions between the Company and another entity known to the Company to be the beneficial owner of more than 5% of any outstanding class of the Company’s voting securities (a “Significant Stockholder”), if the transactions occur in the ordinary course of business and are consistent with other transactions in which the Company has engaged with third parties, unless the transactions, in the aggregate, represent more than 5% of the Company’s consolidated gross revenues for the prior fiscal year or 2% of the Significant Stockholder’s gross revenues for the prior fiscal year;

•	Non-employee Position with Other Affiliated Entities. Transactions where the related person’s interest in the transaction is based solely on his or her position as a non-employee director of a for-profit entity or a non-employee director, trustee or unpaid volunteer at a non-profit organization;

•	Reported Executive or Director Compensation. Compensation paid to a director or an executive officer of the Company if the compensation is required to be reported in the Company’s annual report on Form 10-K or proxy statement under the SEC’s compensation disclosure requirements;

•	Other Executive Compensation. Compensation paid to an executive officer of the Company if (a) he or she is not an “immediate family member” otherwise covered by the policy and the compensation would be reported in the Company’s annual report on Form 10-K or proxy statement if the executive officer was a “named executive officer” (as defined under SEC rules) and (b) the Compensation Committee approved (or recommended that the Board approve) such compensation;

•	Transactions Where All Stockholders Receive Proportional Benefits. Transactions where the related person’s interest arises solely from the ownership of the Common Stock and all holders of the Common Stock received the same benefit on a pro rata basis (e.g., dividends);

•	Transactions Involving Competitive Bids, Regulated Transactions and Certain Banking-Related Services. Transactions involving a related person (i) where the rates or charges involved are determined by competitive bids, (ii) involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	Indemnification Payments. Indemnification payments made to a related person pursuant to the Company’s By-laws; and

•	Other. Other categories of transactions that may be identified by the Nominating Committee from time to time.

The General Counsel or his designee will assess whether any proposed transaction involving a related person is a related person transaction covered by the policy. If so, the transaction will be presented to the Nominating Committee for review and consideration at its next meeting or, in certain instances where waiting to the next meeting is not advisable, to the Chair of the Nominating Committee. Review of a proposed transaction should occur before the commencement of a transaction or entry into a contract related to a transaction that requires review under the policy. If advance Committee review and approval of a related person transaction is not feasible or not identified prior to commencement of a transaction, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at the Nominating Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related person transaction covered by the policy, the Nominating Committee may review such facts and circumstances and take into account such factors as it deems appropriate. Since the beginning of 2010, there were no transactions with any related person that were reportable as related person transactions under SEC rules and no transactions covered by the Policy and Procedures Governing Related Person Transactions.

Corporate Social Responsibility

Time Warner is committed to effective corporate governance practices, including keeping stockholders, the investment community and others informed of the Company’s activities relating to environmental, social and governance matters. The Company intends to update the information about its corporate social responsibility efforts regularly as appropriate on its website to provide stockholders with information in a dynamic and timely manner. As a result of discussions with stockholders represented by Investor Voice, working on behalf of Newground Social Investment, the information available on the Company’s website will include a discussion of the Company’s engagement with its stockholders and others, the Board’s role in reviewing sustainability matters, and other areas related to the Company’s corporate social responsibility efforts.

Ethical Sourcing Guidelines

The Time Warner Ethical Sourcing Guidelines set forth the standards in areas such as employment, health, safety and the environment that the Company expects its vendors to follow. The Company expects that its vendors will establish and actively review, monitor and modify their management processes and business operations so that their operations align with the principles set forth in the Guidelines. The failure to follow the Guidelines may impact a vendor’s ability to continue to do business with the Company. The Guidelines are posted on the Company’s website at www.timewarner.com/citizenship under the topic of Global Supply Chain — Ethical Sourcing.

DIRECTORS OF THE COMPANY

Professional Qualifications of Director Nominees for 2011 Annual Meeting

The Board of Directors believes that the Company would be best served by a board of directors consisting of individuals who have a variety of complementary skills, professional experience and backgrounds and who bring diverse viewpoints and perspectives to the Board. The Nominating Committee and the Board consider these individual skills, professional experience and backgrounds in the broader context of the Board’s overall composition, so that the Board collectively possesses the appropriate skills and experience to oversee the Company’s business. In light of the Company’s current and expected business needs, the Board considered the following categories of business experience in evaluating the director candidates to be nominated for election to the Board of Directors.

•	Leadership and Senior Management: Each of the Company’s director nominees has significant experience serving as a founder, chief executive officer or a senior executive of a major corporation or firm (or a comparable position in government or the non-profit sector).

•	Media, Communications or Technology Businesses: Each of Messrs. Barksdale, Barr, Bewkes, Bollenbach, Caufield, Döpfner, Miles, Novack and Wachter has extensive knowledge of and experience in media, communications and/or technology businesses.

•	Finance, Investments or Banking: Each of Messrs. Barksdale, Barr, Bollenbach, Caufield, Clark, Hassan, Novack and Wachter and Mses. Einhorn and Wright has extensive knowledge of and experience in finance, investments and/or banking.

•	Consumer-Focused Businesses: Each of Messrs. Barksdale, Barr, Bewkes, Bollenbach, Döpfner, Hassan, Miles, Novack and Wachter and Ms. Wright has extensive knowledge of and experience in businesses with products or services that directly serve consumers.

•	Legal, Regulatory and Government Relations. Each of Messrs. Barr, Clark, Hassan, Novack and Wachter and Mses. Einhorn and Wright has extensive legal, regulatory and/or government relations experience.

•	International Operations or Global Economic Policy: Each of Messrs. Barksdale, Barr, Bewkes, Bollenbach, Caufield, Döpfner, Hassan and Miles and Ms. Einhorn has extensive knowledge of and experience in managing or investing in companies with international operations or experience with policies regarding global economic development and cooperation.

Background of Director Nominees for 2011 Annual Meeting

Set forth below is information regarding each of the 13 nominees, including their age as of the date of the 2011 Annual Meeting, current and prior professional experience, tenure on the Company’s Board, service on the boards of directors of other companies, and key skills and professional qualifications that the Board considered, along with the information under “Professional Qualifications of Director Nominees for 2011 Annual Meeting” above, in concluding that the director nominees are qualified to serve on the Company’s Board. To the extent that any of the director nominees previously served as a director of either the company then known as America Online, Inc. (“Historic AOL”) or the company then known as Time Warner Inc. (“Historic TW”) prior to the merger of Historic AOL and Historic TW on January 11, 2001, this prior service is described in the information set forth below.

James L. Barksdale Age 68 Director since January 2001 Chairman and President of Barksdale Management Corporation, a private investment management company — April 1999 to present.

•	Prior Professional Experience: Mr. Barksdale served as President and Chief Executive Officer of Netscape Communications Corp. from 1995 to 1999 (when it was acquired by Historic AOL); Chief Operating Officer and then Chief Executive Officer of McCaw Cellular Communications (now AT&T Wireless Services) from 1992 to 1994; Chief Information Officer and then Executive Vice President and Chief Operating Officer of FedEx Corporation from 1979 to 1992; and Chief Information Officer and in other management positions at Cook Industries from 1972 to 1979.

•	Public Company Directorships: Mr. Barksdale serves as a director of FedEx Corporation. During the past five years, Mr. Barksdale also served as a director of Sun Microsystems, Inc. (now Oracle Corporation). He served as a director of Historic AOL from March 1999 to January 2001.

•	Key Skills and Qualifications: Mr. Barksdale brings more than 25 years of leadership and senior management experience as a former senior executive (including Chief Executive Officer) of several major companies with international operations. Mr. Barksdale’s experience includes leadership roles at consumer-focused, technology-based companies, such as Netscape Communications Corp., McCaw Cellular Communications (now AT&T Wireless Services) and FedEx Corporation. Mr. Barksdale is also a former director of Sun Microsystems (now Oracle Corporation). Mr. Barksdale also brings financial experience to the Board, including through his role at Barksdale Management Corporation.

William P. Barr Age 60 Director since July 2009 Former Attorney General of the United States.

•	Prior Professional Experience: Mr. Barr served as Of Counsel of Kirkland & Ellis LLP from January 2009 to July 2009; Executive Vice President and General Counsel of Verizon Communications Inc. from June 2000 to December 2008; Executive Vice President and General Counsel of GTE Corporation from 1994 to June 2000; a partner of Shaw, Pittman, Potts & Trowbridge (now Pillsbury Winthrop Shaw Pittman LLP) from 1993 to 1994; the 77th Attorney General of the United States from 1991 to 1993; Deputy Attorney General of the United States from 1990 to 1991; Assistant Attorney General for the Office of Legal Counsel from 1989 to 1990; and a partner of Shaw, Pittman, Potts & Trowbridge from 1984 to 1989.

•	Public Company Directorships: Mr. Barr serves as a director of Dominion Resources, Inc. and Selected Funds.

•	Key Skills and Qualifications: Mr. Barr brings significant leadership experience as a former Attorney General of the United States and head of the U.S. Department of Justice. He also has more than 14 years of senior management experience in major corporations as the former Executive Vice President and General Counsel of Verizon Communications Inc. and its predecessor, GTE Corporation. As a former Attorney General of the United States, General Counsel and partner of a major law firm, Mr. Barr is able to provide his views on a variety of legal, regulatory and/or government relations issues. In addition, due to his service as General Counsel of Verizon Communications Inc. and GTE Corporation, Mr. Barr has knowledge of and experience in consumer-focused businesses with international operations in the communications field. As a director of Selected Funds, Mr. Barr has knowledge of and experience in finance and investments.

Jeffrey L. Bewkes Age 58 Director since January 2007 Chairman of the Board and Chief Executive Officer of the Company — January 2009 to present.

•	Prior Professional Experience: Mr. Bewkes served as President and Chief Executive Officer of the Company from January 2008 through December 2008; President and Chief Operating Officer of the Company from January 2006 through December 2007; Chairman, Entertainment & Networks Group, of the Company from July 2002 through December 2005; Chairman and Chief Executive Officer of the Home Box Office division of the Company from 1995 to July 2002; and President and Chief Operating Officer of the Home Box Office division of the Company from 1991 to 1995.

•	Public Company Directorships: During the past five years, Mr. Bewkes served as a director of the Company’s former subsidiaries, Time Warner Cable Inc. (from April 8, 2008 to March 12, 2009) and AOL Inc. (from November 17, 2009 to December 8, 2009).

•	Other Directorships: Mr. Bewkes is a member of the board of non-profit organizations, including Yale University, the Yale School of Management and The Paley Center for Media.

•	Key Skills and Qualifications: Mr. Bewkes has 20 years of senior management experience serving as the Chief Executive Officer or in other senior executive positions at the Company and HBO. His more than 30 years of experience at the Company and its subsidiaries provide him with a unique in-depth knowledge of the Company’s history and businesses and the media and entertainment industry. His strong understanding of the Company’s business operations and strategy, as well as the media and entertainment industry, provide him a strong base for leading the Board, as Chairman, and facilitating effective communication between management and the Board.

Stephen F. Bollenbach Age 68 Director since January 2001 Former Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation.

•	Prior Professional Experience: Mr. Bollenbach served as Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation from May 2004 to October 2007; President and Chief Executive Officer of Hilton Hotels Corporation from 1996 to 2004; Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company from 1995 to 1996; President and Chief Executive Officer of Host Marriott Corporation from 1993 to 1995; and Chief Financial Officer of Marriott Corp. from 1992 to 1993.

•	Public Company Directorships: Mr. Bollenbach serves as a director of KB Home and Macy’s, Inc. During the past five years, Mr. Bollenbach also served as a director of American International Group, Inc., Harrah’s Entertainment, Inc. and Hilton Hotels Corporation. He served as a director of Historic TW from 1997 to January 2001.

•	Key Skills and Qualifications: Mr. Bollenbach has more than 15 years of leadership experience as a former Chief Executive Officer or senior executive of several major companies. In particular, he has experience in the media and entertainment industry, international operations, and consumer-facing businesses through his experience at companies including The Walt Disney Company and Hilton Hotels Corporation. Further, Mr. Bollenbach also has extensive knowledge of and experience in finance and investments as a former Chief Financial Officer of several major companies, including The Walt Disney Company.

Frank J. Caufield Age 71 Director since January 2001 Co-Founder of Kleiner Perkins Caufield & Byers, a venture capital firm.

•	Prior Professional Experience: Mr. Caufield served as General Partner and Manager of Oak Grove Ventures, a venture capital partnership in Menlo Park, California, from 1973 to 1978.

•	Public Company Directorships: During the past five years, Mr. Caufield served as a director of JER Investors Trust Inc. Mr. Caufield served as a director of Historic AOL from 1991 to January 2001.

•	Key Skills and Qualifications: Mr. Caufield brings leadership experience and knowledge of technology, finance and investments, as a co-founder and former partner of Kleiner Perkins Caufield & Byers, a venture capital firm based in Silicon Valley and one of the largest venture capital firms in the United States. Mr. Caufield also has broad international experience through his role at Kleiner Perkins Caufield & Byers, as well as his service as a director of non-profit organizations such as The U.S. Russia Foundation for Economic Advancement and the Rule of Law, The Council on Foreign Relations, and Refugees International.

Robert C. Clark Age 67 Director since January 2004 Distinguished Service Professor at Harvard University — July 2003 to present.

•	Prior Professional Experience: Mr. Clark served as the Dean and Royall Professor of Law at Harvard Law School from 1989 to 2003; a professor at Harvard Law School from 1978 to 2003; a professor at Yale Law School from 1974 to 1978; and an associate at Ropes & Gray from 1972 to 1974.

•	Public Company Directorships: Mr. Clark serves as a director of Omnicom Group, Inc. During the past five years, Mr. Clark also served as a director of Collins & Aikman Corporation.

•	Other Directorships: Mr. Clark is a trustee of TIAA, a large pension fund serving the higher education community.

•	Key Skills and Qualifications: Mr. Clark has substantial leadership experience from serving as Dean of Harvard Law School for 14 years. Mr. Clark’s background includes extensive experience in corporate law, governance, finance and regulation, and his expertise and insights in these areas are useful to the Nominating and Governance Committee, which he chairs, as well as the rest of the Board. His service on the boards of directors of other companies provides him with experience in a number of industries. As a trustee of a large pension fund, Mr. Clark also brings his understanding of finance and investments, as well as the views of pension funds and other institutional investors.

Mathias Döpfner Age 48 Director since July 2006

Chairman and Chief Executive Officer of Axel Springer AG, a large newspaper and magazine publishing company based in Germany — January 2002 to present. Also serves as Head of the Newspapers Division (November 2000 to present) and the International Division (January 2008 to present) of Axel Springer AG.

•	Prior Professional Experience: Mr. Döpfner served as a member of the Executive Board of the Electronic Media Division of Axel Springer AG from July 2000 to November 2000; Editor-in-Chief of Die Welt from 1998 to 2000; Editor-in-Chief of Hamburger Morgenpost from 1996 to 1998; and Editor-in-Chief of Wochenpost from 1994 to 1996.

•	Public Company Directorships: Mr. Döpfner serves as a supervisory board member of RHJ International SA. During the past five years, Mr. Döpfner also served as a director of Schering AG and Deutsche Telekom AG.

•	Key Skills and Qualifications: Mr. Döpfner brings more than 9 years of leadership experience serving as Chairman and Chief Executive Officer of Axel Springer AG. Because Axel Springer’s business largely consists of newspaper and magazine publishing, Mr. Döpfner has a deep understanding of the publishing industry, as well as digital activities. As the Chairman and Chief Executive Officer of a major media and communications company with operations throughout Europe, Mr. Döpfner has knowledge and experience in managing a major consumer-focused media company with international operations.

Jessica P. Einhorn Age 63 Director since May 2005 Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) at The Johns Hopkins University — June 2002 to present.

•	Prior Professional Experience: Ms. Einhorn served as a consultant at Clark & Weinstock, a strategic communications and public affairs consulting firm, from 2000 to 2002; a Visiting Fellow at the International Monetary Fund from 1998 to 1999; and in various executive positions (including Managing Director for Finance and Resource Mobilization) at The World Bank from 1978 to 1979 and 1981 to 1999.

•	Other Directorships: Ms. Einhorn serves as a director of the Peterson Institute for International Economics, the Center for Global Development, and the National Bureau of Economic Research. Ms. Einhorn is also an advisory board member of Rock Creek Group and a policy council member of the Una Chapman Cox Foundation.

•	Key Skills and Qualifications: Ms. Einhorn brings more than 8 years of leadership experience serving as the Dean of the Paul H. Nitze School of Advanced International Studies (SAIS) at The Johns Hopkins University and more than 18 years of leadership experience serving in various executive positions at The World Bank. Ms. Einhorn has extensive knowledge of policies and practices in international finance, economic development and government relations through her roles at the International Monetary Fund and The World Bank, membership on the boards of research and public policy institutions and her ongoing research interest in finance. She also serves on the advisory board of Rock Creek Group, a global alternative asset manager. She also previously served for over six years as a director of Pitney Bowes Inc., which has international operations.

Fred Hassan Age 65 Director since October 2009 Partner at Warburg Pincus, a private equity firm — January 2011 to present.

•	Prior Professional Experience: Mr. Hassan served as Senior Advisor at Warburg Pincus from November 2009 through December 2010; Chairman and Chief Executive Officer of Schering Plough Corporation (now Merck & Co., Inc.) from 2003 to November 2009; Chairman and Chief Executive Officer of Pharmacia Corporation from 2001 to 2003; Chief Executive Officer of Pharmacia Corporation from 2000 to 2001; and Chief Executive Officer of Pharmacia & Upjohn, Inc. from 1997 to 2000.

•	Public Company Directorships: Mr. Hassan serves as a director of Avon Products Inc. During the past five years, Mr. Hassan also served as a director of Schering-Plough Corporation (now Merck & Co., Inc.).

•	Key Skills and Qualifications: Mr. Hassan served for more than 12 years as a former Chairman and/or Chief Executive Officer of major pharmaceutical companies with intellectual-property based business models and international operations, which provided him with strong and relevant operational and strategic experience. Because the pharmaceutical business is a highly regulated field, Mr. Hassan also has knowledge and experience in regulatory and government relations. As a partner at Warburg Pincus, Mr. Hassan also brings his knowledge of finance and investments to the Board and the Audit Committee.

Michael A. Miles Age 71 Director since January 2001 Special Limited Partner at Forstmann Little & Company, a private equity firm — February 1995 to present.

•	Prior Professional Experience: Mr. Miles served as Chairman and Chief Executive Officer of Philip Morris Companies Inc. (now Altria Group, Inc.) from 1991 to 1994; Vice Chairman and a director of Philip Morris Companies Inc. and Chairman and Chief Executive Officer of Kraft Foods, Inc. from 1989 to 1991; and President and Chief Operating Officer and then President and Chief Executive Officer of Kraft Foods from 1982 to 1991. Mr. Miles previously held executive positions at Heublein, Inc., a producer and distributor of food and beverages, from 1971 to 1982 and was an advertising executive at Leo Burnett Co., a Chicago-based advertising agency, from 1961 to 1971.

•	Public Company Directorships: Mr. Miles serves as a director of AMR Corporation. During the past five years, Mr. Miles also served as a director of Citadel Broadcasting Corporation, Dell Inc. and Sears Holding Corporation. Mr. Miles served as a director of Historic TW from 1995 to January 2001.

•	Key Skills and Qualifications: Mr. Miles brings more than 23 years of senior management experience as a former Chief Executive Officer or senior executive of major companies with international operations that serve consumers directly. He also serves as a director of AMR Corporation (the parent company of American Airlines) and previously served as a director of Sears Holding Corporation, both of which are consumer-focused companies with international operations. As a former director of Dell Inc. for 14 years, Mr. Miles also brings his experience in the technology field.

Kenneth J. Novack Age 69 Director since January 2001

Senior Counsel at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, a Boston-based law firm — January 2004 to present. Mr. Novack is a retired partner of this law firm and no longer practices law.

•	Prior Professional Experience: Mr. Novack served as Vice Chairman of the Company from January 2001 through December 2003; Vice Chairman of Historic AOL from 1998 to January 2001; and Of Counsel (from 1998 to 2001) and an attorney (from 1966 to 1998) at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC. Mr. Novack served on the law firm’s executive committee from 1972 until his retirement in 1998.

•	Other Directorships: Mr. Novack serves in the noted capacities at the following privately held companies: a director of Appleton Partners, Inc., Humedica, Inc., Leerink Swann Holdings, LLC and Paratek Pharmaceuticals, Inc. and an advisory board member of General Catalyst Partners and Gordon Brothers Group. He served as a director of Historic AOL from January 2000 to January 2001.

•	Key Skills and Qualifications: Mr. Novack has held key leadership roles at the Company and at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, a major law firm. With more than five years of experience serving as Vice Chairman of the Company or Historic AOL, he has an in-depth knowledge of the Company’s businesses. In addition, Mr. Novack brings more than 30 years of legal, corporate governance and regulatory experience as a corporate attorney at Mintz, Levin. Mr. Novack also brings his experience in finance and investments through his service on the boards of privately held investment companies and experience practicing securities law for over 30 years.

Paul D. Wachter Age 54 Director since October 2010

Founder and Chief Executive Officer of Main Street Advisors, Inc., a private company that provides investment advisory services to a select group of high net worth individuals and companies — 1997 to present.

•	Prior Professional Experience: Mr. Wachter served as Managing Director of Schroder & Co. Incorporated from 1993 to 1997; Managing Director of Kidder Peabody from 1987 to 1993; an investment banker at Bear, Stearns & Co., Inc. from 1985 to 1997; and an attorney at Paul, Weiss, Rifkind, Wharton and Garrison from 1982 to 1985.

•	Prior Public Company Directorship: During the past five years, Mr. Wachter served as a director of American Skiing Company.

•	Other Directorships: Mr. Wachter serves in the following capacities at the following privately held companies: a director of Haworth Marketing and Media Company, Oak Productions, Inc. and Content Partners LLC (Co-Chairman) and a member of the board of managers of Beats Electronics, LLC.

•	Key Skills and Qualifications: Mr. Wachter brings knowledge of and experience in finance, investments and banking as the founder and Chief Executive Officer of Main Street Advisors, through serving as the Chairman of the Investment Committee of the Board of Regents of the University of California, and as a former Managing Director at several investment banks. Mr. Wachter’s background includes roles as an investment banker focusing on the entertainment industry and a director of companies in the entertainment industry, including Content Partners LLC. Mr. Wachter also serves on the board of managers of Beats Electronics, LLC, which is a technology-based company that manufactures and distributes headphones. Mr. Wachter also has experience in regulatory and government relations through his service on the Board of Regents of the University of California, as an adviser to the former Governor of California and through his work as a tax attorney at a major law firm.

Deborah C. Wright Age 53 Director since May 2005

Chairman, President and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank — February 2005 to present. Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered savings bank.

•	Prior Professional Experience: Ms. Wright served as President and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank from 1999 to 2005; President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation from 1996 to 1999; Commissioner of the Department of Housing Preservation and Development from 1994 to 1996; a member of the New York City Planning Commission from 1992 to 1994; and a member of the New York City Housing Authority Board from 1990 to 1992.

•	Public Company Directorships: Ms. Wright serves as a director of Carver Bancorp, Inc. and Kraft Foods Inc.

•	Key Skills and Qualifications: Ms. Wright has extensive leadership experience through her more than 11 years of service as the Chairman, President and/or Chief Executive Officer of Carver Bancorp., Inc. and Carver Federal Savings Bank and approximately 9 years of leadership roles at non-profit organizations or governmental bodies. Ms. Wright brings financial expertise to the Board, which is important in her role as Chair of the Company’s Audit Committee. Ms. Wright also brings her experience with businesses that provide products or services directly to customers gained through her service at Carver Bancorp., Inc. and Carver Federal Savings Bank, as well as her long-term service as a director of Kraft Foods Inc. Ms. Wright also has extensive experience in regulatory and government relations through her senior roles in government and non-profit organizations.

DIRECTOR COMPENSATION

Under its charter, the Company’s Nominating Committee is responsible for reviewing the compensation for the Company’s non-employee directors and making recommendations to the Board of Directors for its approval. In carrying out this responsibility, the Nominating Committee reviews information provided by Stephen Hall & Partners, an independent consultant, regarding compensation paid to non-employee directors at other public companies, most recently the Fortune 200 companies and the same peer companies used by the Compensation Committee when determining executive compensation. Executive officers of the Company and other members of management help coordinate the delivery of materials containing the information provided by the Nominating Committee’s independent consultant to the Nominating Committee members, but do not determine or recommend the amount or form of compensation for the Company’s non-employee directors. Final compensation decisions regarding director compensation are made by the full Board of Directors, based on recommendations by the Nominating Committee. While the Board does not tie non-employee director compensation to a specific peer group percentile, the overall compensation level places Time Warner near the median for its industry peer group, which consists of the 23 companies described on page 66 of the “Compensation Discussion and Analysis” section below.

In December 2009, upon the recommendation of the Nominating Committee, the Board approved the following compensation program for non-employee directors, which sets each non-employee director’s overall compensation at $250,000:

Annual cash retainer	$125,000, any or all of which amount may be deferred, at the director’s option, pursuant to the deferred compensation plan for non-employee directors
Annual equity compensation grant	Aggregate fair value of $125,000 on the date of grant(1)

(1)	Each non-employee director who is elected to the Board at an annual meeting of stockholders will receive a grant of (a) options to purchase Common Stock having a fair value of $40,000 on the date of grant and (b) restricted stock units (“RSUs”) with respect to Common Stock having a fair value of $85,000 on the date of grant. The date of grant is the date following the annual meeting at which the director was elected.

No additional compensation is paid for service as a committee chair or member or for attendance at meetings of the Board or any Board committee. Mr. Bewkes is the only director who is also an officer of and employed by the Company (or any of its subsidiaries). He does not receive any additional compensation for his Board activities.

Annual Cash Retainer.  The annual cash retainer is intended to provide a balance between cash and equity compensation, as well as to allow the directors to use the cash to pay taxes on their RSUs as they vest without having to sell shares to pay those taxes. New directors who join the Board after an annual meeting of stockholders receive a pro-rated cash retainer.

Options.  Stock options granted to directors in 2010 (prior to September 16, 2010) were made from the Time Warner Inc. 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”). Grants of stock options to non-employee directors after such date are made under the Time Warner Inc. 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”). The number of stock options granted with a fair value of $40,000 is based on the closing sale price of a share of Common Stock as reported on the NYSE Composite Tape on the date of grant and the Black-Scholes methodology of valuing options. New directors who join the Board after an annual meeting of stockholders will receive a pro-rated grant of stock options. All of the options granted to non-employee directors have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of 10 years and vest fully in one year and immediately if the director ceases to serve as a director of the Company under certain conditions, including because the director is not nominated by the Board of Directors to stand for re-election at the annual meeting of stockholders, is not re-elected by the stockholders at the annual meeting, or resigns after receiving fewer than a majority of “for” votes of the votes cast in an uncontested election of directors.

Restricted Stock Units.  The RSUs represent a contingent right to receive the designated number of shares of Common Stock upon completion of the vesting period. The number of RSUs having a fair value of $85,000 is determined based on the closing sale price of a share of Common Stock as reported on the NYSE Composite Tape on the date of grant. New directors who join the Board after an annual meeting of stockholders will receive a pro-rated grant of RSUs. All of the RSUs granted to non-employee directors in 2010 vest and shares of Common Stock are issued and delivered to the non-employee director (along with any distributions retained by the Company) on the anniversary of the first day of the month in which the RSUs were granted. The RSUs also vest in full upon the termination of the non-employee director’s service on the Board on account of (i) retirement either due to a mandatory retirement policy or after serving at least five years as a director, (ii) failure to be re-elected by the stockholders after nomination, (iii) resignation after receiving fewer than a majority “for” votes of the votes cast in an uncontested election of directors, (iv) death or disability, (v) the occurrence of certain transactions involving a change in control of the Company, or (vi) under certain other designated circumstances, with the approval of the Board on a case-by-case basis. If a non-employee director leaves the Board for any other reason, then his or her unvested RSUs are forfeited to the Company. During the vesting period, the directors may not vote the RSUs or transfer their rights with respect to the RSUs. The directors are entitled to receive dividend equivalents on the RSUs in an amount equal to the regular quarterly cash dividends declared and paid by the Company at the same time that the dividends are paid on outstanding shares of Common Stock.

Expenses.  Non-employee directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending Board, committee and stockholder meetings. While travel to such meetings may include the use of Company aircraft, if available and appropriate under the circumstances, the directors generally use commercial air or rail transportation services. Directors are also reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

The Company provides directors with representative samples of the Company’s products (such as DVDs), promotional items and other merchandise. The Company also periodically invites directors and their spouses to attend Company-sponsored events, such as film premieres, screenings and cultural events. The Company believes that receiving these products and attending these types of functions serve a business purpose by expanding the directors’ knowledge of the Company’s business, products, services, business partners and other constituencies. The Company also invites directors and their spouses to attend the annual meeting of stockholders and, from time to time, other events. The Company generally provides for, or reimburses expenses of, the spouses’ travel, food and lodging for attendance at the annual meeting of stockholders and other events to which directors’ spouses and guests have been invited. For the year ended December 31, 2010, the aggregate incremental cost to the Company of these Company products, events and related expenses was well below $10,000 per director. The Company also reimburses the non-employee director for the estimated taxes incurred in connection with any income recognized by the director as a result of the non-employee director’s or spouse’s attendance at such events. The reimbursements paid by the Company in early 2011 for such taxes incurred by certain directors in 2010 are included in the All Other Compensation column of the table below.

From time to time, spouses may also join non-employee directors on Company aircraft when a non-employee director is traveling to or from any Board, committee, or stockholder meeting. While the Company generally incurs no additional cost, this travel may result in the non-employee director recognizing income for tax purposes. The Company does not reimburse the non-employee director for the estimated taxes incurred in connection with such income. In limited circumstances (such as medical emergencies or other exigent circumstances), non-employee directors may also use Company aircraft for personal use. Such personal use of Company aircraft will result in the non-employee director recognizing income for tax purposes, and the Company does not reimburse the non-employee director for any taxes incurred in connection with such personal use.

Ownership Guidelines.  The Company’s Corporate Governance Policy provides that directors are encouraged to own Common Stock (whether obtained through the exercise of stock options, the vesting of RSUs or the purchase of shares). In addition, under the Company’s Corporate Governance Policy, it is expected that, within five years of joining the Board, a non-employee director will own at least 10,000 shares of Common Stock. Seven of the non-employee directors own at least 10,000 shares of Common Stock and three of the non-employee directors are expected to own at least 10,000 shares of Common Stock by May 2011 due to the vesting of RSUs on May 1. The remaining two non-employee directors have been members of the Board for less than five years.

Deferred Compensation Plan.  The Company maintains a deferred compensation plan for non-employee directors. Under the Time Warner Inc. Non-Employee Directors’ Deferred Compensation Plan, non-employee directors may elect each year to defer receipt of 10% to 100% of their cash compensation payable during the next calendar year. During the time that the cash compensation amounts are deferred, each director can elect from the following crediting alternatives to determine the amounts that will be paid: (i) the amount deferred plus annual interest at the prime rate in effect on May 1 of each annual period plus 2%, (ii) the value of a hypothetical investment in shares of Common Stock made at the time of the deferral, plus the notional reinvestment of dividend equivalents based on any regular cash dividends paid by the Company on the Common Stock, or (iii) an allocation of 50% of the amount deferred to each of the crediting alternatives. The crediting election can be changed by the director at any time with respect to cash compensation earned after the date of the election. Amounts deferred are payable in cash in a lump sum or in installments after a director leaves the Board, based on the director’s election made at the time the director elected to defer receipt of the compensation.

Prior Retirement and Deferred Compensation Programs.  The Company does not currently maintain a retirement plan for its non-employee directors. Prior to 1996, the Company maintained a plan called the Time Warner Retirement Plan for Outside Directors. Mr. Miles participated in this plan due to his service as a director of Historic TW. When he leaves the Board, he will receive a payment of $30,000 and another payment of $15,000 in the following year, which reflects the 1.5 years he served as a non-employee director of Historic TW prior to May 1996, when the plan was frozen. In addition, Mr. Novack receives retirement benefits under the terms of the Company’s benefit plans as a result of his past service as an employee of the Company.

The Company also has a prior deferred compensation plan for non-employee directors under which the directors could previously elect to defer all or a portion of their cash compensation. Amounts deferred under this deferred compensation plan are increased based on the seven-year Treasury bond rate or the hypothetical investment of the amounts deferred in shares of Common

Stock and any dividends thereon, with the higher valuation of the two used to determine the amount paid upon distribution. Amounts deferred are payable generally upon the director reaching age 70 or ceasing to be a director of the Company for certain specified reasons. The Company currently maintains accounts under this plan on behalf of Mr. Bollenbach.

The table below sets forth 2010 compensation information regarding the Company’s non-employee directors. The material factors necessary to understand the director compensation set forth in the table are described in “Director Compensation” above.

DIRECTOR COMPENSATION
FOR FISCAL YEAR 2010

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned	Stock	Option	Non-Equity	Deferred
	or Paid in	Awards	Awards	Incentive Plan	Compensation	All Other
Name	Cash	(1)(2)	(2)(3)	Compensation	Earnings (4)	Compensation (5)	Total

James L. Barksdale	$125,000	$85,006	$39,391	—	—	$19	$249,416
William P. Barr	$125,000	$85,006	$39,391	—	—	—	$249,397
Stephen F. Bollenbach (4)	$125,000	$85,006	$39,391	—	—	$19	$249,416
Frank J. Caufield	$125,000	$85,006	$39,391	—	—	$19	$249,416
Robert C. Clark	$125,000	$85,006	$39,391	—	—	—	$249,397
Mathias Döpfner	$125,000	$85,006	$39,391	—	—	—	$249,397
Jessica P. Einhorn	$125,000	$85,006	$39,391	—	—	—	$249,397
Fred Hassan	$125,000	$85,006	$39,391	—	—	$51	$249,448
Michael A. Miles	$125,000	$85,006	$39,391	—	—	—	$249,397
Kenneth J. Novack	$125,000	$85,006	$39,391	—	—	—	$249,397
Paul D. Wachter (6)	$72,917	$49,576	$22,695	—	—	—	$145,188
Deborah C. Wright	$125,000	$85,006	$39,391	—	—	—	$249,397

(1)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of RSUs granted by the Company to non-employee directors in 2010. On May 22, 2010, the Company awarded 2,826 RSUs to each of the non-employee directors except Mr. Wachter, who was not a director at such time. The Company awarded 1,532 RSUs to Mr. Wachter on October 28, 2010 when he joined the Board. The grant date fair value of each RSU award was calculated using the closing sale price of the Common Stock on the NYSE Composite Tape on the date of grant. The actual value, if any that is realized by a director from any RSU award will depend on the performance of the Company’s stock. For additional information about the weighted average assumptions used to determine the grant date fair value of the RSUs granted in 2010, see Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “2010 Form 10-K”). The awards of RSUs granted in 2010 vest on the anniversary of the first day of the month in which the RSUs were granted, subject to acceleration upon the occurrence of certain events, as described under “— Restricted Stock Units” above. Each director has a right to receive dividend equivalents on his or her unvested RSUs, based on regular cash dividends paid by the Company on the Common Stock.

(2)	Presented below is the aggregate number of outstanding stock awards and stock option awards held by the non-employee directors on December 31, 2010.

	Total Stock Awards	Total Option
	(Restricted Stock	Awards
	and RSUs)	Outstanding
Name	Outstanding at 12/31/10	at 12/31/10

James L. Barksdale	6,945	76,736
William P. Barr	2,826	9,325
Stephen F. Bollenbach	7,293	76,736
Frank J. Caufield	6,945	76,736
Robert C. Clark	6,945	28,590
Mathias Döpfner	6,945	19,920
Jessica P. Einhorn	6,945	24,737
Fred Hassan	2,826	9,325
Michael A. Miles	7,293	76,736
Kenneth J. Novack	6,945	991,445
Paul D. Wachter	1,532	2,967
Deborah C. Wright	6,945	24,737

(3)	The amounts set forth in the Option Awards column represent the aggregate grant date fair value of stock options granted by the Company in 2010. On May 22, 2010, the Company awarded options to purchase 5,472 shares of Common Stock to each of the non-employee directors (except Mr. Wachter, who was not a member of the Board at that time). The Company awarded options to purchase 2,967 shares of Common Stock to Mr. Wachter on October 28, 2010 when he joined the Board.

The grant date fair value of the stock options awarded to the non-employee directors on May 22, 2010 was determined using the Black-Scholes option pricing model based on the following assumptions: an expected volatility of 29.2%; an expected term to exercise of 6.3 years from the date of grant; a risk-free interest rate of 2.8%; and a dividend yield of 2.8%. The grant date fair value of Mr. Wachter’s stock options awarded on October 28, 2010 was calculated using the Black-Scholes option pricing model based on the following assumptions: an expected volatility of 30.4%; an expected term to exercise of 6.3 years from the date of grant; a risk-free interest rate of 2.0%; and a dividend yield of 2.8%. For additional information about the weighted-average assumptions used to determine the grant date fair value of options granted in 2010, see Note 12 to the Company’s consolidated financial statements included in the 2010 Form 10-K. The discussion in Note 12 reflects weighted-average assumptions on a combined basis for both retirement-eligible and non-retirement eligible employees and non-employee directors.

The actual value, if any, that is realized by a non-employee director from any stock option will depend on the amount by which the market value of the Common Stock exceeds the exercise price of the stock option on the date the stock option is exercised. Accordingly, there is no assurance that the value realized by a non-employee director will be at or near the grant date fair value presented above. These amounts should not be used to predict stock performance. None of the stock options were awarded with tandem stock appreciation rights.

(4)	Based on the elections made by the participants, all earnings on the cash compensation deferred pursuant to the Time Warner Inc. Deferred Compensation Plan for Non-Employee Directors were based on the value of a hypothetical investment in shares of Common Stock made at the time of the deferral, plus the notional reinvestment of dividend equivalents based on any regular cash dividends paid by the Company on the Common Stock. The earnings on the cash compensation deferred pursuant to a deferred compensation plan for non-employee directors previously offered by the Company were based on the higher of the seven-year Treasury bond rate or the hypothetical investment of the amounts deferred in shares of Common Stock and any dividends thereon. Only Mr. Bollenbach elected to defer receipt of 100% of his 2010 cash compensation pursuant to the terms of the Time Warner Inc. Deferred Compensation Plan for Non-Employee Directors.

(5)	The amounts shown in the All Other Compensation column consist of the Company’s payments made in 2011 for the estimated taxes incurred in 2010 in connection with income recognized by the applicable director as a result of the attendance by such director’s spouse at one or more Company events held in 2010.

(6)	Mr. Wachter was elected to the Board on October 28, 2010. Mr. Wachter was paid a cash retainer of $72,917 (pro-rated from the $125,000 annual cash retainer fee) and on October 28, 2010, he was granted options to purchase 2,967 shares of Common Stock (pro-rated based on an annual grant of stock options having a value of $40,000) and 1,532 RSUs (pro-rated based on an annual grant of RSUs having a value of $85,000).

SECURITY OWNERSHIP

Security Ownership of the Board of Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Time Warner Common Stock as of January 31, 2011 for each current director, each nominee for election as a director, each of the persons named in the Summary Compensation Table and for all current directors and executive officers as a group as of January 31, 2011. None of the foregoing persons beneficially owned any shares of equity securities of the Company’s subsidiaries as of January 31, 2011.

	Time Warner Common Stock Beneficially Owned (1)
				Restricted
	Number of	Option	Performance	Stock	Percent
Name of Beneficial Owner	Shares	Shares (2)	Stock Units (3)	Units (4)	of Class

Edward I. Adler	10,723	320,806	9,030	—		*
James L. Barksdale (5)	36,231	40,454	—	—		*
William P. Barr	16,800	964	—	—		*
Jeffrey L. Bewkes (6)	274,531	3,473,544	—	26,888		*
Stephen F. Bollenbach (7)	12,689	40,454	—	—		*
Paul T. Cappuccio (6)	70,275	609,340	16,237	15,020		*
Frank J. Caufield	86,188	40,454	—	—		*
Robert C. Clark	9,005	17,343	—	—		*
Mathias Döpfner	3,825	8,673	—	—		*
Jessica P. Einhorn	6,342	13,490	—	—		*
Patricia Fili-Krushel (6)	62,696	813,553	12,214	—		*
Gary L. Ginsberg	—	—	—	—		*
Fred Hassan	34,000	964	—	—		*
John K. Martin, Jr. (6)	14,196	411,872	27,094	13,937		*
Michael A. Miles (7)	24,220	40,454	—	—		*
Kenneth J. Novack (8)	17,660	17,343	—	—		*
Paul D. Wachter (9)	3,000	—	—	—		*
Deborah C. Wright	6,675	13,490	—	—		*
All current directors and executive officers (18 persons) as a group (2)-(9)	666,286	5,256,561	63,219	74,066		*

*	Represents beneficial ownership of less than one percent of the issued and outstanding Common Stock as of January 31, 2011.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power. This table does not include, unless otherwise indicated, any shares of Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

Under some of the Company’s deferred compensation programs, as described below, a participant may elect to have the value of his or her deferred compensation ultimately paid out based on an assumed investment in the Common Stock during the deferral period. Such participants do not have any right to vote or receive any Common Stock in connection with these assumed investments, which are ultimately paid in cash, but the assumed investments of the deferred compensation do represent an economic interest in the Common Stock. The following share equivalents, or “phantom units,” have been credited to the following individuals under the Company’s deferred compensation programs: Mr. Bewkes, 20,484 share equivalents; Mr. Bollenbach, 24,307 share equivalents; and Mr. Miles, 4,636 share equivalents. These share equivalents are not included in the table above.

(2)	Reflects shares of Common Stock underlying stock options awarded by the Company that were exercisable on or within 60 days of January 31, 2011. These shares are not included in the “Number of Shares” column.

(3)	Reflects shares of Common Stock that were issuable upon the vesting of performance stock units (“PSUs”) on or within 60 days of January 31, 2011. PSUs represent a contingent right to receive shares of Common Stock upon the satisfaction of certain performance criteria. These shares are not included in the “Number of Shares” column.

(4)	Reflects shares of Common Stock that were issuable upon the vesting of restricted stock units (“RSUs”) on or within 60 days of January 31, 2011. RSUs represent a contingent right to receive shares of Common Stock. These shares are not included in the “Number of Shares” column.

(5)	Includes 400 shares of Common Stock held by a limited partnership of which Mr. Barksdale is the sole general partner.

(6)	Includes (a) an aggregate of approximately 33,481 shares of Common Stock held by a trust under the Time Warner Savings Plan for the benefit of employees of the Company (including 31,782 shares for Mr. Bewkes, 899 shares for Mr. Martin, 236 shares for Mr. Cappuccio and 258 shares for Ms. Fili-Krushel, (b) an aggregate of 6,126 shares of Common Stock beneficially owned by the spouse of an executive officer (Carol Melton) and (c) 92 shares held in an IRA account for the benefit of Ms. Fili-Krushel. Also includes 51,649 shares of Common Stock issuable to Ms. Fili-Krushel due to the vesting of outstanding RSUs held by her on January 1, 2011 in connection with her resignation, which will not be issued and delivered to her until July 2, 2011 in accordance with Section 409A of the Internal Revenue Code.

(7)	The number of shares held by Messrs. Bollenbach and Miles includes 348 shares of restricted stock held by each director.

(8)	Includes 175 shares of Common Stock held by the Novack Family Foundation, of which Mr. Novack and his wife are two of nine trustees who share voting power with respect to the shares. Mr. Novack disclaims beneficial ownership of shares held by the Novack Family Foundation.

(9)	Reflects 3,000 shares of Common Stock held by the Wachter Family Trust, of which Mr. Wachter and his spouse are the trustees and beneficiaries. Mr. Wachter and his spouse share voting and investment power with respect to the shares.

Security Ownership of Certain Beneficial Owners

Based on a review of filings with the SEC, the Company has determined that the following persons are holders of more than 5% of the outstanding shares of Common Stock as of December 31, 2010:

	Shares of Stock
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class

Capital Research Global Investors (1) 333 South Hope Street Los Angeles, CA 90071	68,907,000	6.2%

BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	66,356,159	5.98%

Dodge & Cox (3) 555 California Street, 40th Floor San Francisco, CA 94104	57,800,257	5.2%

(1)	Based solely on a Schedule 13G/A filed by Capital Research Global Investors with the SEC on February 10, 2011.

(2)	Based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 9, 2011.

(3)	Based solely on a Schedule 13G/A filed by Dodge & Cox with the SEC on February 10, 2011.

AUDIT-RELATED MATTERS

Report of the Audit and Finance Committee

In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities in a number of areas. These responsibilities include, among others: (i) the appointment and oversight of the Company’s independent auditors, as well as the evaluation of the independent auditors’ qualifications, performance and independence, (ii) the appointment and oversight of the Company’s Chief Audit Executive and the Company’s internal audit function, (iii) oversight of the Company’s ethics and compliance program, (iv) oversight of the Company’s response to any regulatory actions involving financial, accounting and internal control matters, (v) oversight of the Company’s risk management policies and processes, (vi) review of the Company’s earnings press releases, financial statements, and systems of disclosure controls and procedures and internal control over financial reporting, and (vii) oversight of the Company’s financial structure, financial condition (including financial capacity) and capital strategy.

To assist it in fulfilling its oversight and other duties, the Audit Committee may retain outside counsel and other advisors as it deems necessary to carry out its duties. In addition, the Audit Committee regularly meets separately with the internal auditor, the independent auditors, management and in-house counsel.

Independent Auditors and Internal Audit Matters.  The Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. During 2010, the Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Audit Committee also considered whether the provision of any of the non-audit services described below under “Fees of the Independent Auditors” is compatible with maintaining their independence. The Audit Committee has also appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent auditors for 2011, and the Board concurred in its appointment.

The Audit Committee has reviewed and approved the annual internal audit plan and has met regularly with the Chief Audit Executive, with and without management present, to review and discuss the internal audit reports, including reports relating to operational, financial and compliance matters.

Ethics and Compliance Matters.  The Audit Committee has reviewed and discussed with the Chief Ethics and Compliance Officer and management the Company’s ongoing efforts to sustain and enhance its ethics and compliance program to promote an organizational culture that encourages ethical conduct and a commitment to compliance with the law. The Audit Committee has periodically received reports from the Chief Ethics and Compliance Officer and management concerning the Company’s ethics and compliance program, as well as reports on specific ethics and compliance matters. During 2010, the Audit Committee reviewed and recommended that the Board of Directors approve the Company’s revised Standards of Business Conduct, which forms the cornerstone of the Company’s ethics and compliance program. The Audit Committee has also overseen other initiatives in this area, including training programs and other efforts to increase awareness among employees of the Company’s ethics and compliance program.

Financial Statements as of December 31, 2010.  Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal and disclosure controls (including internal control over financial reporting). The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting and expressing opinions on (i) the fair presentation of the Company’s annual consolidated financial statements in conformity with U.S. generally accepted accounting principles and (ii) the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the independent auditors with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2010. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

In connection with its review of the Company’s 2010 year-end financial statements, the Audit Committee has reviewed and discussed with management and the independent auditors the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended and as adopted by the Public Accounting Oversight Board in Rule 3200T, including the quality and acceptability of the Company’s accounting policies, financial reporting processes and controls.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their reports, express opinions on the fair presentation of the Company’s annual consolidated financial statements in conformity with U.S. generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. In reliance on the reviews and discussions referred to in this Report of the Audit and Finance Committee and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC.

Members of the Audit and Finance Committee

Deborah C. Wright (Chair)
Stephen F. Bollenbach
Robert C. Clark
Jessica P. Einhorn
Fred Hassan
Paul D. Wachter

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Audit Committee has established a policy (the “Pre-Approval Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Pre-Approval Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent auditors and the Company, (ii) would place the independent auditors in the position of auditing their own work, (iii) would result in the independent auditors acting in the role of management or as an employee of the Company, or (iv) would place the independent auditors in a position of acting as an advocate for the Company. Additionally, the Audit Committee considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee has delegated to its Chair the authority to address certain requests for pre-approval of audit and permissible non-audit services between meetings of the Audit Committee and the Chair must report her pre-approval decisions to the Audit Committee at its next regular meeting. The Pre-Approval Policy is designed to help ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit Committee monitors compliance by management with the Pre-Approval Policy by requiring management, pursuant to the Pre-Approval Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent auditors. Management has also implemented internal procedures to promote compliance with the Pre-Approval Policy.

Services Provided by the Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. Accordingly, the Audit Committee has appointed Ernst & Young LLP to perform audit and permissible non-audit services for the Company and its subsidiaries.

The aggregate fees for services provided by Ernst & Young LLP to the Company with respect to the years ended December 31, 2010 and 2009 are as set forth below. The lower fees for 2010 as compared to 2009 reflect the reduced services required following the separations of Time Warner Cable Inc. and AOL Inc. from the Company in 2009.

Fees of the Independent Auditors

	2010	2009

Audit Fees (1)	$14,427,000	$23,272,000
Audit-Related Fees (2)	547,000	2,196,000
Tax Fees (3)	1,486,000	2,026,000
All Other Fees	0	0

Total Fees for Services Provided	$16,460,000	$27,494,000

(1)	Audit Fees were for audit services, including (a) the annual audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements, (b) the audit of the effectiveness of internal control over financial reporting, (c) consultation with management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard-setting bodies, (d) international statutory audits, and (e) services that only the independent auditors reasonably can provide, such as services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assistance in responding to SEC comment letters.

(2)	Audit-Related Fees were principally for services related to (a) agreed-upon procedures or expanded audit procedures to comply with contractual arrangements or regulatory reporting requirements, (b) audits of employee benefit plans, and (c) services pertaining to acquisitions, dispositions and the related accounting or disclosure treatment for such transactions or events.

(3)	Tax Fees were for services related to (a) tax compliance, (b) tax planning and tax advice, and (c) expatriate tax services.

None of the services related to Audit-Related Fees or Tax Fees presented above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes and analyzes the compensation provided to the following “named executive officers” for services provided to the Company in 2010. Their compensation is set forth in the Summary Compensation Table and the other compensation tables that follow this CD&A.

Name	Position with the Company During 2010

Jeffrey L. Bewkes	Chairman and Chief Executive Officer
John K. Martin, Jr. (1)	Executive Vice President and Chief Financial Officer
Paul T. Cappuccio	Executive Vice President and General Counsel
Patricia Fili-Krushel (2)	Executive Vice President, Administration
Gary L. Ginsberg (3)	Executive Vice President, Corporate Marketing and Communications
Edward I. Adler (4)	Executive Vice President, Corporate Communications

(1)	Mr. Martin was appointed Executive Vice President, Chief Financial and Administrative Officer of the Company effective January 1, 2011.

(2)	Ms. Fili-Krushel resigned effective January 1, 2011 to accept a position at another company.

(3)	Mr. Ginsberg’s employment with the Company began on April 5, 2010.

(4)	Mr. Adler’s employment with the Company ended effective July 31, 2010.

This CD&A is organized as follows. First, the Executive Summary (pages 56 to 62) discusses the Compensation Committee’s compensation philosophy and summarizes key information included in the rest of this CD&A. This CD&A then describes the Components of Executive Compensation (pages 63 to 64), How Executive Compensation is Established (pages 64 to 68), and the Compensation Committee’s decisions about the named executive officers’ 2010 Compensation (pages 68 to 78). Finally, this CD&A addresses Other Compensation Policies and Practices (pages 78 to 81) that help advance the Compensation Committee’s compensation philosophy.

The Company encourages you to read this CD&A in conjunction with the advisory vote to approve the compensation of the named executive officers as discussed in this Proxy Statement. See “Proposal 3 — Advisory Vote on Executive Compensation.”

Executive Summary

In the past year, Time Warner took a number of actions to advance its compensation philosophy. In 2010, the Company successfully executed agreements to retain and attract executive talent; it refined its compensation and benefits programs to further align them with stockholders’ interests and achieve efficiencies; and it provided compensation for its named executive officers that reflected the Company’s strong performance and the individual performance of the named executive officers. During 2010, the Company posted its strongest revenue growth in years, increased Adjusted Earnings per Share by over 30%, strengthened the competitive position of its businesses, and made progress toward achieving its long-term strategic objectives including the successful digital transition and international expansion of its businesses.

Compensation Philosophy.  The Compensation Committee continues to be guided by the following key principles in determining the compensation of the Company’s executive officers:

•	Retain and Attract Talent. Compensation should reflect the competitive marketplace, so the Company can attract, retain, and motivate talented executives.

•	Accountability for Business Performance. Compensation should be tied in part to the Company’s financial and operating performance, so executives are held accountable through their compensation for the performance of the businesses for which they are responsible.

•	Accountability for Individual Performance. Compensation should be tied in part to the individual’s performance to encourage and reflect individual contributions to the Company’s performance.

•	Alignment with Stockholder Interests. Compensation should be tied in part to the Company’s stock performance to align executives’ interests with those of the Company’s stockholders.

•	Independence. An independent committee of the Board should be responsible for reviewing and establishing the compensation for all the Company’s executive officers and its divisional chief executive officers, as well as the Company’s overall compensation and benefits programs. The committee should have the power and funding to retain its own advisers, who report directly to the committee, to assist the committee in carrying out its responsibilities.

Design of Compensation Program.  Time Warner’s executive compensation program is designed to implement the Compensation Committee’s philosophy of attracting, motivating and retaining executives, holding the executives accountable for business and individual performance, and aligning the executive’s interests with those of the Company’s stockholders. The compensation of the named executive officers generally consists of annual base salary, annual cash bonus and long-term incentive awards (generally a blend of stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”)). The salary, annual bonus and long-term incentives together reinforce the Compensation Committee’s goals of motivating and retaining the executives, holding the executives accountable for business and individual performance, providing a balanced focus on both short-term performance (through the use of annual bonus) and long-term performance (through the use of equity awards with multi-year vesting schedules or performance periods), and aligning the executives’ interests with those of the Company’s stockholders. The Company also provides retirement, health, welfare and other benefits, including limited perquisites, which are an essential part of a competitive compensation program. The chart below summarizes how each component of executive compensation advances the Compensation Committee’s compensation philosophy.

		Hold accountable	Hold accountable	Align with
	Retain	for business	for individual	stockholders’
	and attract talent	performance	performance	interests

Base Salary	√		√
Bonus	√	√	√	√
Equity Awards	√	√	√	√
Benefit Programs	√

Developments in Executive Compensation in 2010.  During 2010, the Compensation Committee took a number of actions to advance the Compensation Committee’s compensation philosophy, including actions to retain key talent and changes to compensation to further align compensation with stockholders’ interests.

•	The Compensation Committee approved an increase in Mr. Bewkes’ base salary from $1.75 million to $2.0 million, which was consistent with the employment agreement he entered into in 2007 that provided that his salary would be increased to $2.0 million if the Board of Directors elected him to serve as Time Warner’s Chairman. Mr. Bewkes declined the increase when he was elected Chairman effective January 1, 2009 due to the economic environment at that time. In addition, in recognition of Mr. Bewkes’ individual performance, the Company’s performance under his leadership, and the competitive market for talent among major media and entertainment companies, the Compensation Committee approved an increase in Mr. Bewkes’ target bonus from $8.5 million to $10.0 million, and an increase in the target value of annual long-term incentive compensation from $8.5 million to $10.0 million.

•	The Compensation Committee approved an amended and restated employment agreement for Mr. Martin that provides for (i) an increase in his base salary from $1.0 million to $1.5 million effective January 1, 2010, (ii) an increase in the target bonus from $2.0 million to $3.75 million beginning with the bonus for 2010, and (iii) beginning in 2011, an increase in his target value of annual long-term incentive compensation from $3.0 million to $3.25 million. The terms of the agreement reflected Mr. Martin’s integral role as the Company’s senior financial executive, his strategic leadership on key company-wide initiatives, and the competitive market for executive talent.

•	The Compensation Committee also approved an amended and restated employment agreement for Mr. Cappuccio, which provides for (i) an increase in his base salary from $1.0 million to $1.25 million effective July 1, 2010, and (ii) beginning in 2011, an increase in the target value of annual long-term incentive compensation from $1.8 million to $2.75 million. Mr. Cappuccio’s target bonus remained at 200% of his base salary, with the bonus for 2010 pro-rated. The increases in Mr. Cappuccio’s compensation reflect Mr. Cappuccio’s performance and leadership role in major corporate initiatives and transactions as well as the competitive market.

•	Acting on the Compensation Committee’s recommendation, the Board approved changes to the Company’s domestic retirement plans and programs as part of its efforts to provide competitive benefit programs that attract, motivate and retain employees in a more cost-effective manner, mitigate risks, and reduce the volatility of such plans and programs. In March 2010, the Board approved amendments to the Company’s domestic defined benefit pension plans to freeze benefit accruals effective June 30, 2010 as part of a transition to a “savings plans-only” model for retirement programs. The Company now maintains a qualified savings plan and non-qualified deferred compensation programs that limit the Company’s match to a percentage of employee deferrals on up to $500,000 of eligible compensation.

•	The Compensation Committee approved changes to the executive compensation programs to further align the executives’ compensation with the stockholders’ interests. It changed one of the financial measures used in determining annual bonuses from Adjusted Operating Income Before Depreciation and Amortization (Adjusted OIBDA) to Adjusted Divisional Pre-Tax Earnings. The new measure not only is more consistent with the Adjusted Operating Income measure used beginning in 2010 to evaluate the operating performance of the Company, but also is intended to provide greater accountability for capital allocation because it measures operating performance after depreciation and amortization.

•	Following discussions with institutional investors who had raised a concern that failing to accrue dividend equivalents could provide a disincentive to management to recommend to the Board that it increase the Company’s dividend, the Compensation Committee also approved a change so that PSUs awarded as part of long-term incentive compensation beginning in 2010 will include the accrual of dividend equivalents on the shares that ultimately vest and are earned based on the Company’s performance. The dividend equivalents will be distributed in cash to the participants following the vesting of such PSUs. Further, to continue the use of long-term incentive compensation that aligns the interests of the executives with stockholders, the Board adopted (and the stockholders approved) the Time Warner Inc. 2010 Stock Incentive Plan in 2010, which is the only active equity compensation plan used by the Company.

•	As part of its regular review of the personal benefits provided to the named executive officers, the Compensation Committee reduced the reimbursement for financial planning services to $30,000 per year beginning in 2010, eliminated the reimbursement of dues for private dining clubs used for business purposes beginning in 2011 (reflecting the informal practice for the last two years), and required executive officers to pay for executive dining services.

•	The Company also regularly engages with its stockholders to discuss the Company’s and the stockholders’ perspectives on compensation, governance and disclosure practices. The Company values these conversations and considers them and other feedback from its stockholders when evaluating the Company’s compensation programs, policies and practices. Following the adoption of the Dodd-Frank Act in July 2010, the Company discussed the requirements to conduct stockholder advisory votes on the compensation of its named executive officers and the frequency of such votes with many of its institutional stockholders, as well as other aspects of the legislation.

These discussions helped inform the Board of Directors’ recommendation on Proposal 4 — Advisory Vote on the Frequency of Holding Advisory Votes on Executive Compensation.

Summary of 2010 Compensation

2010 Base Salary.  As described above, the Compensation Committee approved increases in the base salaries of Messrs. Bewkes, Martin and Cappuccio during 2010. In addition, it approved the $800,000 base salary of Mr. Ginsberg in connection with his joining the Company in 2010. The base salaries for Ms. Fili-Krushel and Mr. Adler were not increased for 2010.

2010 Annual Bonus.

For 2010, with respect to each named executive officer other than Mr. Adler,** the Compensation Committee considered both the Company’s financial performance (assigned a weighting of 70%) and individual performance (assigned a weighting of 30%) against the goals it established at the beginning of 2010. This approach is intended to hold executives accountable for business and individual performance.

Financial Performance.  For the year ended December 31, 2010, Time Warner delivered very strong financial and operating performance despite the difficult and uncertain economy that persisted during the year, and had the following noteworthy financial accomplishments:

•	Revenues rose 6% to $26.9 billion, the highest growth rate since 2004.

•	Operating income rose 21% to $5.4 billion. Adjusted Operating Income increased 17% from 2009. Diluted Income per Common Share from Continuing Operations was $2.25 for 2010 compared to $1.75 for 2009.

•	The Company issued its business outlook at the beginning of 2010 and raised it each quarter during 2010, and then delivered Adjusted Earnings per Share for 2010, which exceeded its most recently updated business outlook.

•	The Company delivered strong Free Cash Flow (see page 71 for a definition of Free Cash Flow).

The Compensation Committee used the following financial performance measures in determining the amount of executives’ bonuses in 2010: “Adjusted Divisional Pre-Tax Earnings” and “Free Cash Flow.” These measures are consistent with the measures that the Company uses to evaluate its financial performance and the Compensation Committee believes that using these measures encourage long-term growth and performance, which drives the creation of long-term shareholder value. See page 71 for the definitions of the financial measures for the annual bonus. The Compensation Committee assigned a weighting of 70% to Adjusted Divisional Pre-Tax Earnings and 30% to Free Cash Flow to determine the Company’s performance rating.

*  The discussion of the bonuses awarded to the named executive officers does not include Mr. Adler because his employment relationship with the Company ended during the year. Pursuant to the severance provisions of his employment agreement, Mr. Adler received a payment in an amount equal to his pro rata “average annual bonus” for the period January 1, 2010 to July 31, 2010.

Based on the Company’s very strong financial performance in 2010, the Adjusted Divisional Pre-Tax Earnings rating was 150% and the Free Cash Flow rating was 137%. Based on these ratings and the Compensation Committee’s evaluation of the Company’s performance, the Compensation Committee approved a final rating of 146% for the Company’s 2010 financial performance.

Individual Performance.  Each named executive officer’s individual performance goals for 2010 related to the execution of the Company’s business strategies based on the executive’s role at the Company. The named executive officers played an integral role in the Company’s achievement of its very strong financial results and the Company’s significant progress during 2010 on its strategic objectives, including increasing investments in the Company’s programming to drive future ratings and revenue increases (e.g., the agreement with the NCAA to present the NCAA Division I Men’s Basketball Championship games), advancing the digital transition of its businesses (e.g., the “TV Everywhere” initiative), expanding internationally in attractive markets (e.g., HBO’s acquisition of the remainder of its partners’ interests in HBO Central Europe, Turner’s acquisition of networks in Chile and India, and Warner Bros. expansion of its television and video games capabilities outside the U.S.), and improving operational efficiency (e.g., cost savings initiatives relating to technology, real estate and facilities). The Company also strengthened its balance sheet, taking advantage of the historically low interest rates in the credit markets to extend the maturities of $5.0 billion in debt while returning $3.0 billion to stockholders through increased dividends and share repurchases. The Compensation Committee assigned a performance rating of 140% for Mr. Bewkes and approved Mr. Bewkes’ recommendations of 145% for Mr. Martin and 130% for each of Messrs. Cappuccio and Ginsberg and Ms. Fili-Krushel (out of a maximum of 150%). The disclosure on pages 72 to 76 provides more information on each executive officer’s individual performance.

Final Amounts.  The Compensation Committee believes that discretion and judgment are important factors when determining the appropriate levels of compensation. Therefore, while the performance measures form a framework for awarding bonuses, the Compensation Committee retains discretion to deviate from the results obtained from applying the percentages and goals in a formulaic manner. The Compensation Committee exercised its discretion in determining final bonus amounts for each named executive officer, taking into account each individual’s performance, and, in each case, approved a bonus that was less than the maximum tax-deductible bonus that could be paid, and that was either equal to the bonus that would result from applying the Company financial and the individual performance ratings or slightly less.

Under the Time Warner Inc. Annual Incentive Plan for Executive Officers (the “Annual Incentive Plan”), which was approved by the Company’s stockholders and is intended to comply with Section 162(m) of the Internal Revenue Code, the maximum bonus that could be paid to each named executive officer for 2010 was $20.0 million. The table below provides each named executive officer’s target bonus approved by the Compensation

Committee in early 2010 and the actual bonus awarded by the Compensation Committee for 2010.

				Individual Performance
				Amount
		Company Performance Amount			Rating
			Rating Multiplied		Multiplied	Actual
	2010 Target		by 70% of Target		by 30% of	Bonus
	Bonus Amount	Rating	Bonus	Rating	Target Bonus	Amount

Jeffrey L. Bewkes	$10,000,000	146%	$10,220,000	140%	$4,200,000	$14,420,000
John K. Martin, Jr.	3,750,000	146%	3,832,500	145%	1,631,250	5,450,000
Paul T. Cappuccio	2,250,000	146%	2,299,500	130%	877,500	3,150,000
Patricia Fili-Krushel	1,700,000	146%	1,737,400	130%	663,000	2,400,000
Gary L. Ginsberg	1,600,000	146%	1,635,200	130%	624,000	2,250,000

2010 Long-Term Incentive Awards.  In January 2010, the Compensation Committee approved long-term incentive awards for the named executive officers (other than Mr. Ginsberg) consisting of stock options, RSUs and PSUs. In furtherance of its philosophy of “pay-for-performance,” at least 50% of the “full-value” awards (the RSUs and PSUs) are performance-based awards (PSUs). The Compensation Committee uses total stockholder return and Adjusted Earnings per Share (“Adjusted EPS”) (as defined and reported by Bloomberg), which is one of the performance measures that the Company uses to evaluate its financial performance, as performance measures to determine PSU payouts. For additional information regarding the performance measures for the PSUs awarded in 2010, see pages 76 to 77. The Compensation Committee approved equity grants to Mr. Ginsberg in February 2010 in connection with his hiring in April 2010 and, because his employment commenced after the performance period began, the number of target PSUs awarded was reduced.

The table below shows for each named executive officer the target annual value of long-term incentive compensation for 2010, the equity awards granted in 2010, and the total grant date fair value of such awards.

		Number of		Number of
	Target	Stock	Number of	Target	Total Grant
	Annual	Options	RSUs	PSUs	Date Fair
	Value	Awarded	Awarded	Awarded	Value

Jeffrey L. Bewkes	$10,000,000	620,997	96,285	96,285	$9,592,702
John K. Martin, Jr.	3,000,000	191,615	34,434	34,434	3,164,944
Paul T. Cappuccio	1,800,000	114,969	20,660	20,660	1,898,943
Patricia Fili-Krushel	1,350,000	82,642	15,495	15,495	1,430,292
Gary L. Ginsberg	750,000	35,644	6,405	5,872	720,857
Edward I. Adler	1,000,000	61,216	11,478	11,478	1,059,487

Retirement Programs.  The Company maintains qualified and non-qualified retirement programs for its employees, including qualified and non-qualified defined benefit pension plans, a qualified savings plan, and nonqualified deferred compensation programs. As discussed above, in March 2010, the Board approved amendments to the retirement programs. For additional details regarding these amendments, see “Executive Compensation — Pension Plans.”

Health and Welfare Benefit Programs and Personal Benefits.  The Company also provides medical, vision and dental coverage to the Company’s executive officers and other employees. All employees pay a portion of the cost of these programs. The Company provides limited perquisites to its executive officers. The Compensation Committee reviews and approves changes to the personal benefits on at least an annual basis, and has focused on reducing the personal benefits over the last several years.

Summary of Other Compensation Policies and Practices.  The Compensation Committee maintains the following policies and guidelines that help to advance the Compensation Committee’s compensation philosophy: (i) a policy regarding the use of performance-based compensation, (ii) an equity dilution policy, (iii) stock ownership and retention guidelines, (iv) a policy on the recovery of previously paid executive compensation and (v) restrictions on hedging. The Compensation Committee also takes into account the requirements of Section 162(m) of the Internal Revenue Code when approving the compensation of the named executive officers. See pages 78 to 81 for additional information.

Components of Executive Compensation

The chart below summarizes the key components of the Company’s compensation program for executive officers and how each component advances the Compensation Committee’s compensation philosophy.

Components of Compensation	Purpose and Other Information

Annual Base Salary	• Intended to attract, retain, and motivate executive officers, as well as encourage accountability for individual performance.
• Consistent with pay-for-performance philosophy, generally represents the smallest component of the compensation program.
Annual Cash Bonus
•    Intended to provide a competitive level of compensation, provided that the Company and the executive officer achieve satisfactory performance, thereby reinforcing accountability for both business and individual performance.

• Intended to promote alignment with stockholder interests by incenting executive officers to increase the value of the Company based on strong financial performance.
Long-Term Incentive Awards
•    Intended to promote retention, advance pay-for-performance, encourage a longer-term perspective by executives, and further reinforce the link between the interests of the executive officers and the stockholders.

• Generally a mix of stock options, RSUs and PSUs.

     Stock options:  Designed to incentivize and reward executive officers for increases in stockholder value because executives earn nothing from the stock options unless the value of the Common Stock increases following the grant. Stock options generally vest in equal annual installments over four years.

     RSUs:  Designed to incentivize and reward executive officers to remain with the Company, as well as to align executive officers’ interests with those of stockholders even during periods of stock market fluctuations when stock options may have no realizable value. RSUs generally vest in two equal installments on the third and fourth anniversaries of the date of grant.

     PSUs:  Designed to incentivize and reward executive officers based on (i) the Company’s total stockholder return as compared to that of other companies in the S&P 500 Index and (ii) beginning with the grants made in 2009, the Company’s growth in Adjusted EPS relative to that of other companies in the S&P 500 Index. PSUs generally vest on the third anniversary of the date of grant based on the performance achieved for the performance period.

Components of Compensation	Purpose and Other Information

Retirement Programs	• Intended to permit employees to plan and save for retirement while being mindful of the cost to the Company.

•    In 2010, consisted of (i) qualified defined benefit pension and savings plans and (ii) nonqualified defined benefit pension and deferred compensation plans and programs. Due to amendments adopted in 2010 to freeze the qualified and non-qualified defined benefit pension plans, the named executive officers’ accrued benefits under the qualified and non-qualified pension plans will not increase after June 30, 2010.

• Equity-based compensation is not used in determining pension benefits.
• For 2011, consists of (i) qualified savings plans and (ii) nonqualified deferred compensation programs.
Health and Welfare Programs and Personal Benefits	Health and Welfare Programs:
• Intended to provide benefits that promote employees’ health and to be competitive to promote the hiring and retention of qualified employees.
• Include medical coverage, vision and dental coverage, flexible spending account programs, and similar benefit programs generally available to employees of Time Warner and its divisions.
• Employees with higher base salaries pay a higher percentage of the cost of some of the health and welfare programs.
Personal Benefits:
• Provided to be competitive in the hiring and retention of qualified executives.

•    Include financial services reimbursement, life insurance benefits and transportation-related services. For security reasons, the CEO is provided with a car and driver and is encouraged to use Company aircraft for business and personal use.

• Dining club memberships for business purposes, which were not utilized in 2010, were eliminated as benefits for 2011.

How Executive Compensation is Established

Role of the Compensation Committee.  The Compensation Committee, which consists of five independent directors, is responsible for determining compensation of the named executive officers and other executive officers, including the review and approval of (i) new employment agreements or amendments to existing agreements with the executive officers, including the base salary, target bonus, and target annual long-term incentive amounts provided for in the employment agreements; (ii) increases in base salary, target annual bonus and the target value of long-term incentive compensation; (iii) annual bonuses paid and equity awards granted to each executive officer; and (iv) changes to personal benefits provided to executives.

In carrying out its responsibility, the Compensation Committee follows a schedule over the course of the year. At the beginning of the year, the Compensation Committee reviews recommendations regarding compensation for each of the named executive officers for the year and approves base salary levels, target bonus levels, target annual long-term incentive compensation levels, and equity grants to be made to each named executive officer as part of the long-term incentive program.

With respect to the annual cash bonus, at the beginning of each year, the Compensation Committee reviews and approves the Company-wide financial and individual performance goals to be used in assessing performance and determining the cash bonuses for the year. At the conclusion of the year, the Compensation Committee (i) certifies the performance achieved under the Annual Incentive Plan, including the maximum bonus that can be paid to each participant, (ii) reviews the performance of the Company and each executive officer against the established financial and individual goals, and (iii) exercises its discretion in approving the cash bonus for each executive officer. The Compensation Committee also reviews and certifies the level of performance achieved for long-term incentive programs that have pay-outs determined by performance, such as PSUs.

Role of the Board of Directors.  The Board has retained the authority to approve new executive compensation plans, new equity plans and material amendments to existing executive compensation plans. It has delegated its authority with respect to other executive compensation matters to the Compensation Committee. The Board receives reports from the Compensation Committee on its actions and recommendations following every Compensation Committee meeting and acts as it determines appropriate on the Compensation Committee’s recommendations. The Board also reviews the Company’s executive compensation and benefits programs each year, including the key terms of employment agreements for the named executive officers.

Role of Management.  Management provides data, analysis and recommendations for the Compensation Committee’s consideration regarding the Company’s executive compensation program and policies and assists the Compensation Committee in carrying out its responsibilities. During 2010, materials for the Compensation Committee were generally reviewed by the Chairman and CEO (Mr. Bewkes), the Executive Vice President, Administration (Ms. Fili-Krushel) and members of the legal and finance departments prior to being provided to the Compensation Committee. Management also coordinates with the Compensation Committee’s independent compensation consultant to provide the compensation consultant with information with respect to executive compensation matters in connection with the compensation consultant’s role advising the Compensation Committee. During 2010, the Chairman and CEO, the Executive Vice President, Administration, the Senior Vice President, Global Compensation and Benefits, and the Vice President, Global Compensation, each generally attended Compensation Committee meetings. The Chairman and CEO participated in the Compensation Committee’s review of the performance of the other named executive officers. The Compensation Committee also meets regularly in executive session without management present.

Role of the Independent Compensation Consultant.  The Compensation Committee retained Pay Governance LLC as its independent executive compensation consultant in 2010. During January 2010 (prior to the founding of Pay Governance LLC in February 2010), Towers Watson served as the Compensation Committee’s independent compensation consultant. The compensation consultant reports directly to the Compensation Committee and advises the Compensation Committee on a wide range of executive compensation matters. The Compensation Committee meets regularly with the compensation consultant without members of management present. Members of the Compensation Committee also communicate with the compensation consultant outside of the Compensation Committee’s meetings as desired by such members. During 2010, at the Compensation Committee’s request, Pay Governance LLC (i) provided competitive market data on compensation (including perquisites and severance benefits) for executives, (ii) conducted analyses related to proposed executive employment agreements and compensation levels, (iii) provided advice with respect to executive compensation matters, including long-term incentive programs and share utilization and pay mix, (iv) reviewed annual proxy statement disclosures, (v) provided the Compensation Committee with an analysis of the compensation of the named executive officers as reported in the Company’s proxy statement for the 2010 annual meeting as compared to the compensation provided to executives by the companies in the Company’s peer groups as reported in their proxy statements, (vi) assisted the Compensation Committee with its annual charter review, (vii) provided the Compensation Committee with advice regarding the requirements of the Dodd-Frank Act and the implementing regulations, and (viii) advised the Compensation Committee in connection with the adoption of the 2010 Stock Incentive Plan and the modification to the PSUs to include retained distributions based on regular cash dividends paid by the Company. All of the services Pay Governance LLC provided during 2010 were to the Compensation Committee, and Pay Governance LLC did not provide any additional services to the Company. The Compensation Committee has reviewed the services provided by Pay Governance LLC and determined that Pay Governance LLC is independent in providing compensation consulting services to the Compensation Committee. For additional information regarding the Compensation Committee’s compensation consultant, see “Executive Compensation — Independent Compensation Consultant.” The Compensation Committee considers the consultant’s advice and analysis as one of many factors in making compensation decisions.

Use of Peer Groups.  The Compensation Committee believes that an understanding of the compensation provided to executives in comparable positions at peer companies is important and helps to ensure that the total target compensation provided to the executive officers is set at an appropriate competitive level to reward, attract and retain top performers over the long term. The Compensation Committee does not target a specific percentile or use strict benchmarking of total target direct compensation, because this approach can lead to increases in compensation solely due to increases in compensation among peer group companies. Similarly, although the Compensation Committee is provided with information for the peer groups regarding the individual components of compensation, the Compensation Committee does not separately set targets for individual components or benchmark different elements of compensation against the different peer groups. In 2010, the Compensation Committee utilized an entertainment/media peer group and a larger industry peer group selected as a result of an evaluation of the peer groups conducted in 2009.

Entertainment/Media Peer Group.  This peer group includes the following companies in the media and entertainment business because they are the companies with which Time Warner competes most directly: CBS Corporation, News Corporation, The Walt Disney Company, Viacom Inc. and, when data is available for a position, Sony Corporation and NBCUniversal.

Industry Peer Group.  This peer group includes multi-national and multi-divisional companies with consumer-oriented branded businesses that generally have revenues similar in size to Time Warner, and is intended to reflect a broader range of major companies with which Time Warner may compete for executives. This group consists of the following 23 companies:

Abbott Laboratories	General Electric Co.	News Corporation
Altria Group Inc.	Google Inc.	PepsiCo Inc.
Apple Inc.	Hewlett-Packard Co.	Procter & Gamble Co.
CBS Corporation	Johnson & Johnson	Sprint Nextel Corporation
Coca-Cola Co.	Kimberly-Clark Corp	Verizon Communications Inc.
Comcast Corporation	Kraft Foods Inc.	Viacom Inc.
E.I. DuPont de Nemours and Co.	McDonald’s Corp.	The Walt Disney Company
FedEx Corp.	Microsoft Corporation

The Compensation Committee assesses the competitiveness of its executive compensation by comparing how total target direct compensation for an executive officer (consisting of base salary, target cash bonus and the estimated value of stock-based awards) compares to the two peer groups. The Compensation Committee generally assesses competitive compensation information on an annual basis, in connection with new executive compensation arrangements and other changes in an executive’s compensation. The following table shows how the named executive officers’ total target direct compensation compared against the two peer groups as of the dates indicated. The number of companies from each peer group reflected in the information for each of the Company’s executive vice presidents varies because information is not available for comparable positions at every company in the applicable peer group. The companies in the entertainment/media peer group included in the information for each named executive officer are listed in the table below. For the industry peer group, the size of the sample pool ranged from a low of five companies to a high of 20 companies.

Applicable
Companies in
		Entertainment/Media	Entertainment/Media	Industry
	Peer Group Review Date	Peer Group	Peer Group	Peer Group

Jeffrey L. Bewkes	Annual review and in connection with the Compensation Committee’s approval of an increase in Mr. Bewkes’ compensation — December 2009/January 2010	CBS Corporation, News Corporation, The Walt Disney Company and Viacom Inc.	Below range	At the 75th percentile

John K. Martin, Jr	Annual review — December 2009/January 2010	CBS Corporation, News Corporation and The Walt Disney Company	Below range	Between the 50th and 75th percentile

	Review in connection with the Compensation Committee’s approval of an increase in Mr. Martin’s compensation — March 2010	CBS Corporation, News Corporation and The Walt Disney Company	Within range	Between the 75th and 90th percentile

Paul T. Cappuccio	Annual review — December 2009/January 2010	CBS Corporation, The Walt Disney Company and Viacom Inc.	Below range	Between the 75[h] and 90th percentile

	Review in connection with the Compensation Committee’s approval of an increase in Mr. Cappuccio’s compensation — July 2010	CBS Corporation, News Corporation and The Walt Disney Company	In range	Between the 75th and 90th percentile

Patricia Fili-Krushel(1)	Annual review — December 2009/January 2010	CBS Corporation, The Walt Disney Company and Viacom Inc. for Human Resources peers; N/A for Administration peers.	Above average of Human Resources peers; N/A for Administration peers	Above the 90th percentile for Human Resources peers; between the 75th and 90th percentile for Administration peers

Applicable
Companies in
		Entertainment/Media	Entertainment/Media	Industry
	Peer Group Review Date	Peer Group	Peer Group	Peer Group

Gary L. Ginsberg	Review in connection with the Compensation Committee’s approval of Mr. Ginsberg’s compensation and the terms of his employment agreement in connection with his hiring — February 2010	CBS Corporation, The Walt Disney Company and Viacom Inc.	Above average	Above 75th percentile

Edward I. Adler	Annual review — December 2009/January 2010	CBS Corporation, The Walt Disney Company and Viacom Inc.	In range	Above the 75th percentile

(1)	Information for both top Human Resources executives and top Administration executives were provided with respect to the review of Ms. Fili-Krushel’s compensation because her role encompassed responsibilities in both of these areas.

2010 Compensation

General and Compensation Mix

The compensation for the named executive officers is designed so that a substantial majority of each named executive officer’s target compensation is tied to performance, utilizing measures that correlate with the long-term creation of stockholder value. The charts below reflect the mix of 2010 total target variable and fixed compensation for Mr. Bewkes individually and for the named executive officers (other than Messrs. Bewkes and Adler) as a group. For the purposes of the charts, total 2010 target variable compensation includes the target annual bonus and target annual value of long-term incentive compensation.

In determining 2010 compensation, the Compensation Committee considered (i) data on market compensation levels (including information for similar positions at companies in the peer groups), (ii) the terms of each named executive officer’s employment agreement, (iii) the economic environment, (iv) the performance of each named executive officer, (v) the nature and scope of each named executive officer’s duties, (vi) the named executive officer’s prior compensation and performance at the Company, and (vii) the pay of similarly situated executives within the Company. In making its determinations, the Compensation Committee exercises its discretion with respect to the factors considered, as well as their relative importance, to arrive at a compensation decision for each named executive officer based on the totality of the information considered. In reaching its compensation determinations for Mr. Bewkes, the Compensation Committee also considered the differences in his roles and scope of responsibilities as Chairman and CEO for 2010 as compared to the other named executive officers. The Compensation Committee determined that the compensation for Mr. Bewkes was appropriate in light of the broader scope and the level of his duties as compared to the executive vice presidents, as well as the compensation levels for executives in similar positions to Mr. Bewkes at the peer group companies.

2010 Base Salary

In reviewing each named executive officer’s base salary for 2010, the Compensation Committee generally considered the factors discussed above under “2010 Compensation — General and Compensation Mix.” The Compensation Committee approved an increase in Mr. Bewkes’ annual base salary from $1.75 million to $2.0 million in recognition of, among other things, Mr. Bewkes’ performance, including overseeing the development and execution of the Company’s corporate strategy, the Company’s operational and financial performance under his leadership, and competitive market factors. The increase in Mr. Bewkes’ base salary was also consistent with the terms of Mr. Bewkes’ employment agreement, which provides that his salary would be increased to $2.0 million if the Board of Directors elected him to serve as Time Warner’s Chairman of the Board. Mr. Bewkes was elected to serve as Chairman of the Board effective January 1, 2009. At that time, due to Mr. Bewkes’ recognition of the economic downturn and its potential impact on the Company’s businesses, Mr. Bewkes declined the increase in his base salary and continued to receive a salary of $1.75 million during 2009.

In connection with the entry into amended and restated employment agreements during 2010, the annual base salaries for Mr. Martin and Mr. Cappuccio were increased from $1.0 million to $1.5 million (effective January 1, 2010) and $1.0 million to $1.25 million (effective July 1, 2010), respectively. In approving the increase in compensation for Mr. Martin, the Compensation Committee noted Mr. Martin’s exceptional performance as Chief Financial Officer, the integral role he has played as the Company’s senior financial executive and in providing strategic leadership on key Company-wide initiatives, and the competitive market for executive talent. The Compensation Committee determined the increase in compensation for Mr. Cappuccio to be appropriate based on his performance and leadership in major corporate initiatives and transactions, the valuable legal and strategic advice he provides on behalf of the Company, and competitive market compensation information.

In connection with the hiring of Mr. Ginsberg, who joined the Company on April 5, 2010, the Compensation Committee approved his compensation and employment agreement. The agreement provides for an annual base salary of $800,000.

The Compensation Committee did not change the base salaries of the other named executive officers. As noted above, Mr. Adler’s employment with the Company ended effective July 31, 2010, and Ms. Fili-Krushel resigned effective January 1, 2011 to accept a position with another company.

The Company believes that the base salaries paid to the individual executive officers covered by Section 162(m) of the Internal Revenue Code for 2010 will be deductible by the Company, except for the portions of Messrs. Bewkes’ and Cappuccio’s 2010 salary that exceeded the $1.0 million limit.

2010 Annual Bonuses

The Compensation Committee determined bonuses for 2010 for each of the named executive officers (other than Mr. Adler) within the overall context of (i) the framework discussed below and (ii) the Annual Incentive Plan, which was approved by stockholders at the 2009 Annual Meeting of Stockholders. The Annual Incentive Plan, which uses a performance measure based on the achievement of positive net income, is designed to allow the Company to pay annual cash bonuses to certain executive officers that qualify as performance-based compensation that is deductible by the Company for income tax purposes under Section 162(m) of the Internal Revenue Code.

The discussion of the bonuses awarded to the named executive officers does not include Mr. Adler because his employment relationship with the Company ended during the year. Pursuant to the severance provisions of his employment agreement, Mr. Adler received an amount equal to his pro rata “average annual bonus” for the period January 1, 2010 to July 31, 2010. See “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control” for the definition of “average annual bonus” and additional information regarding the terms of Mr. Adler’s separation from the Company.

Framework for Determining Bonuses.  The following describes the process by which the Compensation Committee determines the annual cash bonus and how the process was applied for determining the cash bonuses for 2010:

Framework	Actions Taken for Determining 2010 Bonuses

Establish target bonuses for each executive
•   Target bonuses, expressed as a dollar amount or a percentage of base salary, are included in the applicable employment agreement (subject to subsequent increases by the Company).

•   When reviewing target bonuses, the Compensation Committee takes into consideration: (i) the nature and scope of each executive’s responsibilities, (ii) the minimum target bonuses specified in the executive’s employment agreement, (iii) the target bonuses of similarly situated executives within the Company, and (iv) data based on competitive market compensation levels.

•   In January 2010, the Compensation Committee approved an increase in the target bonus for Mr. Bewkes. In connection with its approval of amended and restated employment agreements with Messrs. Martin and Cappuccio, the Compensation Committee approved increases in Mr. Martin’s target bonus in March 2010 and Mr. Cappuccio’s base salary in July 2010, which resulted in an increase in his target bonus. See the table on page 61 for the named executive officers’ target annual bonuses for 2010.

Establish Company financial criteria and individual performance goals for each executive
•   In early 2010, the Compensation Committee approved the Company financial criteria and individual performance goals.

•   The Compensation Committee selected financial criteria and goals that are intended to:

    ¡   advance the Company’s strategy,

    ¡   hold the individuals accountable for both the performance of the business and the individual, consistent with the Compensation Committee’s compensation philosophy, and

    ¡   support sustained growth in the Company’s financial performance over the long term, without encouraging excessive short-term or longer-term risk-taking, thereby enhancing sustained stockholder value.

Framework	Actions Taken for Determining 2010 Bonuses

•   The Company’s financial performance represented 70% and the individual’s performance represented 30% of the bonus determination. The Compensation Committee approved this 70/30 weighting because it emphasizes the importance of the Company’s financial performance while reinforcing individual accountability for the achievement of an executive’s goals for the year.

Company Financial Criteria:

•   The Company-wide financial criteria for 2010 included a range for each of (i) Adjusted Divisional Pre-Tax Earnings* and (ii) Free Cash Flow*, which correlated to a 50% and 150% rating for each of these measures, as set forth below. The Compensation Committee selected these measures because they are important measures that the Company uses to evaluate its financial performance and are consistent with the measures on which the Company focused its 2010 quarterly and annual earnings releases. As noted above, the Compensation Committee believes that Adjusted Divisional Pre-Tax Earnings is more consistent with the measures now used for evaluating financial performance and provides greater accountability for capital allocation (because it measures operating performance after depreciation and amortization).

•   Within the financial measures, the Compensation Committee assigned a weighting of 70% to Adjusted Divisional Pre-Tax Earnings and 30% to Free Cash Flow, based on its view of the relative importance of these measures as indicators of the Company’s operating performance over both the short and long term.

Individual Goals:

• The individual goals for Mr. Bewkes and the other named executive officers were tailored to each individual’s position and focused on supporting the Company’s strategic initiatives.

Evaluate Company financial performance
•   Using the ranges and the weighting for each financial measure as guides, the Compensation Committee assigned a financial performance rating following the end of the year based on the Company’s performance. In January 2011, the Compensation Committee reviewed the Company’s performance against each of the financial performance criteria established at the outset of the year and approved a Company financial performance rating of 146%, which reflected the performance rating for each criteria and the 70/30 weighting for the criteria.

*  The Company defines “Adjusted Divisional Pre-Tax Earnings” as Adjusted Operating Income plus/minus Income (Loss) from investments in unconsolidated joint ventures. Adjusted Operating Income is defined as Operating Income (Loss) (as defined by U.S. generally accepted accounting principles (“GAAP”)) excluding the impact of noncash impairments of goodwill and intangible and fixed assets, gains and losses on operating assets, external costs related to mergers, acquisitions, or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed, and amounts related to securities litigation and government investigations. The Company defines “Free Cash Flow” as Cash Provided by Operations from Continuing Operations (as defined by GAAP) plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions and excess tax benefits from the exercise of stock options, less capital expenditures, principal payments on capital leases and partnership distributions, if any.

Framework	Actions Taken for Determining 2010 Bonuses

	% of	2010 Financial
Performance Measure	Financial	Performance		Performance
($ in millions)	Component	Framework		Rating
		50%	150%

Adjusted Divisional Pre-Tax Earnings	70%	$4,765	$5,265	150%
Free Cash Flow	30%	$2,000	$2,800	137%
2010 Financial Performance Rating				146%

•   In establishing the 146% performance rating, the Compensation Committee considered the following:

    ¡   The Company’s Adjusted Divisional Pre-Tax Earnings exceeded the upper range for that metric established by the Compensation Committee at the beginning of the year.

¡ The Company achieved overall strong financial performance while accomplishing or making progress on the Company’s key strategic initiatives in 2010.

    ¡   The Compensation Committee has discretion to consider actions taken by management that affect financial performance or significant items that were not anticipated in setting the ranges at the beginning of the year, in determining the financial performance rating, but the Compensation Committee did not make any adjustments to the performance achieved by the Company for 2010.

Evaluate individual performance
•   The named executive officers prepared self-assessments of their performance against their respective goals. Mr. Bewkes (Chairman and CEO) and the Senior Vice President, Global Compensation and Benefits reviewed these self-assessments before they were presented to the Compensation Committee to help confirm they fairly represented the individuals’ performance with respect to their respective goals.

•   Mr. Bewkes discussed the performance of the other named executive officers with the Compensation Committee and proposed individual performance ratings for each of these executives based upon his assessment of their performance.

•   The Compensation Committee then evaluated the individual performance of Mr. Bewkes and each of the other named executive officers in 2010 against their respective goals. Taking into account each named executive’s goals and performance — which are summarized below — the Compensation Committee approved individual performance ratings (based on a maximum possible rating of 150%) of 140% for Mr. Bewkes and concurred with the ratings Mr. Bewkes proposed, approving a rating of 145% for Mr. Martin and 130% for each of Messrs. Cappuccio and Ginsberg and Ms. Fili-Krushel.

Framework	Actions Taken for Determining 2010 Bonuses

Mr. Bewkes

•   Goals: Execute the Company’s strategy, as a content-focused company; extend its leadership position in existing businesses; transition the businesses successfully to digital platforms; expand in selected international markets; and manage the businesses and capital resources to deliver superior and consistent financial returns to investors. Improve business operations through enhanced cross-divisional collaboration and Company-wide operating efficiencies and cost-savings. Continue to strengthen management team and focus on developing successors to senior executives throughout the Company. Successfully communicate the Company’s strategy to external constituencies.

• Performance:
¡ Effectively led the Company’s execution of its key strategic objectives.

    ¡   Provided strategic direction regarding the digital transitions at each of the Company’s divisions, including the TV Everywhere initiative, the development of digital magazines, and the evaluation of windows for home video.

    ¡   Oversaw the implementation of the Company’s capital plan, pursuant to which the Company maintained a strong balance sheet (including extending the maturities of $5.0 billion of debt at historically low rates) and returned $3.0 billion to stockholders in the form of increased dividends and share repurchases.

¡ Continued to increase the strategic and operating coordination between the Company’s business units (e.g., the strategic digital partnership in sports websites between Time Inc. and Turner).

    ¡   Strengthened Corporate management team with the addition of Mr. Ginsberg and, in connection with the departure of Ms. Fili-Krushel, began the transition of responsibilities for Administration to Mr. Martin.

    ¡   Successfully communicated the Company’s strategy to external constituencies, including at the Time Warner Investor Day and other meetings with investors and governmental officials. Mr. Bewkes also worked with the Board to continue to enhance its oversight of the Company’s strategy and businesses.

Mr. Martin

•   Goals: Safeguard the Company’s assets through effective internal controls, while providing appropriate public disclosures; maintain a finance organization that supports the Company’s strategy and operations; manage the Company’s financial operations to support value creation; focus on cost minimization while supporting operational efficiency; and establish a process to identify and develop key management talent.

• Performance:
¡ Continued effective leadership of the Company’s finance organization and was actively involved with actions to strengthen and develop personnel throughout the organization.
¡ Oversaw the Company’s public financial disclosures and maintained effective internal controls, with no material weaknesses or significant deficiencies.

    ¡   Made meaningful improvements to the finance function — enhanced the Company’s budgeting and forecasting processes and mergers and acquisitions processes to improve return on capital framework and coordination among disciplines and enhanced and improved tax processes, including investments in technology to improve operational efficiency.

Framework	Actions Taken for Determining 2010 Bonuses

¡ Provided strategic advice to the Company’s Chairman and CEO regarding acquisitions and was actively involved in significant acquisitions.

    ¡   Developed and implemented a capital plan that further optimized the company’s capital structure, by appropriately balancing the objective of maintaining a strong and flexible balance sheet with the goal of deploying capital to invest in the Company’s businesses, make acquisitions, and return capital to stockholders.

    ¡   Led efforts to improve operational efficiencies in 2010 compared to 2009, with increased investment in revenue-producing expense areas and a reduction in overhead areas. Developed plans in 2010 to continue to improve operational efficiencies in 2011.

¡ Developed (together with Ms. Fili-Krushel) recommendations for cost savings initiatives relating to technology, real estate and facilities.
Mr. Cappuccio

•   Goals: Maintain and refine an effective enterprise-wide compliance program; provide legal advice and support for major transactions; effectively manage the corporate legal department; assist the CEO and divisions with digital initiatives, including the roll-out of TV Everywhere; and provide legal and business strategy advice to the Chairman and CEO and the Board.

• Performance:

    ¡   Continued to maintain an effective compliance program throughout the Company, including the development, adoption and rollout of new Standards of Business Conduct during 2010. Oversaw the implementation of training on the new Standards in the U.S. and initial international rollout. Also completed the transition to a new Chief Compliance Officer during 2010.

    ¡   While leading the corporate legal department, provided important and effective legal and business strategy advice to the Company’s Chairman and CEO, the Board and the divisions on a number of complex issues, including matters relating to the digital distribution of the Company’s content.

    ¡   Provided advice and assistance, individually and through the legal department, with respect to litigation matters, public disclosures and SEC filings, and in connection with significant transactions, including the $5.0 billion of public debt issuances and redemptions of and tenders for outstanding debt, the new $5.0 billion revolving credit facilities and a number of potential and completed acquisitions.

    ¡   Served as a member of the board of directors of Central Media Enterprises Ltd., an entity in which the Company has a substantial ownership interest, worked closely with the Executive Vice President, Public Policy, and met with government regulators in the United States and Europe.

Framework	Actions Taken for Determining 2010 Bonuses

Mr. Ginsberg

•   Goals: Solidify and enhance the position of Time Warner as a global leader in the creation, packaging and delivery of high-quality branded content across multiple distribution platforms, with industry-leading shareholder returns and industry-leading management. Achieve operational efficiencies, focusing on assessments of department needs and supporting the Time Warner Global Media Group.

• Performance:
¡ Effectively promoted the Company’s TV Everywhere and Content Everywhere digital distribution initiatives.
¡ Focused media attention on the strength of the Company and on significant business achievements during 2010.
¡ Evaluated the corporate communications group and instituted changes to improve the efficiency and effectiveness of the group.
¡ Encouraged, individually and through the Global Media Group, large corporate advertisers to increase their spending commitment with Time Warner and its divisions.
¡ Achieved success with several cross-divisional marketing initiatives such as the HBO-Warner Home Video partnership to promote Boardwalk Empire on HBO.
Ms. Fili-Krushel

•   Goals: Refine and execute the Chairman and CEO’s human development strategy; optimize the identification, recruitment and development of key talent to execute the Company’s strategy; provide that the Company’s total rewards programs are responsive to changing internal and external environments; cultivate a culture of inclusion and strengthen the Company’s reputation; launch enterprise-wide operating efficiencies efforts; continue a Company-wide focus on policies, plans and process to mitigate risk; and retain key talent and enhance the effectiveness of the Company’s administration function by increasing collaboration and providing professional opportunities.

• Performance:
¡ Created and implemented programs for executives focused on key strategic challenges and opportunities, including the digital transition of the Company’s businesses.
¡ Expanded a digital talent network through the Company’s worldwide recruitment function.
¡ Oversaw the review of the Company’s domestic and international retirement programs and resulting changes to those plans.
¡ Oversaw the implementation of consistent features across the Company for the Company-wide domestic health plan, increasing efficiency and cost savings.
¡ Together with Mr. Martin, successfully developed recommendations for cost-savings initiatives relating to technology, real estate and facilities.

Framework	Actions Taken for Determining 2010 Bonuses

Determine 2010 bonuses for each executive	In determining the named executive officers’ annual bonuses for 2010, the Compensation Committee considered, among other factors, the potential bonus amounts that would result from the application of the Company-wide and individual performance ratings in a formulaic manner.

The Compensation Committee exercised its discretion in determining final bonus amounts for each named executive officer, taking into account each individual’s performance. In each case, the Compensation Committee approved a bonus that was less than the maximum bonus that could be paid under the Annual Incentive Plan, and that was either equal to, or slightly less than, the bonus that would result from applying the Company financial and individual performance ratings, but that still reflected the Compensation Committee’s recognition of the Company’s strong financial performance in 2010 and the executives’ significant accomplishments in 2010. Because of the increases in their target annual bonuses for 2010, the bonuses for 2010 for Messrs. Bewkes, Martin and Cappuccio were higher than for 2009. Ms. Fili-Krushel’s bonus was the same as in 2009. Mr. Ginsberg joined the Company in 2010 and thus did not receive a bonus for 2009. See the Summary Compensation Table on page 84 for the named executive officers’ actual bonus amounts awarded by the Compensation Committee.

Pursuant to the Annual Incentive Plan, the maximum annual bonus that can be paid to each participant pursuant to the plan and be tax-deductible is the lower of 1.5% of the Company’s Adjusted Net Income for such year and $20 million. Thus, for 2010, the maximum tax-deductible bonus that could be paid to each named executive officer (other than Mr. Martin, who as CFO is not subject to Section 162(m)) was $20 million, which was significantly higher than the actual bonuses approved by the Compensation Committee. As a result, the Company believes that the annual cash bonuses paid to the named executive officers will be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code.

2010 Long-Term Incentives

Equity awards with multi-year vesting or performance periods are an important part of the Company’s executive compensation program. In early 2010, the Compensation Committee approved long-term incentive awards for the named executive officers consisting of stock options, RSUs and PSUs. The Compensation Committee generally considered the factors discussed in “— 2010 Compensation — General and Compensation Mix” when determining the value and type of these awards for the named executive officers. In addition, the Compensation Committee considered (i) the limits on the number of awards that can be made to an individual from the 2006 Stock Incentive Plan and (ii) the Compensation Committee’s policy that at least 50% of the “full-value” stock awards (i.e., the RSUs and PSUs) should be performance-based. In applying this policy, the number of shares counted for PSU awards is the target amount. The mix of equity awards made to the named executive officers in 2010 was intended to deliver 40% of the award value through stock options and 60% of the award value through a combination of RSUs and PSUs. This mix reflects current market practices and takes into account the relative retention value of each type of award, and the dilutive impact of the awards. See the Grants of Plan-Based Awards Table on page 88 for the stock options, RSUs and PSUs awarded to each named executive officer.

At its meeting in January 2010, the Compensation Committee approved the equity awards with a grant date of February 8, 2010. This was consistent with the Compensation Committee’s practice of approving awards to executive officers at a meeting in January or February and establishing a subsequent grant date at that time. The February grant date (i) provided sufficient time for the Company to prepare communications materials for employees throughout the Company who receive stock-based awards at the same time as the executive officers and (ii) was after the issuance of the earnings release for the prior fiscal year. Pursuant to the provisions of the Company’s 2006 Stock Incentive Plan, stock options have exercise prices at fair market value, which is defined as the closing price of the Common Stock on the grant date on the NYSE Composite Tape.

The PSUs awarded to the executives provide for a potential payout of shares of Common Stock ranging from 0% to 200% of the target number of PSUs awarded, depending on the performance achieved by the Company for the applicable performance period, generally three years. The PSUs granted in 2010 have performance measures based on (i) total stockholder return (“TSR”) of the Common Stock relative to the TSR of the other companies in the S&P 500 Index (subject to certain adjustments) and (ii) the Company’s growth in Adjusted EPS relative to the growth in Adjusted EPS of other companies in the S&P 500 Index. The Adjusted EPS measure will apply only if the Company’s TSR ranking is below the 50th percentile and its Adjusted EPS growth ranking is at or above the 50th percentile, in which case the percentage of a participant’s target PSUs that will vest will be the average of (x) the percentage of target PSUs that would vest based on the Company’s TSR ranking during the performance period and (y) 100%. If the Company’s TSR performance is below the threshold (i.e., the 25th percentile) and the Adjusted EPS target is not met, there would be no payout of shares for the award. The TSR performance measure is intended to align the participants’ interests with those of the Company’s stockholders. The Adjusted EPS measure applies in the event that strong operating performance is not appropriately reflected in the Company’s stock price due to market or other conditions outside of management’s control. Beginning with PSUs awarded in 2010, dividend equivalents based on the Company’s regular quarterly cash dividends on the Common Stock accrue as a retained distribution while the target PSUs are outstanding. The dividend equivalents will be distributed to the participant in cash following the vesting of the PSUs only for those shares underlying the target PSUs that ultimately vest based on the performance achieved for the performance period.

The table below illustrates the payout schedule at different levels of performance using 10,000 target PSUs (not including any retained distributions that would be paid in cash):

		Thres-								Maxi-
		hold			Target					mum
	Below
Company TSR Percentile	25	25	30	40	50	60	70	80	90	100

PSUs that would vest: TSR only; Adjusted EPS target not met (below 50th percentile) or not applicable	0	5,000	6,000	8,000	10,000	12,000	14,000	16,000	18,000	20,000

PSUs that would vest: TSR ranking is below the 50th percentile and Adjusted EPS target has been met (at or above 50th percentile)	5,000	7,500	8,000	9,000	N/A	N/A	N/A	N/A	N/A	N/A

The Company believes that the compensation realized from the vesting of the PSUs and the exercise of the stock options granted in 2010 will be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code, but that compensation realized from the vesting of RSUs does not qualify as performance-based compensation.

Other Compensation Policies and Practices

This section discusses the Company’s other compensation policies and practices that help to advance the Compensation Committee’s compensation philosophy. Several of these policies and practices are also designed to discourage behavior that could lead to excessive risk taking.

Employment Agreements

Consistent with the Company’s goal of attracting and retaining executives in a competitive environment, the Company has entered into employment agreements with each of the named executive officers. The terms of these employment agreements have been, and under the Compensation Committee’s policies must be, reviewed and approved by the Compensation Committee in advance of presenting the proposed terms to the individual. While the terms of the employment agreements are negotiated with each executive officer, many of the terms apply to all employment agreements and reflect the Compensation Committee’s philosophy. For instance, the agreements all provide for a severance period limited to two years and, other than for Mr. Bewkes, do not contain any tax gross-up provisions. For a description of the treatment upon termination of their employment in various circumstances, see “Executive Compensation — Potential Payments Upon Termination of Employment of Change in Control.”

While the agreements specify a base salary and target annual bonus, and contain a target annual long-term incentive value, the size of annual bonuses paid and the grant of long-term incentive compensation awards are subject to the discretion of and are approved each year by the Compensation Committee. In addition, the Compensation Committee generally has not considered the termination provisions in employment agreements as a factor in its decisions regarding overall compensation objectives or the components of compensation for the executive officers because an involuntary termination, change in control or other triggering event may not occur during the executive officer’s employment with the Company.

Treatment of Equity Awards Upon Termination of Employment and Upon a Change in Control

The treatment of the executive officers’ outstanding equity awards upon various employment termination events is generally governed by the Company’s equity compensation programs and equity award agreements, which were approved by the Compensation Committee. The named executive officers’ respective employment or equity award agreements include negotiated provisions that provide more favorable terms for the treatment of their equity awards upon various employment termination events.

The Company’s equity compensation plans (other than with respect to PSUs) generally contain provisions that accelerate vesting either (i) in the event of an involuntary termination of employment other than for cause following a change in control of the Company or (ii) on the first anniversary of the change in control occurring. The acceleration of vesting in the event of a termination of employment advances the interests of both the employee and the entity by reducing the incentive for an employee to look immediately for a position with another company after a change in control transaction is announced in order to avoid the uncertainty of whether his or her employment will be terminated. The accelerated vesting after one year also benefits the entity or persons taking control in the transaction by providing an incentive for employees to remain with the Company following the transaction and providing the controlling entity sufficient time to identify the employees it wants to retain and to implement incentive programs designed to retain such employees over the longer term.

With respect to PSUs, a change in control of the Company would generally result in accelerated vesting. The number of PSUs that would vest following a change in control is determined based on the Company’s actual performance level achieved through the date of the change in control (with pro rata vesting based on the time from the grant date until the date of the change in control) and an assumption that the target performance level would be achieved for the remainder of the performance period (with pro rata vesting based on the time from the date of the change in control until the last day of the performance period). The Company believes this approach to acceleration of vesting of equity awards is consistent with and advances the Company’s interests because it does not tie the future vesting of these awards to the performance of a new entity.

As previously disclosed, the employment agreement for Mr. Bewkes, which was entered into in December 2007, provides that the Company will, under specific circumstances in the event of a change in control of the Company, make an additional payment to Mr. Bewkes if he becomes subject to the excise tax imposed under Section 4999 of the Internal Revenue Code. The employment agreements for the other named executive officers do not provide for such an additional payment as a result of a change in control of the Company.

Pay-for-Performance Policy

One of the key tenets of the Compensation Committee’s executive compensation philosophy is to pay compensation for performance so that the Company’s executives are focused on achieving goals that are tied to the Company’s performance and support the Company’s strategic objectives and that the interests of executives are aligned with those of stockholders. Consistent with this pay-for-performance philosophy, the Compensation Committee maintains a policy that a majority of total target compensation for named executive officers will consist of performance-based components. The policy defines performance-based compensation as including annual cash bonus, stock options and PSUs. This policy also incorporates the Company’s commitment that at least 50% of “full-value stock awards” (e.g., restricted stock, RSUs and PSUs) made to senior executives of the Company will be performance-based, such that achievement of performance measures will determine the size and/or vesting of the awards.

Equity Dilution Policy

The Compensation Committee maintains a policy on equity dilution that addresses how the Company determines the appropriate level of equity dilution within the context of its stockholder-approved equity plans and establishes general guidelines for monitoring and managing equity dilution and annual share usage rate (i.e., run rate). The Company regularly analyzes its equity compensation program, including with respect to whether dilution rates are in line with those of peer companies. The policy on equity dilution currently sets annual run rate guidelines consistent with the Time Warner Inc. 2010 Stock Incentive Plan, which caps the maximum annual run rate at 1.5% of the total outstanding Common Stock at December 31 of the preceding year. Within the annual run rate cap, the Compensation Committee determines the amount and mix of equity awards to be granted in any single year.

Stock Ownership and Retention Guidelines

The Company’s executives are subject to Board-adopted stock ownership guidelines. The Board adopted these standards to help promote a focus on longer-term goals and further assure the alignment of executive compensation with the interests of stockholders by having the executives retain significant investments as stockholders. The stock ownership guidelines are expressed as a multiple of salary, with the Chairman and CEO, the Executive Vice Presidents and Division CEOs being required to hold Common Stock with a value equal to at least five times, two times and three times their respective salaries within five years after the adoption of the stock ownership guidelines in 2003 or being elected to their position, if later. The Compensation Committee reviews the Common Stock held by each executive officer and the Division CEOs annually to determine whether the executives have met and continued to meet their required ownership levels or are making progress toward compliance. Shares held directly by the individual, interests in the Time Warner Inc. Stock Fund in the qualified savings plan and the nonqualified deferred compensation plan, shares held in individual retirement accounts and unvested RSUs are included in determining whether the ownership requirement has been met and sustained. As of January 31, 2011, Messrs. Bewkes, Martin and Cappuccio each met the applicable stock ownership requirement. Mr. Ginsberg will be required to reach the required stock ownership level by April 2015.

In addition, the Board adopted stock retention requirements with respect to stock option awards. Pursuant to the Company’s stock retention guidelines, beginning with the stock options awarded in 2003, the executive officers must retain for at least 12 months after exercise (or, if the executive is no longer employed by the Company, for at least 12 months after the termination of employment) shares of Common Stock representing at least 75% of the after-tax gain that the executive realizes upon exercise, after paying the exercise price (assuming a 50% tax rate for purposes of the calculation).

Hedging

The Company’s executive officers may not engage in short sales of Common Stock and may not purchase or sell puts, calls, straddles, collars or other similar risk reductions devices involving Common Stock.

Recovery of Previously Paid Executive Compensation

The Board adopted a policy regarding the recovery of executive compensation under certain circumstances. Under the policy, if the Board determines that an executive officer or a Division CEO intentionally caused a material financial misstatement, which resulted in artificially inflated executive compensation, the Board will determine the appropriate actions to remedy the misconduct and prevent its recurrence and any actions with respect to the executive. The Board may consider a number of factors in determining whether to seek to recover compensation paid to an executive, including the nature of the underlying misconduct and the role of the executive; the amount of excess compensation paid as a result of the material financial misstatement; the risks, costs and benefits associated with pursuing the recovery of the compensation; and other actions the Company or third parties may have taken with respect to the executive who caused the misstatement. The Board also may seek recommendations from the Compensation Committee and/or the Audit Committee and may retain outside advisors to assist in the determination.

The Compensation Committee also has adopted a policy under which, as a factor in determining the annual compensation for each of the Company’s senior executives, the Compensation Committee will consider the Company’s efforts to strengthen its compliance and ethics program and to enhance its system of internal control over financial reporting. This policy was adopted in 2006 conjunction with a settlement reached in shareholder derivative actions against the Company.

Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). However, regulations under Section 162(m) of the Internal Revenue Code exempt qualifying performance-based compensation from the deduction limit.

In 2009, the Board adopted the Annual Incentive Plan, which is designed to allow the Company to pay annual cash bonuses to certain executive officers that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The Company’s stockholders approved the Annual Incentive Plan and the Company’s stock incentive plan. The Company has also adopted a general policy of awarding stock options and PSUs to its executive officers only pursuant to plans and with processes that the Company believes satisfy the requirements of Section 162(m). RSUs awarded to executive officers do not qualify as performance-based compensation.

The Compensation Committee believes that stockholder interests will be best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted. For this and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m).

Compensation and Human Development Committee Report

The Compensation and Human Development Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation and Human Development Committee

Stephen F. Bollenbach (Chair)
William P. Barr
Frank J. Caufield
Mathias Döpfner
Michael A. Miles

Compensation Programs and Risk Management

In early 2011, the Company completed its annual risk assessment of its compensation policies and practices for its employees, including its executive officers. In particular, the Company reviewed and analyzed the major components of compensation at the Company and its divisions, including (i) base salary, (ii) annual bonuses, (iii) long-term incentive programs (including cash-based incentive plans and equity-based incentive plans), (iv) sales incentive plans and commission plans, and (v) retirement programs including defined benefit programs, defined contribution programs, deferred compensation programs and profit-sharing arrangements. The Company also reviewed its policies related to compensation, including equity retention policies, equity dilution policies and executive compensation philosophy.

In reviewing the major components of compensation, the Company evaluated the key characteristics of the compensation plans and programs, such as the metrics used in the performance-based programs, the combination and number of metrics used in such programs, the positions eligible to participate, any individual target maximums and the timing of payouts. The

Company also considered changes to its compensation programs made during 2010, including the freezing of accruals of additional benefits under the Company’s domestic defined benefit pension plans, amendments to enhance benefits under its 401(k) plan and the adoption (effective January 1, 2011) of the Time Warner Supplemental Savings Plan. The Company analyzed the relationship between such key characteristics of and changes to compensation programs and a variety of types of risk, such as strategic, financial, operational and reputational risk, which included but were not limited to the risks identified as risk factors in the Company’s then most recent Annual Report on Form 10-K. The Company also reviewed the distribution of pay versus revenue share for each of the Company’s divisions and considered the situations that may trigger disclosure specified in the SEC’s rules.

Based on its review, the Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, share ownership and retention guidelines for executive officers, as well as the multiyear vesting schedules for equity awards, encourage employees to maintain both a short and a long-term view with respect to Company performance.

Independent Compensation Consultant

The Compensation Committee retained Pay Governance LLC as its independent executive compensation consultant in 2010. John England is the Managing Partner of Pay Governance LLC and, prior to founding Pay Governance LLC in February 2010, served as Managing Principal of Towers Perrin and its successor, Towers Watson. From 2002 until February 2010, the Compensation Committee’s independent compensation consultant was Towers Watson (and its predecessor firm, Towers Perrin). During this time, the firm and Mr. England took steps to separate Mr. England’s consulting services from the other services provided by the firm to the Company, and the Compensation Committee reviewed the types of projects performed by the firm and the fees charged for the services rendered.

Pay Governance LLC provides advice to the Compensation Committee on matters related to the fulfillment of the Compensation Committee’s responsibilities under its charter and on a wide range of executive compensation matters, including the overall design of the executive compensation program and competitive market data. See “Executive Compensation — Compensation Discussion and Analysis — Role of the Independent Compensation Consultant” for additional information regarding the services provided by Pay Governance LLC during 2010. All of the services provided by Pay Governance LLC during 2010 were to the Compensation Committee, and Pay Governance LLC did not provide any additional services to the Company.

It is the Compensation Committee’s view that its compensation consultant should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective:

•	Pay Governance LLC was independently retained by the Compensation Committee.

•	The Compensation Committee has the sole authority to hire, approve fees for, and terminate the services of its compensation consultants.

•	The compensation consultant reports directly to the Compensation Committee, and the Compensation Committee regularly meets with the compensation consultant outside the presence of management and between meetings, as necessary or desired. The compensation consultant’s interactions with management are limited to those which are on the Compensation Committee’s behalf or related to proposals that will be presented to the Compensation Committee for review and approval.

•	The Compensation Committee does not and will not retain Pay Governance LLC to provide any additional consulting services to the Company.

•	Mr. England does not have any business or personal relationship with any member of the Compensation Committee, and neither Mr. England nor Pay Governance LLC directly holds any Time Warner Common Stock.

•	At least annually, the Compensation Committee conducts a review of its compensation consultant’s performance and independence.

Towers Watson served as the Compensation Committee’s independent compensation consultant through January 2010 and was paid fees of $15,187 for the services provided in January 2010 in that capacity. Management of the Company also retained Towers Watson to provide services other than those related to executive compensation matters during 2010 and paid Towers Watson $2,923,293 for these additional services. Neither the Compensation Committee nor the Board was involved in management’s decision to engage the firm for these additional services.

Summary Compensation Table

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2010

The following table presents information concerning compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer, each of the three other most highly compensated executive officers who served in such capacities on December 31, 2010 and one additional individual who was no longer serving as an executive officer at December 31, 2010 (collectively, the “named executive officers”). For information regarding salary, non-equity incentive plan compensation and other components of the named executive officers’ total compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	Salary	Bonus	(5)	(6)	(7)	(8)	(9)	Total

Jeffrey L. Bewkes	2010	$2,000,000	—	$5,519,056	$4,073,646	$14,420,000	$166,240	$124,129	$26,303,071
Chairman of the Board	2009	1,750,000	—	3,048,000	2,338,000	12,100,000	184,570	141,714	19,562,284
and Chief Executive	2008	1,750,000	—	5,292,500	6,710,250	7,600,000	161,600	103,517	21,617,867
Officer
John K. Martin, Jr.	2010	$1,500,000	—	$1,973,757	$1,191,187	$5,450,000	$34,170	$13,688	$10,162,802
Executive Vice President,	2009	1,000,000	—	1,307,592	664,000	3,250,000	40,950	13,688	6,276,230
Chief Financial and	2008	1,000,000	—	2,895,686	1,326,566	2,150,000	36,200	31,493	7,439,945
Administrative Officer
Paul T. Cappuccio (1)	2010	$1,125,000	—	$1,184,231	$714,712	$3,150,000	$33,760	$14,264	$6,221,967
Executive Vice President	2009	1,000,000	—	784,860	398,400	2,800,000	42,620	14,264	5,040,144
and General Counsel	2008	1,000,000	—	1,088,192	579,556	2,050,000	24,540	13,664	4,755,952
Patricia Fili-Krushel (2)	2010	$850,000	—	$888,173	$542,119	$2,400,000	$46,180	$74,456	$4,800,928
Former Executive Vice	2009	850,000	—	589,788	300,600	2,400,000	60,170	70,930	4,271,488
President, Administration	2008	850,000	—	818,496	434,768	1,750,000	49,010	76,547	3,978,821
Gary L. Ginsberg (3)	2010	$600,000	—	$441,019	$279,838	$2,250,000	—	$20,462	$3,591,319
Executive Vice President,
Corporate Marketing and
Communications
Edward I. Adler (4)	2010	$338,333	—	$657,919	$401,568	—	$174,070	$3,327,291	$4,899,181
Former Executive Vice
President, Corporate
Communications

(1)	Mr. Cappuccio’s annual base salary was increased from $1,000,000 to $1,250,000 effective July 1, 2010 in connection with the entry into an amended and restated employment agreement.

(2)	Ms. Fili-Krushel resigned from her position with the Company effective January 1, 2011.

(3)	Mr. Ginsberg became Executive Vice President, Corporate Marketing and Communications, on April 5, 2010. The amount set forth in the Salary column represents a pro-rated portion of his $800,000 annual base salary for his service during 2010.

(4)	Mr. Adler’s employment with the Company ended on July 31, 2010. The amount set forth in the Salary column represents a pro-rated portion of his $580,000 annual base salary for his service during 2010.

(5)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of RSUs and PSUs awarded to the named executive officers by the Company in each year referenced in the table above. The grant date fair value of each RSU award was determined using the closing sale price of the Common Stock on the NYSE Composite Tape on the date of grant. For accounting purposes, PSUs granted prior to 2009 are considered to have a market condition based on total stockholder return (“TSR”), and PSUs granted in or after 2009 are considered to have a market condition (based on TSR) and a performance condition (based on Adjusted EPS). The effect of the market condition is reflected in the grant date fair value of the PSU awards, which was estimated using a Monte Carlo analysis to estimate the TSR ranking of the Company among the S&P 500 Index companies over the performance period. In the case of PSUs granted in or after 2009, the grant date fair value of such awards included in the Stock Awards column was estimated using a Monte Carlo analysis to estimate the TSR ranking of the Company among the S&P 500 Index companies over the performance period and assuming that the performance condition relating to Adjusted EPS is met. See “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control” for a description of the treatment of the PSUs held by Ms. Fili-Krushel and Mr. Adler following their respective departure from the Company.

For additional information about the weighted-average assumptions used to determine the grant date fair value of the stock awards, see Note 12 to the Company’s consolidated financial statements included in the 2010 Form 10-K. The actual value, if any, realized by an executive officer from a stock award will depend on the performance of the Company’s stock in future years and, for the PSUs, the level of the Company’s achievement of the applicable performance goals.

(6)	The amounts set forth in the Option Awards column represent the aggregate grant date fair value of stock options granted to the named executive officers by the Company in each year referenced in the table above. The grant date fair value of the stock options awarded to Messrs. Martin and Cappuccio on February 8, 2010 was determined using the Black-Scholes option pricing model based on the following assumptions: an expected volatility of 29.5%; an expected term to exercise of 6.2 years from the date of grant; a risk-free interest rate of 2.8%; and a dividend yield of 3.2%. Because each of Messrs. Bewkes and Adler and Ms. Fili-Krushel satisfied the requirements for retirement treatment of equity awards on February 8, 2010, the grant date fair value of the stock options granted on such date was based on the following assumptions: an expected volatility of 29.4%; an expected term to exercise of 7.1 years from the date of grant; a risk-free interest rate of 3.1%; and a dividend yield of 3.2%.The grant date fair value of the stock options granted to Mr. Ginsberg on April 15, 2010 was calculated using the Black-Scholes option pricing model based on the following assumptions: an expected volatility of 29.1%; an expected term to exercise of 6.2 years from the date of grant; a risk-free interest rate of 2.7%; and a dividend yield of 2.8%.

For additional information about the weighted-average assumptions used to determine the grant date fair value of stock options, see Note 12 to the Company’s consolidated financial statements included in the 2010 Form 10-K. The discussion in Note 12 reflects weighted-average assumptions on a combined basis for both retirement-eligible and non-retirement eligible employees and non-employee directors. The actual value, if any, realized by an executive officer from any stock option will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the stock option on the date the stock option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the grant date fair value presented above. These amounts should not be used to predict stock performance. None of the stock options were awarded with tandem stock appreciation rights.

(7)	The amounts set forth in the Non-Equity Incentive Plan Compensation column for 2010 represent bonuses paid pursuant to the Annual Incentive Plan, which is a performance-based plan that was adopted by the Board and approved by the Company’s stockholders in 2009 and is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. For

additional information regarding the determination of the 2010 bonus payments, see “Executive Compensation — Compensation Discussion and Analysis — 2010 Annual Bonuses.”

(8)	Except with respect to Messrs. Ginsberg and Adler, the amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2010 represent the aggregate change during 2010 in the actuarial present value of each named executive officer’s accumulated pension benefits under the Time Warner Pension Plan and the Time Warner Excess Benefit Pension Plan. Mr. Ginsberg is not eligible to participate in either plan due to the amendments adopted in 2010. The amount set forth in this column for Mr. Adler reflects the change during 2010 in the actuarial present value of his accumulated pension benefits under the Time Warner Excess Benefit Pension Plan only. As reported in the Pension Benefits for Fiscal Year 2010 Table, Mr. Adler received a lump-sum distribution of his benefit under the Time Warner Pension Plan in August 2010 following his departure from the Company. Due to this distribution, the present value of his benefit under the Time Warner Pension Plan decreased from $1,072,690 as of December 31, 2009 to $0 as of December 31, 2010. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred contribution plan that is not tax-qualified.

(9)	The amounts shown in the All Other Compensation column for 2010 include the following:

(a)	Pursuant to the Time Warner Savings Plan (a qualified defined contribution plan available generally to employees of the Company), each of the named executive officers deferred a portion of his or her annual compensation in 2010 and the Company contributed $9,800 as a matching contribution on the amount deferred by each named executive officer, except with respect to Mr. Ginsberg who received a matching contribution of $15,998 due to the increase in the Company’s match that became effective on July 1, 2010.

(b)	Each named executive officer received a cash payment pursuant to their employment agreements equal to the cost of obtaining specified levels of life insurance coverage under a standard group universal life (“GUL”) insurance program. The named executive officers are under no obligation to use the payments to purchase insurance. The named executive officers who received cash payments in excess of $10,000 for this benefit during 2010 were: Mr. Bewkes ($12,419), Ms. Fili-Krushel ($18,864) and Mr. Adler ($18,864). The Company also maintains a split-dollar life insurance policy on the life of Mr. Bewkes. Starting in 2003, the Company discontinued payment of the premiums on this split-dollar life insurance policy. Instead, the premium is satisfied from the accreted value of the policy and/or a loan by the insurance company. Pursuant to tax rules, the Company imputed income of $4,771 for the amount allocated to the term portion of the split-dollar coverage for Mr. Bewkes. For additional information regarding life insurance coverage for the named executive officers provided pursuant to the terms of their employment agreements, see “Executive Compensation — Employment Agreements.”

(c)	The amounts of personal benefits shown in this column for 2010 consist of the aggregate incremental cost to the Company for the following items: (i) with respect to Mr. Bewkes, the Company’s reimbursement of fees for financial services ($43,125) and his personal use of Company-provided aircraft, automobile and driver ($54,014), (ii) with respect to Ms. Fili-Krushel, the Company’s reimbursement of fees for financial services ($30,000) and her personal use of car services ($15,792), and (iii) with respect to Mr. Adler, the Company’s reimbursement of fees for financial services ($30,000) and his personal use of car services ($1,307). See below for more information regarding the transportation-related benefits. A portion of the Company’s reimbursement to Mr. Bewkes in 2010 of fees for financial services related to services provided in 2009.

(d)	The amounts shown in this column with respect to Mr. Adler also include the following amounts that were paid or accrued in connection with his departure from the Company pursuant to his employment agreement, separation agreement (which is consistent with the severance provisions of his employment agreement) and consulting agreements: (i) $3,157,320, reflecting the sum of his pro rata “average annual bonus” for the period January 1, 2010 through July 31, 2010, his “average annual bonus” (to be paid annually for each year of his two-year severance period), payment of his base salary during his two-year severance period, life insurance premium payments based on GUL insurance with a value of $3.0 million (to be paid annually during his two-year severance period) and the cost of providing him with secretarial services from August 1, 2010 through September 17, 2010 and (ii) $110,000 in consulting fees for services provided in 2010 by him to the Company and a subsidiary of the Company. See “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control” for the definition of “average annual bonus” and additional information regarding the terms of Mr. Adler’s separation from the Company.

Transportation-related benefits consist of the incremental cost to the Company of personal use of (a) aircraft owned (based on fuel, landing, repositioning and catering costs and crew travel expenses) or leased (based on hourly fees) by the Company and (b) a Company-provided car and a driver for Mr. Bewkes (based on the portion of the usage that was personal) and commercial car services for Ms. Fili-Krushel and Mr. Adler (in each case, based on the portion of the usage that was personal).

For security reasons, Mr. Bewkes was provided with a car and driver during 2010 and was encouraged to use Company aircraft for business and personal use. Other executive officers were eligible to use a private car service, Company aircraft for business use and, in limited circumstances and subject to the controls in the Company’s travel policies, to make personal use of Company aircraft. Personal use of corporate aircraft by executives other than Mr. Bewkes was permitted when there was available space on a flight scheduled for a business purpose, in the event of a medical or family emergency, or with the approval of Mr. Bewkes.

Grants of Plan-Based Awards Table

The following table presents information with respect to each award of plan-based compensation to each named executive officer in 2010.

GRANTS OF PLAN-BASED AWARDS DURING 2010

												Grant
									All	All Other		Date
									Other	Option	Exercise	Fair
			Estimated Possible			Estimated Future			Stock	Awards:	or Base	Value
			Payouts Under			Payouts Under			Awards	Number of	Price of	of Stock
			Non-Equity Incentive			Equity Incentive			of Shares	Securities	Option	and
	Grant	Approval	Plan Awards (1)			Plan Awards (2)			of Stock	Underlying	Awards	Option
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units (3)	Options	(4)	Awards (5)

Jeffrey L. Bewkes	N/A	N/A	—	$10,000,000	—
	2/08/2010	1/27/2010				48,143	96,285	192,570				$2,927,064
	2/08/2010	1/27/2010							96,285			$2,591,992
	2/08/2010	1/27/2010								620,997	$26.92	$4,073,646
John K. Martin, Jr.	N/A	N/A	—	$3,750,000	—
	2/08/2010	1/27/2010				17,217	34,434	68,868				$1,046,794
	2/08/2010	1/27/2010							34,434			$926,963
	2/08/2010	1/27/2010								191,615	$26.92	$1,191,187
Paul T. Cappuccio	N/A	N/A	—	$2,250,000	—
	2/08/2010	1/27/2010				10,330	20,660	41,320				$628,064
	2/08/2010	1/27/2010							20,660			$556,167
	2/08/2010	1/27/2010								114,969	$26.92	$714,712
Patricia Fili-Krushel	N/A	N/A	—	$1,700,000	—
	2/08/2010	1/27/2010				7,748	15,495	30,990				$471,048
	2/08/2010	1/27/2010							15,495			$417,125
	2/08/2010	1/27/2010								82,642	$26.92	$542,119
Gary L. Ginsberg	N/A	N/A	—	$1,600,000	—
	4/15/2010	2/17/2010				2,936	5,872	11,744				$230,359
	4/15/2010	2/17/2010							6,405			$210,660
	4/15/2010	2/17/2010								35,644	$32.89	$279,838
Edward I. Adler	N/A	N/A	—	N/A	—
	2/08/2010	1/27/2010				5,739	11,478	22,956				$348,931
	2/08/2010	1/27/2010							11,478			$308,988
	2/08/2010	1/27/2010								61,216	$26.92	$401,568

(1)	Reflects the target payout amounts of non-equity incentive plan awards payable under the Annual Incentive Plan for service in 2010. The target payout amount for each named executive officer reflects the target bonus amounts approved by the Compensation Committee. The 2010 target payout amount for Mr. Cappuccio reflects the pro-rated impact of his salary increase effective July 1, 2010. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the named executive officers in 2010 and paid out in early 2011. The Compensation Committee has established criteria to assist it in determining the non-equity incentive plan awards for each of the named executive officers and the Annual Incentive Plan includes a formula for the purpose of calculating the maximum bonus amounts that can be paid to executives who are subject to Section 162(m) of the Internal Revenue Code and deducted for income tax purposes. See “Executive Compensation — Compensation Discussion and Analysis — 2010 Annual Bonuses” for a description of the material terms of the non-equity incentive plan awards under the Annual Incentive Plan.

(2)	Reflects the number of shares of Common Stock that may be earned upon vesting of PSUs granted in 2010, assuming the achievement of threshold, target and maximum performance levels (i.e., 50%, 100% and 200%, respectively, of the target PSUs) following the applicable performance period. The threshold performance level resulting in the minimum payout of 50% of the target PSUs assumes that the Company’s TSR is below the 25th percentile level and the minimum performance level for Adjusted EPS growth is met. See “Executive Compensation — Compensation Discussion and Analysis — 2010 Long-Term Incentives” for a discussion of the performance measures for the PSUs.

(3)	Reflects awards of RSUs.

(4)	The exercise price for the awards of stock options was determined based on the closing price of the Common Stock on the NYSE Composite Tape on the date of grant.

(5)	The grant date fair value of each PSU award was estimated using a Monte Carlo analysis to estimate the TSR ranking of the Company among the S&P 500 Index companies over the performance period and also assumes that the Adjusted EPS performance condition has been met. See footnote (5) to the Summary Compensation Table for Fiscal Year 2010 for additional information regarding the determination of grant date fair value of PSUs.

Material Terms of Equity Awards Granted to the Named Executive Officers

The awards of stock options, RSUs and PSUs made in 2010 to the named executive officers were made under the Time Warner Inc. 2006 Stock Incentive Plan.

•	The stock options granted in 2010 become exercisable, or vest, in installments of 25% over a four-year period, assuming continued employment, and expire 10 years from the grant date. The stock options are subject to accelerated vesting upon the occurrence of certain events such as the grantee’s retirement (as defined in the applicable equity agreements), death or disability. The exercise price of the stock options cannot be less than the closing price of the Common Stock on the date of grant. In addition, holders of the stock options do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of Common Stock underlying the stock options.

•	The awards of RSUs granted in 2010 vest in equal installments on each of the third and fourth anniversaries of the date of grant, assuming continued employment and subject to accelerated vesting upon the occurrence of certain events such as the grantee’s retirement (as defined in the applicable equity agreements), death or disability. Holders of RSUs are entitled to receive cash dividend equivalents on outstanding RSUs, if and when regular cash dividends are paid on outstanding shares of Common Stock and at the same rate. The awards of RSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to the vesting and distribution of shares.

•	The awards of PSUs granted in 2010 vest on the third anniversary of the date of grant, assuming continued employment and the achievement of specified performance criteria. See “Executive Compensation — Compensation Discussion and Analysis — 2010 Long-Term Incentives” for a discussion of the performance measures for the PSUs. Beginning with PSUs granted in 2010, holders of such PSUs are entitled to receive, at the time shares are paid out following vesting after the performance period, dividend equivalents on the shares ultimately earned with respect to the PSU award, based on the regular quarterly cash dividends paid on the Common Stock while the PSUs are outstanding. With respect to any special dividends or distributions, the Board may determine whether holders of the PSUs will participate in any such special dividends or distributions or if the target number of PSUs should be adjusted. The PSUs confer no voting rights on holders.

See “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control” for additional information regarding the treatment of the equity awards granted to the named executive officers following a termination of their employment or a change in control of the Company.

Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

	Option Awards (1)					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number	Market or
								of	Payout
								Unearned	Value of
						Number	Market	Shares,	Unearned
		Number of	Number of			of Shares	Value of	Units or	Shares,
		Securities	Securities			or Units	Shares or	Other	Units or
		Underlying	Underlying			of Stock	Units of	Rights	Other Rights
	Date of	Unexercised	Unexercised	Option	Option	That	Stock That	That	That Have
	Option	Options	Options	Exercise	Expiration	Have Not	Have Not	Have Not	Not
Name	Grant	Exercisable	Unexercisable	Price	Date	Vested (2)	Vested (3)	Vested (4)	Vested (3)

Jeffrey L. Bewkes						219,458	$7,059,964	409,210	$13,164,286
	1/18/2001	481,427	—	$101.70	1/17/2011
	2/27/2001	601,784	—	$94.12	2/26/2011
	2/15/2002	240,714	—	$55.36	2/14/2012
	7/18/2002	72,215	—	$25.89	7/17/2012
	2/14/2003	216,642	—	$21.43	2/13/2013
	2/13/2004	204,607	—	$35.89	2/12/2014
	2/18/2005	252,750	—	$37.32	2/17/2015
	3/3/2006	288,857	—	$36.14	3/2/2016
	3/2/2007	164,328	54,770	$41.48	3/1/2017
	12/17/2007	343,020	114,335	$34.65	12/16/2017
	3/7/2008	361,072	361,068	$30.99	3/6/2018
	2/20/2009	168,500	505,497	$15.27	2/19/2019
	2/8/2010	—	620,997	$26.92	2/7/2020
John K. Martin, Jr.						162,389	$5,224,054	117,044	$3,765,305
	2/5/2002	33,701	—	$50.64	2/4/2012
	2/14/2003	14,443	—	$21.43	2/13/2013
	2/13/2004	31,293	—	$35.89	2/12/2014
	2/18/2005	23,591	—	$37.32	2/17/2015
	3/3/2006	34,374	—	$36.14	3/2/2016
	6/21/2006	14,443	—	$35.79	6/20/2016
	1/2/2008	19,572	19,569	$34.08	1/1/2018
	3/7/2008	57,652	57,651	$30.99	3/6/2018
	2/20/2009	48,144	144,428	$15.27	2/19/2019
	2/8/2010	—	191,615	$26.92	2/7/2020
Paul T. Cappuccio						85,062	$2,736,445	70,246	$2,259,814
	1/18/2001	385,142	—	$101.70	1/17/2011
	2/15/2002	144,429	—	$55.36	2/14/2012
	2/14/2003	67,401	—	$21.43	2/13/2013
	2/13/2004	48,144	—	$35.89	2/12/2014
	2/18/2005	74,622	—	$37.32	2/17/2015
	3/3/2006	82,084	—	$36.14	3/2/2016
	3/2/2007	40,695	13,563	$41.48	3/1/2017
	3/7/2008	34,592	34,590	$30.99	3/6/2018
	2/20/2009	28,886	86,657	$15.27	2/19/2019
	2/8/2010	—	114,969	$26.92	2/7/2020

	Option Awards (1)					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number	Market or
								of	Payout
								Unearned	Value of
						Number	Market	Shares,	Unearned
		Number of	Number of			of Shares	Value of	Units or	Shares,
		Securities	Securities			or Units	Shares or	Other	Units or
		Underlying	Underlying			of Stock	Units of	Rights	Other Rights
	Date of	Unexercised	Unexercised	Option	Option	That	Stock That	That	That Have
	Option	Options	Options	Exercise	Expiration	Have Not	Have Not	Have Not	Not
Name	Grant	Exercisable	Unexercisable	Price	Date	Vested (2)	Vested (3)	Vested (4)	Vested (3)

Patricia Fili-Krushel						63,863	$2,054,473	29,086	$935,697
	7/19/2001	192,572	—	$90.84	7/18/2011
	2/15/2002	144,429	—	$55.36	2/14/2012
	2/14/2003	50,551	—	$21.43	2/13/2013
	2/13/2004	48,144	—	$35.89	2/12/2014
	2/18/2005	55,365	—	$37.32	2/17/2015
	3/3/2006	60,901	—	$36.14	3/2/2016
	3/2/2007	30,297	10,096	$41.48	3/1/2017
	3/7/2008	25,952	25,946	$30.99	3/6/2018
	2/20/2009	21,665	64,993	$15.27	2/19/2019
	2/8/2010	—	82,642	$26.92	2/7/2020
Gary L. Ginsberg						6,405	$206,049	5,872	$188,902
	4/15/2010	—	35,644	$32.89	4/14/2020
Edward I. Adler						9,030	$290,495	37,449	$1,204,734
	1/18/2001	108,321	—	$101.70	1/17/2011
	4/6/2001	1,554	—	$80.10	4/5/2011
	2/15/2002	62,586	—	$55.36	2/14/2012
	2/14/2003	28,610	—	$21.43	2/13/2013
	2/13/2004	36,108	—	$35.89	2/12/2014
	2/18/2005	40,922	—	$37.32	2/17/2015
	3/3/2006	45,015	—	$36.14	3/2/2016
	3/2/2007	22,353	7,448	$41.48	3/1/2017
	3/7/2008	19,212	19,207	$30.99	3/6/2018
	2/20/2009	16,044	48,131	$15.27	2/19/2019
	2/8/2010	—	61,216	$26.92	2/7/2020

(1)	The stock option awards become exercisable in installments of 25% on each of the first four anniversaries of the date of grant, assuming continued employment and subject to accelerated vesting upon the occurrence of certain events.

(2)	This column presents the number of shares of Common Stock as of December 31, 2010 represented by (i) unvested RSU awards and (ii) PSU awards with a 2008-2010 performance period, which are no longer subject to performance criteria but had not yet vested as of December 31, 2010. The number of PSUs that will vest is equal to 97.2% of the target number of PSUs granted in 2008 based on the Company’s 48.6th percentile TSR ranking relative to the TSR of other companies in the S&P 500 Index for the 2008-2010 performance period. The RSU awards vest equally on each of the third and fourth anniversaries of the date of grant and the PSU awards vest on the third anniversary of the date of grant, in each case, assuming continued employment and subject to accelerated vesting upon the occurrence of certain events.

The vesting dates for the unvested RSU awards and PSU awards that are no longer subject to performance criteria are as follows:

	Number of RSUs	Number of PSUs
	That Have	That Have
Name	Not Vested	Not Vested	Date of Grant	Vesting Dates

Jeffrey L. Bewkes	26,888		3/2/2007	3/2/2011
	96,285		2/20/2009	2/20/2012 and 2/20/2013
	96,285		2/8/2010	2/8/2013 and 2/8/2014
John K. Martin, Jr.	31,682		1/2/2008	1/2/2011 and 1/2/2012
		27,094	3/7/2008	3/7/2011
	27,874		3/7/2008	3/7/2011 and 3/7/2012
	41,305		2/20/2009	2/20/2012 and 2/20/2013
	34,434		2/8/2010	2/8/2013 and 2/8/2014
Paul T. Cappuccio	6,668		3/2/2007	3/2/2011
		16,237	3/7/2008	3/7/2011
	16,704		3/7/2008	3/7/2011 and 3/7/2012
	24,793		2/20/2009	2/20/2012 and 2/20/2013
	20,660		2/8/2010	2/8/2013 and 2/8/2014
Patricia Fili-Krushel	4,959		3/2/2007	3/2/2011
		12,214	3/7/2008	3/7/2011
	12,565		3/7/2008	3/7/2011 and 3/7/2012
	18,630		2/20/2009	2/20/2012 and 2/20/2013
	15,495		2/8/2010	2/8/2013 and 2/8/2014
Gary L. Ginsberg	6,405		4/15/2010	4/15/2013 and 4/15/2014
Edward I. Adler	—	9,030	3/7/2008	3/7/2011

(3)	Calculated using the NYSE Composite Tape closing price of $32.17 per share of Common Stock on December 31, 2010.

(4)	This column presents the number of shares of Common Stock represented by the Upfront PSUs (as defined below) and the PSUs granted in 2009 and 2010, all of which remain subject to performance criteria and have not vested as of December 31, 2010. The PSUs granted to Mr. Bewkes on January 1, 2008, having a 2008-2012 performance period, are referred to as the “Upfront PSUs.” The number of shares presented reflects the following assumptions in accordance with SEC guidance: (i) the Upfront PSUs and the PSUs granted in 2010 will vest based on the achievement of the target performance level and (ii) the PSUs granted in 2009 will vest based on the achievement of the maximum performance level. The actual value, if any, realized by a named executive officer from PSUs will depend on the performance level achieved by the Company for the applicable performance period. With respect to the PSUs granted to Ms. Fili-Krushel and Mr. Adler, the shares reported in this column reflect the pro-rated vesting that would apply. The number of target PSUs and their respective vesting dates for the PSUs that remained subject to performance criteria as of December 31, 2010 are as follows:

	Number of Target
	PSUs That Have Not
Name	Vested	Date of Grant	Performance Period		Vesting Date

Jeffrey L. Bewkes	120,355	1/1/2008	1/1/2008 to 12/31/2012	*	2/15/2013
	96,285	2/20/2009	1/1/2009 to 12/31/2011		2/20/2012
	96,285	2/8/2010	1/1/2010 to 12/31/2012		2/8/2013
John K. Martin, Jr.	41,305	2/20/2009	1/1/2009 to 12/31/2011		2/20/2012
	34,434	2/8/2010	1/1/2010 to 12/31/2012		2/8/2013
Paul T. Cappuccio	24,793	2/20/2009	1/1/2009 to 12/31/2011		2/20/2012
	20,660	2/8/2010	1/1/2010 to 12/31/2012		2/8/2013
Patricia Fili-Krushel	18,630	2/20/2009	1/1/2009 to 12/31/2011		2/20/2012
	15,495	2/8/2010	1/1/2010 to 12/31/2012		2/8/2013
Gary L. Ginsberg	5,872	4/15/2010	1/1/2010 to 12/31/2012		2/8/2013
Edward I. Adler	13,815	2/20/2009	1/1/2009 to 12/31/2011		2/20/2012
	11,478	2/8/2010	1/1/2010 to 12/31/2012		2/8/2013

*	The number of shares that would vest is based on the highest performance level achieved during the following sub-performance periods: (i) 1/1/2008 to 12/31/2010, (ii) 1/1/2008 to 12/31/2011 and (iii) 1/1/2008 to 12/31/2012.

Option Exercises and Stock Vesting

None of the named executive officers exercised any stock options during 2010. The following table sets forth for each of the named executive officers information regarding the vesting of RSU and PSU awards during 2010, including: (i) the aggregate number of shares of Common Stock acquired from the vesting of awards of RSUs and PSUs during 2010 and (ii) the aggregate dollar value realized upon the vesting of such RSUs and PSUs.

OPTION EXERCISES AND STOCK VESTED DURING 2010

	Option Awards		Stock Awards
	Number of	Value	Number of
	Shares Acquired	Realized on	Shares Acquired	Value Realized
Name	on Exercise	Exercise	on Vesting (1)(2)	on Vesting (3)

Jeffrey L. Bewkes	—	—	109,592	$3,248,706
John K. Martin, Jr.	—	—	3,192	$94,515
Paul T. Cappuccio	—	—	85,030	$2,640,813
Patricia Fili-Krushel	—	—	18,546	$549,827
Gary L. Ginsberg	—	—	—	—
Edward I. Adler	—	—	51,905	$1,628,616

(1)	The RSU awards that vested in 2010 reflect the vesting of the second 50% installment of the RSUs awarded to the named executive officers on March 3, 2006 and the first 50% installment of the RSUs awarded to the named executive officers on March 2, 2007. With respect to Mr. Cappuccio only, the RSU awards that vested in 2010 also include the second 50% installment of the RSUs awarded to Mr. Cappuccio on October 25, 2006. With respect to Mr. Adler only, the RSU awards that vested in 2010 also include RSUs that vested on August 1, 2010 as a result of his departure from the Company. In accordance with the terms of his equity agreements and employment agreement, all of his RSUs vested because he satisfied the requirements for retirement treatment of the RSUs, i.e., at least age 55 with 10 years of service with the Company or its affiliates, at the time of his departure. The number of shares received from the vesting, net of shares withheld for taxes, was: 37,740 shares for Mr. Bewkes, 1,909 shares for Mr. Martin, 38,581 shares for Mr. Cappuccio, 6,857 shares for Ms. Fili-Krushel and 24,883 shares for Mr. Adler.

(2)	The PSU awards that vested in 2010 reflect the vesting of the PSUs that were awarded on March 2, 2007. The number of shares acquired on vesting is equal to a payout of 68.9% of the target number of PSUs based on the Company’s TSR relative to the TSR of other companies in the S&P 500 Index for the 2007-2009 performance period. The number of shares received from the vesting, net of shares withheld for taxes, was: 17,707 for Mr. Bewkes, 4,261 for Mr. Cappuccio, 3,263 shares for Ms. Fili-Krushel and 2,884 shares for Mr. Adler.

(3)	The value realized on vesting of the RSU and PSU awards was calculated based on the closing sale price of Common Stock on the NYSE Composite Tape on the applicable vesting date, which was $29.67 per share with respect to the March 2, 2010 vesting date, $29.61 per share with respect to the March 3, 2010 vesting date and $31.64 per share with respect to the October 25, 2010 vesting date. With respect to Mr. Adler’s RSU awards that vested on August 1, 2010, because the vesting date occurred on a Sunday, the value realized on vesting was calculated based on the average of the closing sale prices of Common Stock on the NYSE Composite Tape on July 30, 2010 and August 2, 2010, which was $31.995 per share.

Pension Plans

Eligibility Requirements and Benefits under the Pension Plan.  Eligible employees (including executive officers) of the Company and certain of its subsidiaries are participants in the Time Warner Pension Plan (the “Pension Plan”), which has been amended at various times. Significant amendments affecting the determination of current participants’ benefits became effective January 1, 2000 (the “2000 Amendment”), July 1, 2008 (the “2008 Amendment”), and June 30, 2010 (the “2010 Amendment”). Because of certain grandfathering provisions, pension benefits under the Pension Plan for participants who had a minimum of 10 years of benefit service at January 1, 2000 and whose age and years of benefit service together equaled or exceeded 65 years at that date (including Messrs. Bewkes and Adler) will be (or were) determined based on amounts that the participant would have received under the provisions of the Pension Plan prior to the 2000 Amendment (the “Old Pension Plan”), the Pension Plan as amended by the 2000 Amendment or the Pension Plan as amended by the 2008 Amendment, whichever produces the greatest benefit. The pension benefits of Messrs. Martin and Cappuccio and Ms. Fili-Krushel will be determined in accordance with the provisions of the Pension Plan, as amended by the 2008 Amendment. As a result of the 2010 Amendment, Mr. Ginsberg does not accrue any benefits under the Pension Plan. Non-employee directors are not eligible to participate in the Pension Plan.

Effective June 30, 2010, the accrual of benefit service under the Pension Plan was frozen, so that a participant’s benefit under the Pension Plan will not increase due to additional service after that date. The Pension Plan became closed to new hires and employees who were not participants of the Pension Plan at June 30, 2010. Further, effective December 31, 2013, “average annual compensation” (as such term is described below) under the Pension Plan will also be frozen, so that a participant’s benefit will not grow due to any future pay increases after that date. Accordingly, a participant will not be able to earn any additional benefit under the Pension Plan after December 31, 2013.

The following is a summary of the material terms and conditions of payments and benefits available under the Pension Plan following normal retirement and early retirement:

•	Normal Retirement Age: Amounts accrued are payable generally at 65 years of age with five years of service.

•	Vesting: Eligible employees of the Company become vested in all benefits under the Pension Plan on the earlier of five years of service or certain other events.

•	Formula for Benefits Payable at Normal Retirement Age:

¡	Under the Old Pension Plan, the benefit is calculated based on a formula that expresses the participant’s benefit as a lifetime monthly annuity. The monthly annuity would be equal to the sum of (i) 1 2/3% of the participant’s “average annual compensation” for each year of service up to 30 years and (ii) 1/2% of the participant’s “average annual compensation” for each year of service over 30 years, divided by 12. Annual pension benefits under the Old Pension Plan are reduced by a Social Security offset determined by a formula that takes into account benefit service of up to 35 years, covered compensation up to the average Social Security wage base and a disparity factor based on the age at which Social Security benefits are payable.

¡	Under the Pension Plan as amended by the 2000 Amendment, the benefit earned by a participant before July 1, 2008 is calculated based on a formula that expresses the participant’s benefit as a lifetime monthly annuity. The monthly annuity would be equal to the sum of: (i) 1.25% of the participant’s “average annual compensation” up to his or her applicable average Social Security wage base and (ii) 1.67% of the participant’s “average annual compensation” above such average Social Security wage base, multiplied by his or her years of benefit service up to 30 years, and divided by 12.

¡	Under the Pension Plan as amended by the 2008 Amendment, the benefit earned by a participant on or after July 1, 2008 is calculated based on a formula that expresses the participant’s benefit as a fixed lump-sum amount. The lump-sum benefit would be equal to the sum of (i) 10% of the participant’s “average annual compensation” up to his or her applicable average Social Security wage base and (ii) 13% of the participant’s “average annual compensation” above such average Social Security wage base, multiplied by his or her years of benefit service up to 30 years. Effective July 1, 2008, when a participant retires (whether at normal retirement age or early retirement age), the participant will receive the greater of (i) the benefit calculated by applying the formula under the Pension Plan as amended by the 2000 Amendment to his or her benefit service through June 30, 2008 and the new formula after that date, and (ii) the benefit calculated by applying the new formula to his or her entire benefit service.

¡	Under the 2008 Amendment, participants in the Pension Plan will receive an enhancement to the new formula based on their age and/or period of service. In accordance with this amendment, the named executive officers who participate in the Pension Plan qualify for transition enhancement of pension benefits as described below:

➢	Because the sum of age and years of service with the Company for Mr. Bewkes equaled 65 or more as of July 1, 2008, he qualifies for a transition enhancement of (i) 13% of his “average annual compensation” up to his applicable average Social Security wage base and (ii) 16% of his “average annual compensation” above such average Social Security wage base, multiplied by his years of benefit service up to 30 years. Mr. Adler also qualified for this transition enhancement at the time of his departure from the Company.

➢	Because the sum of age and years of service with the Company for each of Messrs. Martin and Cappuccio and Ms. Fili-Krushel equaled 50 or more as of July 1, 2008, each such executive officer qualifies for a transition enhancement of (i) 12% of his or her “average annual compensation” up to his or her applicable average Social Security wage base and (ii) 15% of the participant’s average annual compensation above such average Social Security wage base, multiplied by his or her years of benefit service up to 30 years.

➢	Benefit service is generally capped at 30 years as a result of the 2000 Amendment. However, participants who had accrued more than 20 years of benefit service as of June 30, 2008 may receive credit for each additional year of benefit service from July 1, 2008 through June 30, 2010. The credit is calculated by applying the formula under the Pension Plan as amended by the 2000 Amendment to his or her benefit service through June 30, 2008, and the formula under the Pension Plan as amended by the 2008 Amendment for the period from July 1, 2008 through June 30, 2010. Among the named executive officers, Mr. Bewkes is eligible to receive such years of credited service above the 30-year cap under this provision. This credit did not apply to Mr. Adler’s benefit because he received his benefit under provisions of the Old Pension Plan, which produced the greatest benefit.

•	Calculation of “Average Annual Compensation”: Under the Old Pension Plan, the term is defined as the highest average annual compensation for any five consecutive full and partial calendar years of employment, which includes regular salary, overtime and shift differential payments, and non-deferred bonuses paid according to a regular program. Following the 2000 Amendment, the term has the same definition except that the highest “average annual compensation” only covers full calendar years of employment.

•	Early Retirement: Under the Pension Plan, participants may elect early retirement and receive a reduced pension generally at 55 years of age with at least 10 years of service. To elect early retirement and receive their full pension (calculated as described above), participants must (1) be at least 60 years old (under the Old Pension Plan) or 62 years old (following the 2000 Amendment) and (2) have completed at least 10 years of service.

As of March 31, 2011, Mr. Bewkes was eligible to elect early retirement under the Pension Plan with a reduced pension benefit. At the time of his departure from the Company, Mr. Adler was eligible to elect early retirement with a reduced pension benefit under the provisions of the Old Pension Plan, which produced the greatest benefit. He elected to receive his benefit under provisions of the Old Pension Plan in a lump sum, which was paid to him in August 2010. None of the other named executive officers participating in the Pension Plan is eligible to elect early retirement.

•	Early Retirement Supplement: Under the Old Pension Plan, an early retirement supplement is payable to a participant with at least 20 years of service who terminates employment between ages 55 and 60. The benefit formula is calculated as an annual supplement equal to the actuarial equivalent of such person’s accrued benefit, or, if greater, an annual amount equal to the lesser of 35% of such person’s “average annual compensation” determined under the Old Pension Plan or such person’s accrued benefit at age 60 plus Social Security benefits at age 65. The supplement ceases when the regular pension commences at age 60. Mr. Adler received this early retirement supplement as part of his lump-sum distribution in August 2010, which was determined under the provisions of the Old Pension Plan. If Mr. Bewkes elects to retire prior to reaching age 60 and the provisions of the Old Pension Plan produce the greatest benefit, he would also be eligible to receive this early retirement supplement.

Form of Benefit Payment.  The benefits under the Pension Plan are generally payable as (i) a single life annuity, (ii) a 50%, 75% or 100% joint and survivor annuity, (iii) a life annuity that is guaranteed for 5, 10 or 20 years, or (iv) a lump sum, provided that spousal consent is required with respect to the election of payment forms under (i), (iii) and (iv). The participant may elect the form of benefit payment at the time of retirement. In the case of a single life annuity, the amount of the annuity is based on the formulas described above. In the case of a joint and survivor annuity, the amount of the annuity is based on the single life annuity amount, but is reduced to take into account (i) the ages of the participant and the beneficiary at the time the annuity payments begin and (ii) the percentage of the monthly benefit that the beneficiary would receive as elected by the participant. In the case of a life annuity that is guaranteed for 5, 10 or 20 years, the amount of the annuity is based on the single life annuity amount but is actuarially adjusted (generally reduced) to take into account the applicable guaranteed payment period.

Eligibility Requirements and Benefits under the Excess Plan.  Federal law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits derived from employer contributions that may be paid to participants under the Pension Plan. As a result, the Company adopted the Time Warner Excess Benefit Pension Plan (the “Excess Plan”) which, as permitted by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), provides for payments by the Company of additional pension benefits to eligible employees of the Company.

The formula used to calculate the participant’s benefit under the Pension Plan as amended by the 2008 Amendment also applies to the Excess Plan, except that the participant’s benefit under the Excess Plan is based on the benefit that the participant would have received under the Pension Plan if his or her eligible compensation (including any deferred bonuses) were limited to $250,000 in 1994 (increased 5% per year thereafter to a maximum of $350,000) and the payment restrictions under the Pension Plan did not apply. Each of the named executive officers other than Mr. Ginsberg participates (or, in the case of Ms. Fili-Krushel and Mr. Adler, participated) in the Excess Plan. Because of certain grandfathering provisions, Mr. Bewkes’ pension benefits under the Excess Plan will be determined based on amounts that he would have received under the provisions of the Old Pension Plan, the Pension Plan as amended by the 2000 Amendment or the Pension Plan as amended by the 2008 Amendment, whichever produces the greatest benefit, if his eligible compensation were limited (as described above) and there were no payment restrictions. Mr. Adler was also subject to the grandfathering provisions, and his pension benefit under the Excess Plan was calculated based on amounts he would receive under the benefit formula that produced the greatest benefit.

Effective June 30, 2010, benefit service under the Excess Plan was frozen, so that a participant’s benefit under the Excess Plan will not increase due to additional years of service. Further, effective December 31, 2013, “average annual compensation” under the Excess Plan will also be frozen, so that a participant’s benefit will not grow due to any future pay increases after that date. Accordingly, a participant will not be able to earn any additional benefit under the Excess Plan after December 31, 2013. Because the “average annual compensation” of each of the named executive officers who participate in the Excess Plan exceeds the $350,000 maximum amount, continuing to measure “average annual compensation” through December 31, 2013 will not result in an increase in their pension benefit earned under the Excess Plan.

The benefits under the Excess Plan are payable only as a lump sum, unless the participant elected to receive monthly installments over 10 years by the applicable deadline. Effective May 1, 2008, any distribution from the Excess Plan will be paid or will commence generally on the first day of the month following six calendar months after the participant separates from service, subject to the requirements of Section 409A of the Internal Revenue Code. Ms. Fili-Krushel elected to receive her benefit under the Excess Plan in a lump sum, and Mr. Adler elected to receive his benefit under the Excess Plan in monthly installments over 10 years.

Pension Benefits Table.  Set forth in the table below is each named executive officer’s years of credited service and the present value of his or her accumulated benefit under each of the pension plans pursuant to which he or she would be entitled to a retirement benefit, in each case, computed as of December 31, 2010, which is the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the year ended December 31, 2010.

PENSION BENEFITS FOR FISCAL YEAR 2010

		Number of	Present
		Years of	Value of
		Credited	Accumulated	Payments
Name	Plan Name	Service (1)	Benefit (2)	During 2010

Jeffrey L. Bewkes	Pension Plan	30.3	$1,275,390	—
	Excess Plan	30.3	$699,370	—
John K. Martin, Jr.	Pension Plan	13.1	$148,350	—
	Excess Plan	13.1	$98,720	—
Paul T. Cappuccio	Pension Plan	9.4	$147,700	—
	Excess Plan	9.4	$96,460	—
Patricia Fili-Krushel	Pension Plan	9.0	$223,380	—
	Excess Plan	9.0	$143,370	—
Gary L. Ginsberg (3)	—	—	—	—
	—	—	—	—
Edward I. Adler (4)	Pension Plan	35.8	—	$1,482,142
	Excess Plan	35.8	$830,520	—

(1)	Consists of the number of years of service credited to the named executive officers as of December 31, 2010 for the purpose of determining benefit service under the applicable pension plan. Effective June 30, 2010, the accrual of benefit service under the Pension Plan and the Excess Plan was frozen so that a participant’s benefit under the plans will no longer increase due to additional service after such date.

(2)	Under certain grandfathering provisions under the Pension Plan, because Mr. Bewkes had more than 10 years of benefit service at January 1, 2000 and the sum of his age and years of benefit service exceeded 65 years at that date, his pension benefit will be determined under the provisions of the Old Pension Plan, the Pension Plan as amended by the 2000 Amendment or the Pension Plan as amended by the 2008 Amendment, whichever produces the greatest benefit. The amounts shown in the table for Mr. Bewkes reflect the estimated annual benefits payable under the provisions of the 2000 Amendment, which would have produced the greatest benefit as of December 31, 2010.

(3)	Mr. Ginsberg is not a participant in either the Pension Plan or the Excess Plan.

(4)	Mr. Adler’s employment with the Company ended on July 31, 2010. In August 2010, at Mr. Adler’s election, he received a lump-sum payment of his benefit (including the early retirement supplement described above) determined under the provisions of the Old Pension Plan, which produced the greatest benefit. Mr. Adler elected to receive his benefit under the Excess Plan in monthly installments over 10 years. Pursuant to the terms of the Excess Plan, he received his first monthly installment in February 2011.

Present Value Calculation.  The present values of accumulated benefits reflected in the table above were calculated based on the terms of the Pension Plan and the Excess Plan (including the grandfathering provisions with respect to Messrs. Bewkes and Adler) in effect on December 31, 2010. Except with respect to Mr. Adler’s accumulated benefit under the Excess Plan, the present values also reflect the assumptions that (i) the benefits will be payable at the earliest retirement age at which unreduced benefits are payable (which, under the Pension Plan, is at age 65 for Messrs. Martin and Cappuccio and Ms. Fili-Krushel and age 60 for Mr. Bewkes), (ii) the benefits are payable as a lump sum, (iii) the maximum annual covered compensation is $350,000 and (iv) no joint and survivor annuity will be payable (which would, on an actuarial basis, reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula that exceed ERISA limits would be paid under the Excess Plan and are included in the present values shown in the table above. The present values of accumulated benefits under the Pension Plan and the Excess Plan were calculated using a 5.57% discount rate, 5.57% lump-sum rate and the RP-2000 Mortality Table. The foregoing assumptions (except with respect to Mr. Adler’s benefits) are consistent with the assumptions used for these plans in the calculation of the Company’s benefit obligations as of December 31, 2010, as disclosed in Note 13 to the Company’s consolidated financial statements included in the 2010 Form 10-K. The lump-sum rate is updated annually in accordance with the provisions under the Pension Plan and the Excess Plan.

Deferred Compensation

Set forth in the table below is information about: (i) the contributions and earnings, if any, credited to the accounts maintained by certain named executive officers under nonqualified deferred compensation arrangements, (ii) any withdrawals or distributions from the accounts during 2010, and (iii) the account balances on December 31, 2010.

NONQUALIFIED DEFERRED COMPENSATION
FOR FISCAL YEAR 2010

				Aggregate		Aggregate
		Executive	Registrant	Earnings	Aggregate	Balance at
	Deferred Compensation	Contributions	Contributions	(Loss)	Withdrawals/	December 31,
Name	Arrangement	in 2010 (1)	in 2010	in 2010 (1)	Distributions	2010

Jeffrey L. Bewkes (2)	Time Warner Inc. Deferred Compensation Plan	—	—	$106,813	—	$913,165
	Individual Deferred Account	—	—	$4,763	—	$3,080,194
John K. Martin, Jr.	—	—	—	—	—	—
Paul T. Cappuccio	—	—	—	—	—	—
Patricia Fili-Krushel (3)	Time Warner Inc. Deferred Compensation Plan	—	—	$115,228	—	$2,131,365
Gary L. Ginsberg	—	—	—	—	—	—
Edward I. Adler (4)	Time Warner Inc. Deferred Compensation Plan	—	—	$21,352	—	$247,406

(1)	None of the amounts reported in these columns is required to be reported as compensation in the Summary Compensation Table for Fiscal Year 2010 because there were no above-market earnings on deferred compensation. No named executive officer elected to defer any portion of his or her 2010 compensation.

(2)	No amount reported in the Aggregate Balance at December 31, 2010 column was reported as compensation to Mr. Bewkes in the Company’s Summary Compensation Table for prior years because he was not a named executive officer at the times he made the contributions under the nonqualified deferred compensation arrangements.

(3)	The amount reported in the Aggregate Balance at December 31, 2010 column for Ms. Fili-Krushel includes: (i) $1,000,000 that was reported as compensation for 2007 in the Summary Compensation Table in the 2008 Proxy Statement of the Company and (ii) $1,025,000 that was reported as compensation for 2006 in the Summary Compensation Table in the 2007 Proxy Statement of the Company.

(4)	Mr. Adler’s employment with the Company ended on July 31, 2010.

Time Warner Inc. Deferred Compensation Plan.  The Time Warner Inc. Deferred Compensation Plan (the “TW Deferred Compensation Plan”) generally permits employees of the Company whose annual cash compensation exceeds certain dollar thresholds (including each of the named executive officers) to defer receipt of all or a portion of their annual bonus until a specified future date. As a result of the Company’s adoption of the Time Warner Supplemental Savings Plan in 2010, no deferral elections will be made available to defer amounts under the TW Deferred Compensation Plan for compensation earned after December 31, 2010. See “Executive Compensation — Compensation Disclosure and Analysis” for additional information regarding the Time Warner Supplemental Savings Plan.

Qualified employees who wished to defer their bonus (including their 2010 bonus) under the TW Deferred Compensation Plan could choose to defer either a percentage (in multiples of 10%) or a specific dollar amount (in whole dollars) of their annual bonus, provided that the amount to be deferred was at least $5,000. Participants were able to select among “investment crediting rates” that track the same third-party investment vehicles offered under the Time Warner Savings Plan, which is the Company’s tax-qualified defined contribution plan. Deferred amounts are credited with earnings or losses based on the performance of the applicable investment crediting rates selected by the participant. Although no deferrals are permitted under the TW Deferred Compensation Plan for compensation earned after December 31, 2010, participants may continue to change their crediting rate elections once during each calendar quarter through a third-party administrator’s website or by phone.

With respect to distributions, a participant could choose to receive either (i) an “in-service distribution” in the form of a lump sum during a specified calendar year that is at least three years from the year the deferred compensation would have been payable or (ii) a “termination distribution” (subject to the restrictions of Section 409A of the Internal Revenue Code (“Section 409A”)), in the form of a lump sum or two to 10 annual installments commencing in the year following the participant’s termination of employment with the Company. An in-service distribution can be re-deferred to a later in-service distribution year or to a termination distribution, subject to plan limits on such re-deferrals and timing restrictions on electing them. A participant may elect an early withdrawal, subject to a 10% penalty, only with respect to deferred amounts that are not subject to the restrictions of Section 409A.

With respect to payments not subject to Section 409A, “termination” refers to the last day of the period during which a former employee is entitled to receive post-termination severance payments. With respect to payments subject to Section 409A, “termination” refers to an employee’s separation from service with the Company as such separation is defined under Section 409A. Any payments upon termination of employment other than in cases of death or disability that are not subject to Section 409A shall, unless the participant has elected otherwise, be distributed in 10 annual installments beginning as soon as practicable on or after April 1 of the year following such termination, unless the amount is less than $50,000, in which case the amount will be paid in a lump sum. Any payments upon such termination that are subject to Section 409A shall, unless the participant has elected otherwise, be distributed in 10 annual installments beginning as soon as practicable on or after April 1 of the year following such termination, unless the amount (together with any amounts deferred under any other non-qualified deferred compensation plan that is aggregated with the TW Deferred Compensation Plan) is not greater than the applicable dollar limit provided in Section 402(g)(1)(B) of the Internal Revenue Code ($16,500 in 2010), in which case the amount will be paid in a lump sum (but, in either case, no sooner than six months after termination in the case of an employee who is determined to be a specified employee under Section 409A as one of the 50 most highly compensated officers of the Company). In the event of the disability of a participant, payments commence in April following the year the disability occurred and will be made on the same payment schedules as those described above regarding payments upon termination, except that any installment payments will be made over a period of five years instead of 10. In the event of the death of a participant, payments in the form of a lump sum will be made to the participant’s named beneficiary or estate as soon as practicable following receipt by the Company of proof of death.

Individual Deferred Compensation Accounts.  Prior to 2001, while Mr. Bewkes was an executive officer of the Company’s Home Box Office division, pursuant to his employment agreement then in place, payments of deferred compensation for Mr. Bewkes were made to separate, non-current individual deferred compensation accounts maintained in a grantor trust or comparable amounts were credited under the TW Deferred Compensation Plan. The individual accounts maintained in the grantor trust are invested in certain eligible securities by a third-party investment advisor designated by the trustee (subject to approval by Mr. Bewkes). The accrued amount for Mr. Bewkes will be paid to him bi-weekly for a period of 10 years (or such shorter period as he may elect) following his termination of employment. Beginning January 2001, the Company stopped making these contributions, but existing individual accounts in the grantor trust continue to be invested and the amounts credited to the TW Deferred Compensation Plan continue to track the crediting rate selections. There is no guaranteed rate of return on accounts maintained under either of these deferred compensation arrangements. Earnings on the individual accounts are based on the earnings of the actual investments selected by the investment advisor, adjusted for taxes on realized income computed as if each account were a stand-alone corporation conducting 40% of its business in New York City. Each individual account is reduced by such taxes on a net operating profit basis or credited with a tax benefit in the event the account sustains a net operating loss.

Employment Agreements

The Company has entered into employment agreements with each of the named executive officers, and the material terms of the employment agreements are described below. See “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control” for a description of the payments and benefits that would be provided to the named executive officers in connection with a termination of their employment or a change in control of the Company, as well as certain restrictive covenants under the employment agreements relating to non-disclosure of the Company’s confidential matters, limitations on hiring of certain Company employees following a termination of employment and non-competition with the Company.

Jeffrey L. Bewkes.  On December 11, 2007, the Company entered into an amended and restated employment agreement with Mr. Bewkes, which became effective on January 1, 2008 in all respects other than with respect to an award of stock options for which the agreement became effective upon execution. The agreement, pursuant to which Mr. Bewkes serves as Chief Executive Officer of the Company, has a term through December 31, 2012. The agreement also contains certain provisions that would apply depending on whether Mr. Bewkes was elected to serve as Chairman of the Board during the term of his employment. Mr. Bewkes’ employment agreement provides for a minimum annual salary of $1.75 million (to be increased to not less than $2.0 million if Mr. Bewkes were elected to serve as Chairman of the Board during the term of his employment), a cash bonus with a target amount of $8.5 million, long-term incentive compensation with an annualized target value of $8.5 million through a combination of stock options, RSUs, PSUs or other components as determined by the Compensation Committee (except that his 2008 long-term incentive compensation was required to be in the form of options to purchase a maximum of 722,140 shares of Common Stock), and participation in other Company benefit plans, including $50,000 of group term life insurance. In December 2008, the Board elected Mr. Bewkes to serve as the Company’s Chairman of the Board, effective January 1, 2009, and, pursuant to his employment agreement, Mr. Bewkes was entitled to receive an increase in his minimum annual salary to $2.0 million. At that time, due to Mr. Bewkes’ recognition of the current economic downturn and its impact on the Company’s businesses, Mr. Bewkes declined the increase in his base salary and continued to receive his annual salary of $1.75 million in 2009. In January 2010, the Compensation Committee approved the increase of Mr. Bewkes’ annual salary to $2.0 million, as well as an increase in the target amount of his annual cash bonus and his annual long-term incentive compensation to $10.0 million each.

Mr. Bewkes’ amended and restated employment agreement also provides for a cash payment equal to the premium for coverage under a GUL insurance program in an amount equal to twice Mr. Bewkes’ salary, minus $50,000. The agreement also confirms the obligation under Mr. Bewkes’ prior employment agreements to provide Mr. Bewkes with life insurance benefits in the amount of $4.0 million through a split-dollar life insurance policy, under which the Company is entitled to recover the total amount of premiums paid by the Company or its subsidiaries following Mr. Bewkes’ death or on the earlier surrender of such policy by Mr. Bewkes. The split-dollar life insurance policy for Mr. Bewkes has a benefit amount of $4.1 million. Starting in 2003, the Company stopped paying the premiums on the split-dollar life insurance policy due to restrictions under the Sarbanes-Oxley Act of 2002.

In connection with the entry into the amended and restated employment agreement, Mr. Bewkes was awarded options to purchase 457,355 shares of Common Stock on December 17, 2007 and 120,355 target PSUs on January 1, 2008. These upfront grants do not provide for accelerated vesting upon Mr. Bewkes’ retirement or in the event of a termination without cause. Instead, the vesting of the stock options granted on December 17, 2007 will be pro-rated to the effective date of termination or retirement, as applicable, and the PSUs granted on January 1, 2008 will be paid out pro-rated to, as applicable, the effective date of termination or retirement. The pro-rated payout for his PSUs will be calculated based on the Company’s best cumulative year-end performance through the year of Mr. Bewkes’ termination or retirement. The other terms of these awards are set forth in separate stock option and PSU agreements, the forms of which have been filed with the SEC.

Following a termination without cause or due to material breach by the Company, Mr. Bewkes would have a two-year severance period from the effective date of termination and generally would be treated as an employee of the Company during the severance period. With respect to change-in-control payments, see “Executive Compensation — Potential Payments Upon Termination of Employment or Change in Control — Change in Control” below for a description of the provision in his employment agreement pursuant to which the Company would make an additional payment to Mr. Bewkes if he becomes subject to the excise tax imposed under Section 4999 of the Internal Revenue Code and the total value of the payments to Mr. Bewkes that would be considered in determining whether an excise tax is payable exceeds 110% of the safe harbor amount.

John K. Martin, Jr.  On April 29, 2010, the Company entered into an amended and restated employment agreement with Mr. Martin, which became effective as of January 1, 2010 and provides for a term of employment ending on December 31, 2013. The amended and restated agreement provides for a minimum annual salary of $1.5 million, a cash bonus with a target amount of $3.75 million, long-term incentive compensation with a value of $3.25 million (through a combination of stock options, RSUs, performance shares or other components as determined by the Compensation Committee) and participation in other Company benefit plans, including $50,000 of group term life insurance. In addition, the agreement provides for a cash payment equal to two times the cost of coverage under a GUL insurance program in an amount equal to $3.0 million.

Following a termination without cause or due to material breach by the Company, Mr. Martin would have a severance period of two years after the effective date of termination. During his severance period, Mr. Martin generally would be treated as an employee of the Company. With respect to change-in-control payments, the amended and restated employment agreement provides that if any amounts or benefits payable to Mr. Martin under his employment agreement constitute a “parachute payment” under Section 280G of the Internal Revenue Code and would exceed the safe harbor amount under Section 280G, then the amounts constituting “parachute payments” would either be reduced to equal the safe harbor amount or provided to Mr. Martin in full, whichever would result in Mr. Martin receiving the greater amount on a net after-tax basis.

Paul T. Cappuccio.  On August 30, 2010, the Company entered into an amended and restated employment agreement with Mr. Cappuccio, which was effective as of July 1, 2010. The amended and restated employment agreement extends the term of employment through December 31, 2013.

The agreement provides for a minimum annual salary of $1.25 million, a cash bonus with a target amount of 200% of his base salary, long-term incentive compensation with a target annual value of at least $2.75 million (through a combination of stock options, RSUs, performance shares or other components as determined by the Compensation Committee) and participation in other Company benefit plans, including $50,000 of group term life insurance. In addition, the agreement provides for a cash payment equal to two times the cost of coverage under a GUL insurance program in an amount equal to $3.0 million. Following a termination without cause or due to material breach by the Company, Mr. Cappuccio would have a two-year severance period from the effective date of termination and generally would be treated as an employee of the Company during the severance period. Mr. Cappuccio’s agreement also includes provisions the same as those described above for Mr. Martin to provide for a “best net” approach with respect to any “parachute payments” in the event of a change in control.

Patricia Fili-Krushel.  The employment agreement with Ms. Fili-Krushel was entered into effective July 1, 2008 and had a term of employment ending on June 30, 2011. The agreement provided for a minimum annual salary of $850,000, a cash bonus with a target amount of 200% of her base salary, long-term incentive compensation with a target annual value of $1.35 million (through a combination of stock options, RSUs, performance shares or other components as determined by the Compensation Committee) and participation in other Company benefit plans, including $50,000 of group term life insurance. In addition, the agreement provided for a cash payment equal to two times the cost of coverage under a GUL insurance program in an amount equal to $3.0 million.

In December 2010, the Company entered into a letter with Ms. Fili-Krushel in connection with her resignation effective January 1, 2011. The letter is described under “Potential Payments Upon Termination of Employment or Change in Control” below.

Gary L. Ginsberg.  The employment agreement with Mr. Ginsberg was entered into on February 17, 2010 and has a term of employment ending on December 31, 2013. The agreement provides for a minimum annual salary of $800,000, a cash bonus with a target amount of 200% of his base salary, long-term incentive compensation with a target annual value of $750,000 (through a combination of stock options, RSUs, performance shares or other components as determined by the Compensation Committee) and participation in other Company benefit plans, including $50,000 of group term life insurance. In addition, the agreement provides for a cash payment equal to two times the cost of coverage under a GUL insurance program in an amount equal to $3.0 million. Following a termination without cause or due to material breach by the Company, Mr. Ginsberg would have a two-year severance period from the effective date of termination and generally would be treated as an employee of the Company during the severance period. Mr. Ginsberg’s agreement also includes provisions the same as those described above for Mr. Martin to provide for a “best net” approach with respect to any “parachute payments” in the event of a change in control.

Edward I. Adler.  The employment agreement with Mr. Adler was entered into effective July 1, 2008 and had a term of employment ending on June 30, 2011. The agreement provided for a minimum annual salary of $580,000, a cash bonus with a target amount of 100% of his base salary, long-term incentive compensation with a target annual value of $1.0 million (through a combination of stock options, RSUs, performance shares or other components as determined by the Compensation Committee) and participation in other Company benefit plans, including $50,000 of group term life insurance. In addition, the agreement provided for a cash payment equal to two times the cost of coverage under a GUL insurance program in an amount equal to $3.0 million. Following a termination without cause or due to material breach by the Company, Mr. Adler would have a two-year severance period from the effective date of termination and generally would be treated as an employee of the Company during the severance period.

In May 2010, the Company entered into a separation agreement with Mr. Adler in connection with the end of his employment with the Company effective July 31, 2010. The separation agreement is described under “Potential Payments Upon Termination of Employment or Change in Control” below.

Other Restrictive Covenants.  Each named executive officer’s employment agreement provides that he or she is subject to restrictive covenants that obligate him or her, among other things: (i) not to disclose any of the Company’s confidential matters, (ii) not to hire certain of the Company’s employees for one year following a termination of employment and (iii) except with respect to Mr. Bewkes, not to compete with the Company by providing services to, serving in any capacity for or owning certain interests in competitors of the Company while employed and for one year following the executive officer’s retirement, voluntary termination of employment, a termination of employment by the Company with or without cause or the termination of employment by the executive officer due to a material breach by the Company. As described under “Potential Payments Upon Termination of Employment or Change in Control” below, this covenant was waived by the Company with respect to Ms. Fili-Krushel in connection with her resignation effective January 1, 2011. With respect to Mr. Bewkes, his non-competition obligation applies during his employment and for a period ranging from 12 months to two years following a termination of employment, depending on the basis of the termination of employment. If Mr. Bewkes retires or his employment is terminated by the Company for cause, the non-competition period is 12 months. If Mr. Bewkes’ employment is terminated by the Company without cause or if he terminates his employment due to a material breach by the Company, the non-competition period is the shorter of two years or to the date he commences full-time employment with another for-profit entity, but not less than 12 months.

Potential Payments Upon Termination of Employment, Disability, Death or Change in Control

The payments and benefits that the named executive officers would receive following a termination of their employment, disability, death or a change in control of the Company are generally governed by the terms of the named executive officers’ employment agreements and their equity agreements. The following is a summary of the payments and benefits that the named executive officers (other than Ms. Fili-Krushel and Mr. Adler) would receive following each of the foregoing events. Ms. Fili-Krushel resigned her employment with the Company effective January 1, 2011. At the time of her resignation, Ms. Fili-Krushel satisfied the conditions for retirement treatment of stock options, RSUs and PSUs. Mr. Adler’s employment with the Company ended effective July 31, 2010. The payments and benefits that Ms. Fili-Krushel and Mr. Adler received (or became entitled to receive) in connection with the termination of their employment are described separately at the end of this section. The references to the named executive officers in this section refer to Messrs. Bewkes, Martin, Cappuccio and Ginsberg. See “Executive Compensation — Employment Agreements” for a description of the material conditions to the payments and benefits described below.

Termination by the Company for Cause	Each named executive officer would receive (i) his base salary through the effective date of termination, (ii) any bonus for a year prior to the year in which the termination occurs if the bonus had been determined but not yet paid, and (iii) any rights pursuant to any of the Company’s existing insurance or other benefit plans or arrangements. Mr. Bewkes would also retain any rights that he has with respect to amounts credited to his individual trust account as described above under “Deferred Compensation — Individual

Deferred Compensation Accounts.” These payments and benefits are not additional payments or benefits that would be provided as a result of the triggering event. Thus, this termination scenario is not included in the table below.

Termination without Cause or Due to the Company’s Material Breach of Employment Agreement
•     Payment for Service through Termination Date.  Following termination of employment, each named executive officer would receive: (i) his base salary through the effective date of termination and (ii) a pro rata average annual bonus for his service during the year of termination. See footnote (1) of the table below for the definition of “average annual bonus.”

•     Severance Payments.  During the severance period, which is two years for each named executive officer, each named executive officer would receive: (i) continued payment of his base salary (payable on the Company’s normal payroll payment dates) and average annual bonus (payable annually in a lump sum in respect of each year of the severance period), (ii) continued participation in certain of the Company’s group benefit plans, as described in footnote (4) of the table below, and (iii) certain other payments and benefits, as described in footnote (6) of the table below.

• Equity Awards. None of the named executive officers would receive any new equity awards during the severance period.

¡   With respect to Mr. Bewkes, because he satisfied the requirements for retirement treatment of equity awards, i.e., at least age 55 with 10 years of service with the Company or its affiliates, as of December 31, 2010, all of his outstanding RSUs would vest upon his termination. His outstanding stock options would continue to vest during his severance period and any stock options that remain outstanding at the end of his severance period (other than the stock options granted to Mr. Bewkes on December 17, 2007, the “Upfront Stock Options”) would vest at such time. The Upfront Stock Options would continue to vest during his severance period without accelerated vesting at the end of his severance period.

¡   All of the other named executive officers’ outstanding RSUs and stock options would continue to vest during their respective severance periods and an additional portion of any then-outstanding RSUs would vest pro rata at the end of their respective severance periods. The pro rata portion would be determined by multiplying the next installment that would vest for the outstanding RSU award by a fraction, the numerator of which is the period from the last vesting date (or the grant date if there was no prior vesting date) to the end of the applicable severance period and the denominator of which is the period from prior vesting date (or the grant date, as applicable) to the next regular vesting date. Shares for the vested RSUs would not be issued to the named executive officer until the next regular vesting date for each award.

¡   See footnote (5) of the table below for a description of the treatment of PSUs following a termination without cause or a material breach by the Company of the named executive officers’ employment agreements.

• Conditions to Payments and Benefits.

¡   If the named executive officer were to obtain employment (other than with a not-for-profit or governmental entity), he or she would continue to receive as severance the salary and bonus payments described above at the same times and in the same amounts, but (i) any outstanding RSUs would cease vesting during the severance period and (ii) any stock options that would have vested prior to the end of the severance period will vest and the shorter time period to exercise the stock options begins at the time the named executive officer begins the other employment. If the named executive officer were to accept full-time employment with any affiliate of the Company, the salary and bonus payments to such named executive officer would immediately cease. The calculations in the table below assume that none of the named executive officers become employed by a new employer or return to work for the Company or an affiliate after December 31, 2010.

¡ Certain payments would be subject to suspension of payment for six months following the separation from service if required under Section 409A of the Internal Revenue Code.

¡   Receipt of the payments and benefits would be conditioned on the named executive officer’s execution of a release of claims against the Company. If the named executive officer does not execute a release of claims, he would receive a severance payment determined in accordance with the Company’s policies relating to notice and severance.

Retirement
•     Retirement Benefits.  No named executive officer was eligible for normal retirement under the Company’s pension plans on December 31, 2010, but Mr. Bewkes was eligible to elect early retirement under the Company’s pension plans as of such date. Information regarding the named executive officers’ retirement benefits under the Company’s pension plans is provided in the Pension Benefits Table and the accompanying narrative.

•     Equity Awards.  Messrs. Martin, Cappuccio and Ginsberg were not eligible for retirement treatment of equity awards on December 31, 2010, but Mr. Bewkes was retirement-eligible, i.e., at least age 55 with 10 years of service with the Company or its affiliates, as of such date. As a result, all of Mr. Bewkes’ outstanding RSUs and stock options (other than the Upfront Stock Options) would vest upon his retirement unless Mr. Bewkes continues to serve on the Board of Directors, in which case such RSUs and stock options would remain outstanding and be subject to the regular vesting dates. Such RSUs and stock options would vest immediately at such time as he no longer serves on the Board of Directors. For the purposes of the table below, we have assumed that if Mr. Bewkes retired from his position as Chairman and CEO on December 31, 2010, he would also resign from the Board on such date so that all of his outstanding RSUs and stock options (other than the Upfront Stock Options) would vest upon his retirement. With respect to the Upfront Stock Options, only a pro rata portion of the next tranche of these options would vest, calculated by multiplying the number of the next tranche of options by a fraction, the numerator of which is the period from the vesting date of the prior tranche of options to the retirement date, and the denominator of which is the period from the vesting date of the prior tranche of options to the next regular vesting date. See footnote (5) of the table below for a description of the treatment of PSUs following the named executive officers’ retirement.

• Other Benefits. See footnote (6) of the table below.

Change in Control
•     Tax Gross-Ups.  Under Mr. Bewkes’ employment agreement, he would receive an additional payment from the Company only if amounts or benefits provided to him by the Company would be considered “parachute payments” under Section 280G of the Internal Revenue Code and the total value of such payments exceeds 110% of the “safe harbor” amount. If the total amount of payments to Mr. Bewkes would not exceed 110% of the “safe harbor” amount, then the amounts payable under his employment agreement would be reduced so that the total amount of payments equals the “safe harbor” amount. The additional payment, if any, would be equal to the amount of the excise tax, plus any additional taxes that would be owed as a result of the excise tax payment. A change in control of the Company, together with a termination of Mr. Bewkes’ employment on December 31, 2010, would not have resulted in any excise tax under Section 4999 of the Internal Revenue Code and, thus, no tax “gross-up” payment by the Company.

      The employment agreements for Messrs. Martin, Cappuccio and Ginsberg do not provide for any “tax gross-up” payments to them as a result of a change in control of the Company. Any amounts or benefits payable by the Company constituting “parachute payments” under Section 280G of the Internal Revenue Code that exceeds the “safe harbor” amount under Section 280G would be either reduced to equal the safe harbor amount or provided to the named executive officer in full, whichever would result in receipt by the executive of the greater amount on a net after-tax basis.

• Equity Awards. Pursuant to the terms of the named executive officers’ equity award agreements, the vesting of their equity awards would be accelerated as follows:

¡   Stock options would become fully exercisable upon the earlier of (i) the first anniversary of the change in control or (ii) the termination of the executive’s employment by the Company other than for “cause” or due to the death or disability of the executive or by the executive for “good reason” (as such terms are defined in the option agreements).

¡   RSUs would vest in full upon the earlier of (i) the first anniversary of the change in control, (ii) the original vesting date with respect to each portion of the RSU and (iii) the termination of the executive’s employment other than for “cause” or due to the death or disability of the executive or by the executive for “good reason” (as such terms are defined in the RSU agreements).

¡ See footnote (5) of the table below for a description of the treatment of PSUs following a change in control of the Company.

• Other Benefits. See footnote (6) of the table below.

Disability
•     Prior to Disability Period.  Under the named executive officers’ employment agreements, a named executive officer’s disability period would not commence until six months of disability have occurred. During the six months of disability, the named executive officer would receive (i) his base salary through the disability date and (ii) a pro rata bonus for the year in which the disability occurred (calculated based on his average annual bonus, as described in footnote (1) of the table below). The calculations in the table below assume that the requisite six months of disability had passed as of December 31, 2010 so that their respective disability periods would commence on January 1, 2011. As determined pursuant to their respective employment agreements, the disability period for Mr. Bewkes would be from January 1, 2011 through December 31, 2012 and the disability period for Messrs. Martin, Cappuccio and Ginsberg would be from January 1, 2011 through December 31, 2013.

•     During Disability Period.  Each named executive officer would receive the following payments and benefits during his disability period: (i) continued payment of 75% of his base salary (payable on the Company’s normal payroll payment dates) and 75% of his average annual bonus (payable annually in a lump sum in each year of his disability period), (ii) continued participation in certain of the Company’s group benefit plans (consisting of medical, dental and $50,000 of basic life insurance coverage), and (iii) certain other payments and benefits, as described in footnote (6) of the table below. Any payments of base salary or bonus would be reduced by amounts received from workers’ compensation, Social Security and disability insurance policies maintained by the Company.

•     Equity Awards.  All RSUs and stock option awards would vest in accordance with the equity agreements. See footnote (5) of the table below for a description of the treatment of PSUs following the named executive officers’ disability.

Death
•     Salary and Pro Rata Average Annual Bonus.  Pursuant to the named executive officers’ employment agreements, each named executive officer’s estate or designated beneficiary would receive (i) the executive officer’s salary to the last day of the month in which his death occurred and (ii) a pro rata portion of the named executive officer’s average annual bonus based on the number of whole or partial months the executive officer was employed by the Company in the calendar year (i.e., 100% as of December 31, 2010), paid in a lump sum. See footnote (1) of the table below for the definition of “average annual bonus.” Any other obligations by the Company to make payments under the named executive officer’s employment agreement would terminate.

•     Equity Awards.  Pursuant to the named executive officers’ equity agreements, all RSUs and stock option awards would vest immediately following a named executive officer’s death. See footnote (5) of the table below for a description of the treatment of PSUs following a named executive officer’s death.

POST-TERMINATION/CHANGE IN CONTROL TABLE

The following table describes and quantifies the estimated dollar value of potential additional payments and other benefits that would be provided to the named executive officers (or, in the case of death, to their respective estates or beneficiaries) under the named executive officers’ respective employment agreements and equity agreements following a termination of their employment or a change in control of the Company, in each case, assumed to have occurred on December 31, 2010.

The calculations exclude payments and benefits to the extent they do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all of the Company’s salaried employees, including any (i) balances under the Time Warner Savings Plan, (ii) medical and other group insurance coverage following disability and (iii) post-retirement medical benefits. The calculations also exclude the named executive officers’ plan balances under the pension plans and nonqualified deferred compensation plans (including the individual account maintained in a grantor trust for Mr. Bewkes), which are provided in the Pension Benefits Table and the Nonqualified Deferred Compensation Table.

The values in the table below relating to stock options that would vest are based on the excess (if any) of the closing sale price of the Common Stock on December 31, 2010 ($32.17 per share) over the exercise price of the stock options. The values relating to RSUs and PSUs that would vest are based on the closing sale price of the Common Stock on December 31, 2010. The final payout with respect to the PSUs granted in 2010 would also include any retained distributions on the shares earned, based on the regular quarterly cash dividends paid on the Common Stock while the PSUs were outstanding. Dividend equivalents that would be paid on RSUs during the severance or disability period or accrued and paid on the shares earned following the vesting of PSUs are not included in the calculations below.

	Pro Rata			Group
	Average	Base Salary	Bonus	Benefits	Equity Awards:
	Annual	Continuation	Continuation	Continuation	Stock Options	Equity Awards:	Other
Named Executive Officer	Bonus (1)	(2)	(3)	(4)	and RSUs	PSUs (5)	Benefits (6)

Jeffrey L. Bewkes
Termination without Cause/Material Breach	$13,260,000	$4,000,000	$26,520,000	$20,798	$19,289,158	$10,876,008	$1,519,244
Retirement	$—	$—	$—	$—	$19,289,158	$5,781,110	$503,385
Change in Control	$—	$—	$—	$—	$19,289,158	$10,036,750	$1,312,572
Disability	$13,260,000	$3,000,000	$19,890,000	$—	$19,289,158	$10,066,797	$1,394,244
Death	$13,260,000	$—	$—	$—	$19,289,158	$5,404,013	$—
John K. Martin, Jr.
Termination without Cause/Material Breach	$4,350,000	$3,000,000	$8,700,000	$20,798	$5,884,835	$2,436,524	$66,804
Change in Control	$—	$—	$—	$—	$7,867,280	$2,460,877	$—
Disability	$4,350,000	$3,375,000	$9,787,500	$—	$7,867,280	$2,436,524	$100,206
Death	$4,350,000	$—	$—	$—	$7,867,280	$1,281,428	$—

	Pro Rata			Group
	Average	Base Salary	Bonus	Benefits	Equity Awards:
	Annual	Continuation	Continuation	Continuation	Stock Options	Equity Awards:	Other
Named Executive Officer	Bonus (1)	(2)	(3)	(4)	and RSUs	PSUs (5)	Benefits (6)

Paul T. Cappuccio
Termination without Cause/Material Breach	$2,975,000	$2,500,000	$5,950,000	$7,333	$3,133,535	$1,462,223	$71,970
Change in Control	$—	$—	$—	$—	$4,323,007	$1,476,892	$—
Disability	$2,975,000	$2,812,500	$6,693,750	$—	$4,323,007	$1,462,223	$107,955
Death	$2,975,000	$—	$—	$—	$4,323,007	$769,120	$—
Gary L. Ginsberg
Termination without Cause/Material Breach	$1,925,000	$1,600,000	$3,850,000	$20,798	$93,164	$188,902	$67,812
Change in Control	$—	$—	$—	$—	$206,049	$181,503	$—
Disability	$1,925,000	$1,800,000	$4,331,250	$—	$206,049	$188,902	$101,718
Death	$1,925,000	$—	$—	$—	$206,049	$49,703	$—

(1)	“Average Annual Bonus” is defined in the named executive officers’ employment agreements as the average of the executive’s two largest regular annual bonus amounts received in the most recent five calendar years (with respect to Mr. Bewkes) or three calendar years (with respect to the other named executive officers) through the effective date of termination (or average of target bonus and any actual bonus paid if fewer than two years of bonus had been earned). Because the deemed termination date is December 31, 2010, the pro rata portion would be equal to 100% of the applicable average annual bonus.

(2)	“Base Salary Continuation” reflects the payment by the Company of (i) 100% of the named executive officer’s base salary in effect immediately prior to the termination of employment during his severance period or (ii) 75% of such base salary during his disability period, as applicable. The amounts shown for disability do not reflect any reductions for other sources of disability payments received by the named executive officer.

(3)	“Bonus Continuation” reflects the payment by the Company of (i) 100% of the named executive officer’s average annual bonus during his severance period or (ii) 75% of such average annual bonus during his disability period, as applicable.

(4)	“Group Benefits Continuation” reflects the cost to the Company of the named executive officer’s continued participation in the Company’s group benefit plans (consisting of medical and dental insurance coverage, $50,000 of basic life insurance coverage, and accidental death and disability insurance coverage) during his severance period. During the severance period, none of the named executive officers would be eligible to participate in any disability programs or accrue any benefit service or make any deferrals or contributions under the Company’s qualified or nonqualified retirement plans. The table excludes the cost of providing these group benefits to the named executive officers during their respective disability periods, because these benefits are available generally to all of the Company’s salaried employees during a disability period under the Company’s benefit programs.

(5)	The table above includes the aggregate intrinsic value of (i) PSUs having a 2009-2011 performance period, (ii) PSUs having a 2010-2012 performance period, and (iii) in the case of Mr. Bewkes only, the Upfront PSUs, which have a 2008-2012 performance period. The table above does not include the intrinsic value of the PSUs having a 2008-2010 performance period, because (a) the named executive officers would have served for the full performance period so that a termination of employment on December 31, 2010 (without a change in control of the Company) would not have enhanced the value or accelerated the vesting of these PSUs, and (b) a change in control of the Company on December 31, 2010 would have resulted in accelerated vesting of these PSUs by a short period of time (i.e., vesting on December 31, 2010 instead of March 7, 2011).

Termination without Cause/Material Breach	The number of PSUs that would vest is determined based on the PSU performance achieved for the full performance period, except with respect to the Upfront PSUs where the payout would be determined based on the highest performance level achieved during the full performance period. The number of PSUs that would vest would also be pro-rated by multiplying the number of PSUs that would vest by a fraction, the numerator of which is the number of days from the grant date through the last day of the severance period, and the denominator of which is the number of days from the grant date through the last day of the applicable performance period (the “Full Performance Period”).
Because the actual number of PSUs that will vest would not be known until after the applicable performance period has ended, the intrinsic value of the PSUs that would vest was calculated assuming the achievement of the target performance level, except that the intrinsic value of the Upfront PSUs was determined based on a payout of 120.9% of the target Upfront PSUs, reflecting the highest performance level achieved as of December 31, 2010.
Retirement	Among the named executive officers, only Mr. Bewkes satisfied the requirements for retirement treatment of the PSU awards as of December 31, 2010. The same assumptions used in calculating the intrinsic value of PSUs following a termination without cause were applied to the calculations of the intrinsic value of Mr. Bewkes’ PSUs that would vest following retirement, except that pro rata calculations used a numerator consisting of the number of days from the grant date to the retirement date. The intrinsic value of the PSUs that would vest was calculated as described above under “Termination without Cause/Material Breach.”

Change in Control	The number of PSUs that would vest is the sum of the following amounts: (i) the number of PSUs that would vest based on the actual performance level achieved from the grant date through December 31, 2010, multiplied by a fraction, the numerator of which is the number of days from the grant date through the date of the change in control, and the denominator of which is the Full Performance Period, and (ii) the number of target PSUs multiplied by a fraction, the numerator of which is the number of days from the date of the change in control through the last day of the performance period, and the denominator of which is the Full Performance Period.

Disability	The number of PSUs that would vest is determined based on the PSU performance achieved for the full performance period (including with respect to the Upfront PSUs). The number of PSUs that would vest would also be pro-rated by multiplying the number of PSUs that would vest by a fraction, the numerator of which is the number of days from the grant date through the last day of the disability period, and the denominator of which is the Full Performance Period. Because the actual number of PSUs that will vest would not be known until after the applicable performance period has ended, the intrinsic value of the PSUs that would vest was calculated assuming the achievement of the target performance level.

Death	With respect to the Upfront PSUs and the PSUs having a 2009-2011 performance period, the values provided in the table above are based on the Company’s performance achieved as of December 31, 2010. With respect to the PSUs having a 2010-2012 performance period, because the date of death would have occurred prior to the first anniversary of the grant date, the values provided in the table above are based on the achievement of the target performance level (without regard to the actual performance level achieved through that date) in accordance with the terms of the PSU agreements. With respect to all PSUs held by the named executive officers, the number of PSUs that would vest would also be pro-rated by multiplying the number of PSUs that would vest by a fraction, the numerator of which is the number of days from the grant date through the date of death, and the denominator of which is the Full Performance Period.

(6)	Other Benefits. The following table presents the components of the “Other Benefits” amount for each scenario:

Jeffrey L. Bewkes
•     Termination without Cause/Material Breach: (i) $1,312,572 representing the present value of the cost to the Company for maintaining his split-dollar life insurance policy for the estimated duration of his life (based on the assumption that Mr. Bewkes would no longer serve as an executive officer or a director of the Company after December 31, 2010), (ii) $125,000 for the cost of providing comparable office space and secretarial support for one year after termination (based on the allowance for this benefit), (iii) $60,000 for the reimbursement of financial services for the severance period (based on an allowance of $30,000 per year) and (iv) $21,672 as the premium payments that Mr. Bewkes would have to pay to obtain group universal life insurance (with a value equal to two times his base salary minus $50,000) for the severance period.

•     Following Mr. Bewkes’ retirement or a change in control of the Company, his “Other Benefits” would consist solely of the Company’s maintenance of his split-dollar life insurance policy for the estimated duration of his life. The present value of the cost to the Company for maintaining this policy is based on the following assumptions: (i) for the retirement scenario, the assumption that the Company would recommence its payment of premiums following the annual meeting for the year in which Mr. Bewkes would reach age 72, which is the mandatory retirement age for the Company’s directors under the Corporate Governance Policy and (ii) for the change in control scenario, the assumption that Mr. Bewkes would no longer serve as an executive officer or a director of the Company after December 31, 2010 such that the Company would resume its payment of premiums on January 1, 2011.

•     Following Mr. Bewkes’ disability, his “Other Benefits” would be identical to the benefits following a termination without cause or a material breach of Mr. Bewkes’ employment agreement by the Company, except that he would not receive the office space and secretarial support described above.

     The amounts in the table above relating to Mr. Bewkes’ split-dollar life insurance policy reflect the time value of money with respect to the premiums that the Company expects to pay when Mr. Bewkes no longer serves as an executive officer or director of the Company until the date of his death (based on the RP-2000 Mortality Table). The actual aggregate premium amounts that the Company will pay may differ from the estimated amounts depending on when Mr. Bewkes is no longer an executive officer or director of the Company and the length of his life.

John K. Martin, Jr.
•     Termination without Cause/Material Breach: (i) $60,000 for the reimbursement of financial services (based on an allowance of $30,000 per year) and (ii) $6,804, which is equal to two times the premium payments that an employee would have to pay to obtain standard group universal life insurance with a value of $3.0 million.

•     Disability: (i) $90,000 for the reimbursement of financial services (based on an allowance of $30,000 per year) and (ii) $10,206, which is equal to two times the premium payments that an employee would have to pay to obtain standard group universal life insurance with a value of $3.0 million.

Paul T. Cappuccio
•     Termination without Cause/Material Breach: (i) $60,000 for the reimbursement of financial services (based on an allowance of $30,000 per year) and (ii) $11,970, which is equal to two times the premium payments that an employee would have to pay to obtain standard group universal life insurance with a value of $3.0 million.

•     Disability: (i) $90,000 for the reimbursement of financial services (based on an allowance of $30,000 per year) and (ii) $17,955, which is equal to two times the premium payments that an employee would have to pay to obtain standard group universal life insurance with a value of $3.0 million.

Gary L. Ginsberg
•     Termination without Cause/Material Breach: (i) $60,000 for the reimbursement of financial services (based on an allowance of $30,000 per year) and (ii) $7,812, which is equal to two times the premium payments that an employee would have to pay to obtain standard group universal life insurance with a value of $3.0 million.

•     Disability: (i) $90,000 for the reimbursement of financial services (based on an allowance of $30,000 per year) and (ii) $11,718, which is equal to two times the premium payments that an employee would have to pay to obtain standard group universal life insurance with a value of $3.0 million.

Resignation of Patricia Fili-Krushel

Ms. Fili-Krushel resigned her position and employment with the Company, effective January 1, 2011, to accept a position with another company. In connection with her departure, the Company and Ms. Fili-Krushel entered into a letter agreement in which the Company (i) agreed to waive the non-competition covenant in her employment agreement solely as it relates to her acceptance of the offer of employment and service as the Chief Administrative Officer of NBCUniversal and (ii) confirmed that Ms. Fili-Krushel would be paid a bonus for her service in 2010.

In February 2011, Ms. Fili-Krushel received a $2.4 million bonus for her service in 2010 (reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table

above). Other than her 2010 bonus and salary through January 1, 2011, Ms. Fili-Krushel received no cash compensation from the Company following her departure. Information regarding her retirement benefits under the Company’s pension plans and her balance under the Company’s nonqualified deferred compensation plan is provided in the Pension Benefits Table and the Nonqualified Deferred Compensation Table, respectively.

Equity Awards.  Because Ms. Fili-Krushel satisfied the requirements for retirement treatment of her equity awards on January 1, 2011, all of her outstanding stock options and RSUs vested effective January 1, 2011, and a pro rata portion of her outstanding PSUs will vest based on the performance achieved at the end of each applicable performance period. The pro rata portion of her PSUs will be determined by multiplying the number of PSUs that would vest (based on the performance achieved) by a fraction, the numerator of which is the number of days from the grant date through January 1, 2011 and the denominator of which is the applicable Full Performance Period. The final payout with respect to her PSUs granted in 2010 will also include any retained distributions on the PSUs that vest, based on the regular quarterly cash dividends paid on the Common Stock while the PSUs were outstanding.

Because the vesting date of January 1, 2011 occurred on a holiday, the intrinsic value of Ms. Fili-Krushel’s equity grants was calculated based on the average of the closing sale prices of Common Stock on the NYSE Composite Tape on December 31, 2010 and January 3, 2011, which was $32.28 per share. Based on the price of $32.28 per share, the intrinsic value of her stock options and RSUs that vested on January 1, 2011 was $3,249,192. The delivery of the shares underlying the RSUs that vested has been deferred by six months in compliance with Section 409A of the Internal Revenue Code. Based on the price of $32.28 per share and the assumption that the target performance level would be achieved at the end of the applicable performance period, the intrinsic value of her PSUs with performance periods ending in 2011 and 2012 that would vest on a pro rata basis following her departure is $546,985. The actual number of the PSUs that will vest and their intrinsic value will not be known until after the full performance periods have ended. With respect to Ms. Fili-Krushel’s PSUs having a 2008-2010 performance period, the full performance period had ended at the time of her departure and, on March 7, 2011, she received 12,214 shares of Common Stock, reflecting a payout of 97.2% of her target PSUs, which had an intrinsic value of $449,231, based on the $36.78 closing price of Common Stock on the NYSE Composite Tape on the vesting date.

Separation of Edward Adler

In May 2010, the Company entered into a separation agreement with Mr. Adler in connection with the end of his employment effective July 31, 2010. In addition to the compensation and benefits described below, Mr. Adler’s separation agreement also provides that the Company will retain his services as an independent contractor through July 30, 2011 and will pay Mr. Adler $10,000 per month for the services. For additional details regarding such arrangement and a similar arrangement with HBO, see “Consulting Agreements” below.

Post-Employment Payments and Benefits.  Consistent with Mr. Adler’s employment agreement, the separation agreement provided that the Company will pay or provide to Mr. Adler (i) his base salary and pro rata average annual bonus through July 31, 2010, and (ii) during his two-year severance period ending on July 31, 2012, his base salary (payable on the Company’s normal payroll payment dates), his average annual bonus (payable annually in a lump sum in respect of each year of his severance period), continued participation in certain of the Company’s group benefit plans as described in footnote (4) to the table above, and certain other payments and benefits, as described below. Mr. Adler’s “average annual bonus” is defined in his employment agreement as the average of his two largest regular annual bonus amounts received in the most recent three calendar years through the effective date of the end of his employment. Mr. Adler remains subject to the restrictive covenants described above under “Employment Agreements,” including a one-year non-competition covenant.

Information regarding his retirement benefits under the Company’s pension plans and his balance under the Company’s nonqualified deferred compensation plan is provided in the Pension Benefits Table and the Nonqualified Deferred Compensation Table, respectively.

In accordance with his separation agreement and employment agreement, Mr. Adler received or is entitled to receive the following payments or benefits following the end of his employment: (i) $442,250, representing his pro rata “average annual bonus” for his service through July 31, 2010, which was paid in February 2011, (ii) $1.16 million representing the aggregate amount of his base salary that would be paid during his severance period, (iii) $1.525 million representing the sum of the payments of his average annual bonus during his severance period, and (iv) $90,070 in other benefits consisting of (1) $60,000 for the maximum reimbursement of financial services provided during his severance period (based on an allowance of $30,000 per year for such benefits), (2) $25,152 for life insurance premium payments based on GUL insurance with a value of $3.0 million for the severance period, and (3) $4,918 reflecting the incremental cost to the Company of providing him with secretarial services from August 1, 2010 through September 17, 2010. The incremental cost to the Company of providing Mr. Adler with insurance coverage during his severance period (in addition to the coverage that he would otherwise receive under the Company’s post-retirement benefit programs) is $541.

Equity Awards.  Because Mr. Adler satisfied the requirements for retirement treatment of his equity awards on July 31, 2010, (i) all of his RSUs vested effective August 1, 2010, (ii) a pro rata portion of his outstanding PSUs will vest based on the performance achieved at the end of the applicable performance period and (iii) all of his stock options will continue to vest during his severance period and any stock options that remain outstanding at the end of his severance period will vest at such time. The pro rata portion of his PSUs will be determined by multiplying the number of PSUs that would vest (based on the performance achieved) by a fraction, the numerator of which is the number of days from the grant date through the end of the severance period on July 31, 2012, and the denominator of which is the applicable Full Performance Period. The final payout with respect to his PSUs granted in 2010 will also include any retained distributions on the PSUs that vest, based on the regular quarterly cash dividends paid on the Common Stock while the PSUs were outstanding.

Because the vesting date of August 1, 2010 occurred on a Sunday, the intrinsic value of Mr. Adler’s equity grants was calculated based on the average of the closing sale prices of Common Stock on the NYSE Composite Tape on July 30, 2010 and August 3, 2010, which was $31.995 per share. Based on the price of $31.995 per share, the intrinsic value of his RSUs that vested on August 1, 2010 and his stock options (all of which will vest either during or at the end of his severance period) was $2,358,518. Based on the price of $31.995 per share and the assumption that the target performance level would be achieved at the end of the applicable performance period, the intrinsic value of his PSUs with performance periods ending in 2011 and 2012 that would vest following his departure is $756,170. The actual number of the PSUs that will vest and their intrinsic value will not be known until after the full performance periods have ended. Mr. Adler’s PSUs having a 2008-2010 performance period vested on March 7, 2011, and he received 9,030 shares of Common Stock, reflecting a payout of 97.2% of his target PSUs, which had an intrinsic value of $332,123, based on the $36.78 closing price of Common Stock on the NYSE Composite Tape on the vesting date.

Consulting Agreements.  In June 2010, Mr. Adler entered into consulting agreements with each of the Company and its subsidiary Home Box Office, Inc. pursuant to which Mr. Adler has agreed to provide consulting services on communications projects from July 31, 2010 through July 30, 2011, at a rate of $10,000 per month, payable by each of the Company and Home Box Office, Inc. The Company and Home Box Office, Inc. paid an aggregate of $100,000 to a consulting firm owned by Mr. Adler for his consulting services provided in 2010. The same consulting firm also entered into an agreement with Home Box Office, Inc., pursuant to which Mr. Adler provided consulting services on communications projects to Home Box Office, Inc. during May 2010 and Home Box Office, Inc. paid $10,000 to such firm for the services. The aggregate consulting fees paid by the Company and Home Box Office, Inc. for Mr. Adler’s consulting services in 2010 are included in the All Other Compensation column in the Summary Compensation Table.

Additional Information

The Company is obligated to indemnify its officers and directors under certain circumstances to the fullest extent permitted by Delaware law. The Company has purchased insurance that covers its directors and officers for liabilities incurred by them in their capacities as directors and officers of the Company and its subsidiaries. Under this insurance program, the Company is reimbursed for payments made to directors or officers as required or permitted by the indemnification provisions of the Company’s By-laws and Delaware law. This insurance also provides coverage under certain circumstances to individual directors and officers if they are not indemnified by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no such filings were required, the Company believes that during 2010, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements in a timely manner, except that a Form 4 was filed late on February 2, 2011, on behalf of Paul D. Wachter, a director of the Company, to report the purchase of 3,000 shares of Common Stock by The Wachter Family Trust on December 15, 2010.

OTHER PROCEDURAL MATTERS

Procedures for Submitting Stockholder Proposals

Proposals for Inclusion in the Proxy Statement.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. To be included for the 2012 annual meeting of stockholders, proposals from stockholders must be received by the Company no later than December 10, 2011, and must otherwise comply with the requirements of Rule 14a-8.

Proposals not Included in the Proxy Statement.  In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2012 annual meeting of stockholders, such a proposal must be received by the Company on or after January 21, 2012 but no later than February 20, 2012. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present the proposal at such meeting, the Company is not required to present the proposal for a vote at the meeting.

Procedures for Submitting Director Recommendations and Nominations

Submitting Director Recommendations to the Nominating Committee.  The Nominating Committee has adopted a policy statement regarding its consideration of director candidates recommended by stockholders. It is the Nominating Committee’s policy to apply the same criteria in reviewing director candidates, regardless of whether the candidate is proposed by a stockholder or is identified through another source. If a stockholder would like the Nominating Committee to consider an individual as a candidate for election to the Board of Directors, the stockholder must submit a written notice (containing the information specified in the policy statement to the

Nominating Committee) by no later than September 1 of the year prior to the annual stockholders meeting at which the candidate would seek to be elected. The policy statement may be found on the Company’s corporate governance webpage at www.timewarner.com/governance.

Stockholder Nominations Submitted to Stockholders.  The Company’s By-laws provide that stockholders may nominate persons for election as directors at the Company’s stockholders meeting by (i) giving timely written notice to the Company containing the stockholder nomination and all information specified in the By-laws about the proponent and each nominee and (ii) appearing or sending a qualified representative to present such nomination at the stockholders meeting. The Company’s By-laws require that, to be timely and proper, notice of a nomination by a stockholder must be delivered to or mailed to and received at the Company’s principal executive offices as follows:

•	Annual Stockholders Meetings. For elections to be held at an annual meeting of the stockholders, at least 90 days and no more than 120 days before the first anniversary of the date of the annual meeting of stockholders for the prior year. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be delivered or received no earlier than the 120th day before the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day after the day on which the date of such meeting is first publicly announced.

•	Special Stockholders Meetings. For elections that are going to take place at a special meeting of the stockholders, no earlier than the 90th day before the special meeting and no later than the close of business on the later of the 60th day before the special meeting or the 10th day after the day on which the date of the special meeting and the names of the nominees to be elected at the meeting are first publicly announced.

•	Other Circumstances. Additionally, if the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board at least 90 days before the first anniversary of the date of the prior year’s annual meeting, a stockholder’s notice will also be timely with respect to nominees for any new positions if it is delivered to or mailed to and received by the Company not later than the 10th day after the public announcement is made.

Address.  All recommendations or nominations by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary of the Company at One Time Warner Center, New York, NY 10019-8016.

Communicating with the Board of Directors

The Company’s independent directors have adopted a policy statement that sets forth how stockholders may communicate with directors. Pursuant to that policy statement, stockholders, employees and others interested in communicating with the Company’s Chairman of the Board should write to the address below:

Jeffrey L. Bewkes
Chairman of the Board and Chief Executive Officer
c/o Office of the Corporate Secretary
Time Warner Inc.
One Time Warner Center
New York, NY 10019-8016

Stockholders and other interested parties who wish to communicate directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

[Name of Director or Director Committee/Group]
c/o Office of the Corporate Secretary
Time Warner Inc.
One Time Warner Center
New York, NY 10019-8016

BY ORDER OF THE BOARD OF DIRECTORS,

     Paul F. Washington
       Corporate Secretary

April   , 2011

ANNEX A

Proposed Amendment to the Restated Certificate of Incorporation of Time Warner Inc.

[Deletions indicated by strike-out; additions indicated by underline]

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors or such greater vote as shall be specified in the By-laws of the Corporation. ~~In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation (“Voting Stock”), voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.~~

ARTICLE VIII

~~In addition to any requirements of law and any other provisions of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VIII, Article IX, or Section 5 of Article IV, of this Restated Certificate of Incorporation. Subject to the foregoing provisions of this Article VIII, t~~The Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

A-1

ANNEX B

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
TIME WARNER INC.

Time Warner Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article VII thereof and inserting the following in lieu thereof:

“ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors or such greater vote as shall be specified in the By-laws of the Corporation.”

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article VIII thereof and inserting the following in lieu thereof:

“ARTICLE VIII

The Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.”

3. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Time Warner Inc. has caused this Certificate of Amendment to be executed by a duly authorized officer on this           day of          , 2011.

TIME WARNER INC.

By:
Name:
Title:

B-1

Directions to Time Warner’s Annual Meeting
Omni Hotel (North Tower) at CNN Center in Atlanta, Georgia

From the North
THURMOND ST.
MARIETTA ST.
CENTENNIAL OLYMPIC PARK DR.
WILLIAMS ST.
SPRING ST.
HARRIS ST.
PEACHTREE ST.
ANDREW YOUNG INTERNATIONAL BLVD.
From the Airport and the South
Meeting: Omni North Tower
International Plaza/Red Deck Parking
GEORGIA DOME
ANDREW YOUNG INTERNATIONAL BLVD.
INTERNATIONAL PLAZA/ RED DECK PARKING
PHILIPS ARENA
CNN CENTER
OMNI HOTEL SOUTH
CARNEGIE WAY
WILLIAMS ST.
LUCKIE ST.
WALTON ST.
SPRING ST.
POPLAR ST.
CONE ST.
FAIRLIE ST.
MARIETTA ST.
FORSYTH ST.
BROAD ST.
PEACHTREE ST.
RHODES ST.
CARTER ST.
GEORGIA DOME DR.
NORTHSIDE DR.
MANGUM ST.
CENTENNIAL OLYMPIC PARK DR.
SPRING ST.
MARTIN LUTHER KING JR. DR.
MITCHELL ST.
From I-20

From the Hartsfield-Jackson Atlanta International Airport and the South:

Take I-75/85 north to the Andrew Young International Blvd. (Exit 248C). Turn left onto Andrew Young International Blvd. Turn left onto Centennial Olympic Park Drive. Pass Philips Arena on the right and turn right onto Andrew Young International Blvd. The International Plaza Parking Deck (Red Deck) is on the right, directly across from the Georgia Dome stadium. After parking, follow the directions below to reach the meeting location.

From the North:

Take I-75/85 south to Williams Street (Exit 249C). Williams Street bears to the right. Go five blocks on Williams and make a right onto Andrew Young International Blvd. Go one block and make a left onto Centennial Olympic Park Drive. Pass Philips Arena on the right and turn right onto Andrew Young International Blvd. The International Plaza Parking Deck (Red Deck) is on the right, directly across from the Georgia Dome stadium. After parking, follow the directions below to reach the meeting location.

From the West:

Take I-20 east to Spring Street (Exit 56B). Turn left onto Spring Street, left onto Marietta Street and left onto Centennial Olympic Park Drive. Pass Philips Arena on the right and turn right onto Andrew Young International Blvd. The International Plaza Parking Deck (Red Deck) is on the right, directly across from the Georgia Dome stadium. After parking, follow the directions below to reach the meeting location.

From the East:

Take I-20 west to Spring Street (Exit 56B). Turn right onto Spring Street, left onto Marietta Street and left onto Centennial Olympic Park Drive. Pass Philips Arena on the right and turn right onto Andrew Young International Blvd. The International Plaza Parking Deck (Red Deck) is on the right, directly across from the Georgia Dome stadium. After parking, follow the directions below to reach the meeting location.

Directions From the International Plaza Parking Deck (Red Deck) to the Omni Hotel:

To walk to the meeting location from the parking facility, exit the Red Deck on the International Blvd. level, cross to the north side of the street (toward the Georgia World Congress Center). Proceed east on Andrew Young International Blvd. to the Omni Hotel. Upon entering the Omni Hotel, take the elevators or escalators in the North Tower of the hotel to the 4th floor to the Grand Ballroom.

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/TWX • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1. 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 — James L. Barksdale 02 — William P. Barr 03 — Jeffrey L. Bewkes 04 — Stephen F. Bollenbach 05 - Frank J. Caufield 06 — Robert C. Clark 07 — Mathias Döpfner 08 — Jessica P. Einhorn 09 — Fred Hassan 10 — Michael A. Miles 11 — Kenneth J. Novack 12 — Paul D. Wachter 13 — Deborah C. Wright B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 and 5, and for every “3 YEARS” on Proposal 4. For Against Abstain For Against Abstain 2. Ratification of Appointment of Independent Auditors. 3. Advisory Vote on Executive Compensation. 3 Yrs 2 Yrs 1 Yr Abstain 4. Advisory Vote on the Frequency of Holding an 5. Approval of an Amendment to the Company’s Restated Certificate of Advisory Vote on Executive Compensation. Incorporation to Remove Absolute Majority Vote Provisions in the Form Attached to the Accompanying Proxy Statement as Annex B. C Proposals — The Board of Directors recommends a vote AGAINST Proposal 6. For Against Abstain 6. Stockholder Proposal on Shareholder Action by Written Consent. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — E ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 1 1 3 4 4 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01APOD

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — TIME WARNER INC. + Proxy Solicited on Behalf of the Board of Directors of Time Warner Inc. for the Annual Meeting of Stockholders on May 20, 2011 The undersigned hereby acknowledges receipt of the Time Warner Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Paul T. Cappuccio, John K. Martin, Jr. and Karen Magee, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of Time Warner Inc. on Friday, May 20, 2011, and any adjournment or postponement thereof, and to vote on the matters indicated all the shares of Common Stock that the undersigned would be entitled to vote if personally present. This proxy when properly executed will be voted in the manner directed herein. If this proxy is executed but no direction is made, this proxy will be voted FOR all nominees listed, FOR Proposals 2, 3 and 5, for every “3 YEARS” on Proposal 4, and AGAINST Proposal 6. Please mark, date and sign this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope or submit your proxy by telephone or the Internet. Continued and to be voted on reverse side. D Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. E Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — E ON BOTH SIDES OF THIS CARD. +

TIME WARNER INC. ONE TIME WARNER CENTER NEW YORK, NY 10019 You must provide instructions to the Trustee by May 17, 2011 for your instructions to be tabulated. You may issue instructions by telephone or the Internet until 11:59 P.M. (Eastern Time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by 5:00 P.M. (Eastern Time) on May 17, 2011. If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. If you do not provide instructions to the Trustee, the Trustee will vote your interests as required by the terms of the Plan and described on the reverse side of the card. You may send your voting instructions to the Trustee on the Internet, over the telephone or by mail, as follows: PROVIDE VOTING INSTRUCTIONS BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 17, 2011. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PROVIDE VOTING INSTRUCTIONS BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 17, 2011. Have your voting instruction card in hand when you call and then follow the instructions. PROVIDE VOTING INSTRUCTIONS BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M33203-P10234 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. TIME WARNER INC. Instructions to Vote on Directors — The Board of Directors recommends a vote FOR all nominees in Proposal 1. 1. Election of Directors. For Against Abstain Nominees: 1a. James L. Barksdale 0 0 0 1b. William P. Barr 0 0 0 Instructions to Vote on Proposals - The Board of Directors 1c. Jeffrey L. Bewkes 0 0 0 recommends a vote FOR Proposals 2, 3 and 5, for every For Against Abstain “3 YEARS” on Proposal 4 and AGAINST Proposal 6. 1d. Stephen F. Bollenbach 0 0 0 2. Ratification of Appointment of Independent Auditors. 0 0 0 1e. Frank J. Caufield 0 0 0 3. Advisory Vote on Executive Compensation. 0 0 0 1f. Robert C. Clark 0 0 0 3 Years 2 Years 1 Year Abstain 1g. Mathias Döpfner 0 0 0 4. Advisory Vote on the Frequency of Holding an 0 0 0 0 Advisory Vote on Executive Compensation. 1h. Jessica P. Einhorn 0 0 0 For Against Abstain 1i. Fred Hassan 0 0 0 5. Approval of an Amendment to the Company’s Restated 0 0 0 Certificate of Incorporation to Remove Absolute Majority Vote Provisions in the Form Attached to the Accompanying 1j. Michael A. Miles 0 0 0 Proxy Statement as Annex B. 1k. Kenneth J. Novack 0 0 0 1l. Paul D. Wachter 0 0 0 6. Stockholder Proposal on Shareholder Action by 0 0 0 Written Consent. 1m. Deborah C. Wright 0 0 0 Please indicate if you plan to attend this meeting. 0 0 Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS BY TELEPHONE, INTERNET OR MAIL TIME WARNER SAVINGS PLAN ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Time Warner Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Please fold and detach card at perforation before mailing. M33204-P10234 Time Warner Inc. CONFIDENTIAL VOTING INSTRUCTIONS Instructions solicited by Fidelity Management Trust Company on behalf of the Board of Directors for the Time Warner Inc. Annual Meeting of Stockholders on May 20, 2011. The undersigned hereby instructs Fidelity Management Trust Company (“Fidelity”), as Trustee, to vote as follows by proxy at the Annual Meeting of Stockholders of Time Warner Inc. to be held on May 20, 2011, and at any adjournment thereof, the undersigned’s proportionate interest in the shares of Time Warner Inc. Common Stock held in the Time Warner Inc. Stock Fund under the Time Warner Savings Plan (the “Plan”). Under the provisions of the Trust relating to the Plan, Fidelity, as Trustee, is required to request your confidential instructions as to how your proportionate interests in the shares of Time Warner Inc. Common Stock held in the Time Warner Inc. Stock Fund under the Plan (an “interest”) is to be voted at the Annual Meeting of Stockholders scheduled to be held on May 20, 2011. Your instructions to Fidelity will not be divulged or revealed to anyone at Time Warner Inc. If Fidelity does not receive your instructions on or prior to 5:00 P.M. (Eastern Time) via a voting instruction card or 11:59 P.M. (Eastern Time) via telephone or the Internet on May 17, 2011, your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan (“PAYSOP”) and the WCI Employee Stock Ownership Plan (“WCI ESOP”) will not be voted and (b) the remainder of the Plan accounts, if any, will be voted at the Annual Meeting in the same proportion as other participants’ interests in the Plan for which Fidelity has received voting instructions (excluding PAYSOP and WCI ESOP accounts). If this card is signed but no direction is made, Fidelity will vote the undersigned’s proportionate interest FOR all nominees listed, FOR Proposals 2, 3 and 5, for every “3 YEARS” on Proposal 4 and AGAINST Proposal 6. (PLEASE SIGN AND DATE ON THE REVERSE SIDE)